Exhibit 10.1

Execution Version

AMENDED AND RESTATED FINANCING AGREEMENT

Dated as of September 18, 2026

among

DEVELOPMENT VAULT, LLC
(as Borrower)

S2G BUILDERS SPECIAL OPPORTUNITIES FUND I, LP
(as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties)

and

THE LENDERS PARTY HERETO

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS AND RULES OF INTERPRETATION    2
1.1    Definitions    2
1.2    Rules of Interpretation    35
ARTICLE 2 GENERAL PROVISIONS RELATING TO FACILITIES    36
2.1    The Facilities    36
2.2    Commitments; Decrease of Commitment.    40
2.3    Fees    41
2.4    Other Payment Terms    42
2.5    Pro Rata Treatment    48
2.6    Change of Circumstances    48
2.7    Alternate Office; Minimization of Costs    50
2.8    Incremental Commitments    51
2.9    Security Agreements    52
2.10    Defaulting Lenders    53
ARTICLE 3 CONDITIONS PRECEDENT    54
3.1    Conditions Precedent to the A&R Effective Date    54
3.2    Conditions Precedent to Advances    57
3.3    Conditions Precedent to All Advances    60
3.4    No Approval of Work    62
ARTICLE 4 REPRESENTATIONS AND WARRANTIES    62
4.1    Representations and Warranties    62
4.2    Representations, Warranties and Covenants of Lenders.    72
ARTICLE 5 AFFIRMATIVE COVENANTS    73
5.1    Financial Statements; Reporting    73
5.2    Construction Progress and Operations Reports and Notices    76
5.3    Project Company Documents    76
5.4    UCC Matters; Protection and Perfection of Security Interests    76
5.5    Access to Certain Documentation and Information Regarding a Project.    77
2

5.6    Existence and Rights; Compliance with Laws.    77
5.7    Books and Records; Board Materials.    77
5.8    Taxes.    77
5.9    Maintenance of Properties.    78
5.10    ERISA.    78
5.11    Use of Proceeds    78
5.12    Change of State of Organization; Names, Etc    79
5.13    Insurance    79
5.14    Enforcement of Contracts    79
5.15    Maintenance of Separate Existence    80
5.16    Government Approvals    80
5.17    Title    80
5.18    Indemnification    80
5.19    Subsidiary Guarantors    82
5.20    Environmental Matters    82
5.21    Compliance with Anti-Money Laundering Laws; Anti-Corruption Laws; OFAC Laws    83
5.22    Energy Regulatory Matters    83
5.23    Event of Eminent Domain    84
5.24    Real Estate    84
5.25    Lender Calls    84
5.26    Change in Tax Law    84
5.27    Acquisitions    84
5.28    Monetization Event    84
5.29    ESG & Impact Provisions.    84
5.30    Post-Closing Obligations    86
ARTICLE 6 NEGATIVE COVENANTS    86
6.1    Business Activities; Subsidiaries    86
6.2    Sales, Liens, Etc    86
6.3    Indebtedness    87
6.4    Loans and Advances    87
3

6.5    Dividends, Etc    87
6.6    Mergers, Etc    87
6.7    Investments    87
6.8    Change in Organizational Documents    87
6.9    Transactions With Affiliates    87
6.10    Sale and Lease-Back Transactions    88
6.11    Project Company Documents    88
6.12    Regulations    89
6.13    Partnerships    89
6.14    Equity Interests    89
6.15    Environmental Matters    89
6.16    Anti-Money Laundering Laws; Anti-Corruption and Bribery Laws; OFAC Laws.    89
ARTICLE 7 APPLICATION OF FUNDS    90
7.1    Establishment of Collateral Accounts    90
7.2    Disbursement Account    90
7.3    Loss Proceeds Accounts    91
7.4    Proceeds Account    91
7.5    Monetization Event Account    92
7.6    ITC Reserve Account    93
7.7    Interest in Collateral Accounts    94
7.8    Event of Default    95
ARTICLE 8 EVENTS OF DEFAULT; REMEDIES    95
8.1    Events of Default    95
8.2    Remedies    100
ARTICLE 9 AGENT; SUBSTITUTION    101
9.1    Appointment, Powers and Immunities; Force Majeure    101
9.2    Reliance by Agents    104
9.3    Non-Reliance    105
9.4    Defaults    105
9.5    Indemnification    105
4

9.6    Successor Agents    106
9.7    Authorization.    107
9.8    Other Rights and Powers of Administrative Agent    107
9.9    Amendments    108
9.10    Withholding Tax    109
9.11    General Provisions as to Payments    110
9.12    Substitution of Lender    110
9.13    Participations    111
9.14    Assignments    112
9.15    Laws    113
9.16    Assignability to Federal Reserve Bank    113
9.17    Response to the Borrower Requests    113
9.18    Administrative Agent Delivery to Lenders    113
9.19    Exercise of Discretion.    113
9.20    Erroneous Payments    114
ARTICLE 10 INDEPENDENT CONSULTANTS    117
10.1    Removal and Fees    117
10.2    Duties    117
10.3    Independent Consultant’s Certificates    117
10.4    Certification of Dates    118
ARTICLE 11 MISCELLANEOUS    118
11.1    Addresses    118
11.2    Additional Security; Right to Set-Off    119
11.3    Delay and Waiver    120
11.4    Costs, Expenses and Attorneys’ Fees; Syndication    120
11.5    Attorney In Fact    121
11.6    Entire Agreement    121
11.7    Governing Law    122
11.8    Severability    122
11.9    Headings    122
11.10    Accounting Terms    122
5

11.11    Additional Financing    122
11.12    No Partnership, Competitors    122
11.13    Limitation on Liability    123
11.14    Waiver of Jury Trial    123
11.15    Consent to Jurisdiction    123
11.16    Usury    124
11.17    Successors and Assigns    124
11.18    Confidentiality    124
11.19    Counterparts    125
11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    126
11.21    Certain ERISA Matters    126
11.22    Acknowledgement Regarding Any Supported QFCs.    127
11.23    Patriot Act Notification    129
11.24    Platform    129

INDEX OF EXHIBITS
Exhibit A	Form of Note
Exhibit B	Form of Borrower’s Certificate
Exhibit C	Form of Consent to Assignment
Exhibit D-1	Form of Project Company Operating Agreement (Original Form)
Exhibit D-2	Form of Project Company Operating Agreement (Sponsor Form)
Exhibit E Exhibit F Exhibit G	Form of Notice of Borrowing Form of Withdrawal Certificate Form of Pipeline Report
Exhibit H	Form of Impact Report
Exhibit I-1	Form of U.S. Tax Compliance Certificate
Exhibit I-2	Form of U.S. Tax Compliance Certificate
Exhibit I-3	Form of U.S. Tax Compliance Certificate
Exhibit I-4	Form of U.S. Tax Compliance Certificate

INDEX OF SCHEDULES
Schedule IA	Projects
Schedule IB	Eligible Project Criteria
Schedule IC	Required Senior Financing Conditions
6

Schedule ID	Permitted Debt
Schedule II	Project Company Documents
Schedule 2.1(a)	Schedule of Lender Commitments
Schedule 2.7(b)	Lenders/Lending Offices
Schedule 4.1(i)	Taxes
Schedule 4.1(r)(i)	Project Site Control
Schedule 4.1(r)(iii)	Filings
Schedule 4.1(x)	Environmental Matters
Schedule 5.2	Construction Progress and Operations Reports and Notices

7

AMENDED AND RESTATED FINANCING AGREEMENT
This AMENDED AND RESTATED FINANCING AGREEMENT, dated as of September 18, 2026 (the “A&R Effective Date”), is made by and among DEVELOPMENT VAULT, LLC, a Delaware limited liability company (the “Borrower”), EACH OF THE LENDERS party hereto from time to time, S2G BUILDERS SPECIAL OPPORTUNITIES FUND I, LP, a Delaware limited partnership, as the administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”) (this “Agreement”), and amends and restates in its entirety that certain Financing Agreement, dated as of April 16, 2025, by and among Goshe Energy Storage Holdings, LLC, a Delaware limited liability company (“Original Borrower”), Lenders, Administrative Agent, and Collateral Agent (as amended from time to time by the parties thereto prior to the date hereof, the “Original Financing Agreement”).
RECITALS
WHEREAS, Goshe Energy Storage LLC, a Delaware limited liability company (“Original Pledgor”) owns one hundred percent (100%) of the issued and outstanding ownership interests in Original Borrower, and immediately prior to execution of this Agreement, owned one hundred percent (100%) of the issued and outstanding ownership interests in Borrower;
WHEREAS, immediately prior to the execution of this Agreement, Original Pledgor contributed certain direct and indirect subsidiaries of Original Borrower to Borrower, and Original Borrower assigned its obligations and duties under the Original Financing Agreement to Borrower pursuant to that certain Consent and Assignment Agreement, dated as of the date hereof, by and among the parties hereto, the Subsidiary Guarantors (as defined below), Development Vault Holdings, LLC, a Delaware limited liability company (“Pledgor”), Original Borrower, and Original Pledgor (the “Assignment Agreement,” and such assignment, the “Assignment”);
WHEREAS, concurrently with the execution of this Agreement, pursuant to that certain Membership Interest Purchase Agreement, dated as of the date hereof, between Original Pledgor and Energy Vault, Inc., a Delaware corporation (“EVI”) (the “MIPA”), the Original Pledgor sold one hundred percent (100%) of the issued and outstanding ownership interests in Borrower to Pledgor;
WHEREAS, concurrently with the execution of this Agreement, EVI contributed all of the Borrower to Pledgor pursuant to that certain Contribution Agreement, dated as of the date hereof, by and among EVI and Pledgor; and
WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety to reflect the Assignment and certain changes in the agreements among them.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS AND RULES OF INTERPRETATION
1.1    Definitions. The following terms shall have the meanings herein specified unless the context otherwise requires:
“A&R Effective Date” means the date when each of the conditions set forth in Section 3.1 has been satisfied (or, if not satisfied, waived in accordance with the terms of this Agreement).
“A&R Effective Date Payment” means an aggregate amount equal to $1,851,158.68, comprising (a) $1,441,790.82 of accrued interest on the unpaid principal amount of any outstanding Loans from the Closing Date through June 30, 2026 and (b) $409,267.86 of outstanding fees accrued from the Closing Date through June 30, 2026.
“Abandon” means, with respect to any Project, (a) to the extent such Project has achieved COD, such Project has ceased to operate for a period of more than sixty (60) consecutive days or (b) to the extent such Project has not achieved COD, development activities for such Project have ceased for a period of more than thirty (30) consecutive days; except in each case to the extent such cessation is due to (A) delays caused by any event of force majeure under any EPC Contract, provided that such force majeure event is being diligently contested or mitigated by the relevant Project Company, is not reasonably expected to exceed ninety (90) days, and the Borrower has provided a remediation plan acceptable to the Administrative Agent within ten (10) Business Days of such force majeure event, (B) any scheduled intervals during which subcontractors of the EPC Contractor are not scheduled to be working, provided such intervals were identified in the Base Sizing Model and Schedule delivered to and approved by the Administrative Agent, (C) re-sequencing or re-scheduling of subcontractors, trades or construction tasks, provided such changes do not materially delay the achievement of COD, (D) scheduled maintenance or unscheduled maintenance that is required to address emergency situations, that does not exceed ten (10) consecutive days without the Administrative Agent’s written approval, or (E) curtailment to the extent required by the applicable interconnection agreement or market rules that requires cessation of operation of such Project in full.
“Accession Agreement” means a Subsidiary Joinder Agreement in the form of Exhibit A to the Guaranty and Security Agreement (or such other form as is reasonably acceptable to the Administrative Agent and the relevant Additional Guarantor (as defined in the Guaranty and Security Agreement)).

“Account Control Agreement” means the springing Account Control Agreement, dated as of the A&R Effective Date, by and among the Collateral Agent, the Depositary and the Borrower.
“Acquired Project” means an Eligible Project that a Borrower Entity acquires pursuant to an Acquisition Agreement.
“Acquisition Agreement” means each purchase (or similar) agreement pursuant to which a Subsidiary of the Borrower acquires the equity interests in a Project Company or the assets of a Project.
“Additional Project Company Document” means any agreement or contract entered into by, or assigned to, a Project Company subsequent to the initial Advance of Loans in respect of such Project Company that (a) replaces or is substituted for any existing Project Company Document or (b) obligates any party thereto to make payments in an aggregate amount exceeding (i) $100,000 in any calendar year or (ii) $250,000 over its term; provided, however, that any Additional Project Company Document shall cease to be an Additional Project Company Document when (x) all material obligations under such Additional Project Company Document have been performed or paid in full or otherwise terminated in accordance with its terms and not as a result of a breach or default thereunder by any Borrower Entity, or (y) the outstanding principal amount of Loans borrowed with respect to the applicable Project have been repaid in full.
“Administrative Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.
“Advance” means the borrowing of one or more Loans pursuant to this Agreement. For the avoidance of doubt, a continuation or conversion of an existing Loan shall not constitute an Advance.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote fifty percent (50%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors (or Persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided that “Affiliates” shall not include the Sponsor or any of its Affiliates that are not Subsidiaries of, or other entities owned directly or indirectly by, the Pledgor; and provided, further, that (for the avoidance of doubt) none of the Administrative Agent, the Collateral Agent or any

Lender or any Affiliate thereof shall be deemed to be an “Affiliate” of any Borrower Entity for purposes of this Agreement.
“Affiliated Indemnitees” has the meaning assigned to such term in Section 5.19(b).
“Agents” means, collectively or individually, depending on the context, the Administrative Agent, and the Collateral Agent.
“Aggregate Outstanding Exposure” means, as of any date of determination, the sum of (a) the aggregate amount of all unutilized Commitments on such date, plus (b) the aggregate principal amount of all outstanding Loans on such date.
“Agreement” has the meaning assigned to such term in the Recitals.
“Anti-Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the Patriot Act, the Money Laundering Control Act of 1986, and the rules, regulations and other legal requirements promulgated thereunder, or any other United States law or regulation governing such activities or any corresponding laws in the jurisdictions in which any of the Borrower Entities operates or in which proceeds of the Loans will be used.
“Anti-Terrorism Laws” means any laws, regulations or orders of any Governmental Authority of the United States, United Nations, Netherlands, United Kingdom, or the European Union relating to terrorism financing or anti-money laundering, including, but not limited to, the Anti-Money Laundering Laws, the OFAC Laws, the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), and any rules, regulations or other legal requirements promulgated pursuant to or under the authority of any of the foregoing.
“Applicable Rate” means a rate per annum equal to the Current Interest Rate plus the Deferred Interest Rate.
“Applicable Permit” means any Permit, including any zoning, environmental protection, pollution, sanitation, FERC, NERC, PUCT, safety, siting or building Permit (a) that is required under Governmental Rule at any given time in light of the current status of development, construction, ownership or operation of the applicable Project, to develop, construct, operate, maintain, own or use such Project as contemplated by such Project Company’s Operative Documents, to sell electricity, capacity, ancillary services, or environmental credits or benefits therefrom, to enter into any Operative Document or to consummate any transaction contemplated thereby, or (b) that is necessary so that (i) none of the Administrative Agent, the Collateral Agent, any Lender, or any Affiliate of any of them may become subject to, or not exempted from, regulation under the FPA, PUHCA, or any State laws or regulations respecting the rates or the financial or organizational regulation of electric utilities solely as a result of such Administrative Agent, Collateral Agent, any Lender, or any Affiliate of any of them performing any duty or obligation under this Agreement (and without regard to any other business activity or investment or affiliation of the Administrative Agent, the Collateral Agent, any Lender, or any Affiliate of any of them, and without regard for any exercise of remedies in connection with this Agreement by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, or any Affiliate of any of them), or (ii) no Borrower Entity may become subject to, or not exempted from, regulation, with respect to any Project, as a “holding company” under PUHCA, other than regulation to which a holding company that is entitled to the exemptions and waivers set forth at 18 C.F.R. § 366.3(a) is subject in order to maintain such exemptions and waivers.
“Assignment” has the meaning assigned to such term in the Recitals.
“Assignment Agreement” has the meaning assigned to such term in the Recitals.
“Availability Period” means the period commencing on the Closing Date and ending on the date that is 30 days prior to the Maturity Date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the U.S. Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.
“Bankruptcy Event” means, with respect to any Person: (a) the commencement of: (i) a voluntary case by such Person under the Bankruptcy Code or (ii) the seeking of relief by such Person under other Bankruptcy Laws; (b) the commencement of an involuntary case against such Person under the Bankruptcy Code (or other Bankruptcy Laws) and the petition is not controverted or dismissed within ninety (90) days after commencement of the case; (c) a custodian (as defined in the Bankruptcy Code) (or equal term under any other Bankruptcy Laws) is appointed for, or takes charge of, all or substantially all of the property of such Person; (d) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (or any equal term under any other debtor relief laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (e) such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt; (f) any order of relief or other order approving any such case or proceeding referred to in clauses (a) or (b) above is entered; (g) such Person suffers any appointment of any conservator or the like for it or any substantial portion of its property that continues undischarged or unstayed for a period of sixty (60) days; or (h) such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.
“Bankruptcy Law” means the Bankruptcy Code and any other State, federal or foreign insolvency, reorganization, moratorium, or similar law for the relief of debtors.
“Base Sizing Model and Schedule” means the base sizing model and schedule in respect of Projects delivered and updated in accordance with this Agreement, in form and substance satisfactory to the Administrative Agent, setting forth, among other things, with respect to any applicable Project, (a) the total Project Costs incurred and projected to be incurred through the scheduled COD for such Project, (b) the scheduled COD date for such Project and (c) the operating pro forma for such Project, which projects the operating and financial performance of such Project on a quarterly basis from the Closing Date through the Maturity Date.
“Basel III” means Basel III: A global regulatory framework for more resilient banks and banking systems prepared by the Basel Committee on Banking Supervision, and all national implementations thereof.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefited Lender” has the meaning assigned to such term in Section 2.5(b).
“BHC Act Affiliate” has the meaning assigned to it in Section 11.22(b).

“Borrower” has the meaning assigned to it in the introductory paragraph.
“Borrower Entities” means the Borrower, the Pledgor, each Project Company and each Intermediate Holdco.
“Borrowing” means Loans made on the same date.
“Borrowing Date” means each date on which an Advance is made in accordance with this Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York.
“Capital Adequacy Requirement” has the meaning assigned to such term in Section 2.6(c).
“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“CEA Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Change in Tax Law” means (a) any amendment or change enacted to the Code or other applicable federal income tax law, (b) the issuance or change of proposed, temporary or final Treasury Regulations that results in any change to the interpretation of the Code or existing Treasury Regulations (provided that proposed Treasury Regulations for purposes of this definition only include proposed Treasury Regulations that specify they will be effective before reissuance in final form), (c) any change in the interpretation of the Code or Treasury Regulations by a controlling decision of the United States Tax Court, United States Court of Federal Claims, United States District Court, United States Court of Appeals or the United States Supreme Court, in each case, that applies, advances or articulates a new or different interpretation or analysis of U.S. federal income tax law, or (d) any binding guidance from the IRS published in the Internal Revenue Bulletin or Cumulative Bulletin or other IRS notice, announcement, revenue ruling, revenue procedure, issued by the IRS that applies, advances or articulates a new or different interpretation or analysis of any provision of the Code, any other applicable federal income tax statute, or any Treasury Regulations promulgated thereunder, that in the case of clauses (a) through (d) above (i) has been enacted, promulgated or issued, as applicable, after the A&R Effective Date and (ii) would materially and adversely impact the ITC available to any Project or a Tax Credit Transfer with respect to any Project provided that a “Change in Tax Law” shall not include changes that relate to a tax credit buyer’s ability to use any federal income tax benefits or realized actual tax savings therefrom (including as a result of a limitation on the buyer or the imposition of any minimum tax).
“Change of Control” means the occurrence, without prior written consent of the Administrative Agent, of one or more of the following events: (a) the Sponsor (i) ceases to own at least 50.1% of the Equity Interests of EVI and (ii) ceases to have the right or ability by voting power, contract or otherwise to direct or cause the direction of management and policy of EVI; (b) EVI ceases to own 100% of the Equity Interests of the Pledgor; (c) the Pledgor ceases to directly own 100% of the Equity Interests of the Borrower; or (d) the Borrower ceases to own directly or indirectly all of the Equity Interests in any Project Company other than pursuant to subsection (a) of the definition of Monetization Event; provided, however, that clause (d) shall not constitute a Change of Control if the applicable transfer of ownership interests occurs in connection with a tax equity transaction that constitutes a Senior Financing.
“Change of Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Governmental Rule, (b) any change in Governmental Rule or in the administration, interpretation, application or implementation thereof by any Governmental Authority, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or (d) compliance by any Secured Party, by any lending office of such Secured Party or by such Secured Party’s parent company, if any, with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, the Dodd-Frank Act, Basel III, and all requests, rules, guidelines and directives under either of the Dodd-Frank Act or Basel III or issued in connection therewith shall be deemed to be a “Change of Law”, in each case, regardless of the date implemented, enacted, adopted or issued.
“Claims” has the meaning assigned to such term in Section 5.19(a)(i).
“Closing Date” means April 16, 2025.
“COD” means, with respect to any Project, the latest “Commercial Operation Date” (or similar term), as defined in the EPC Contracts applicable to such Project.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all Property which is subject or is intended or required to become subject to the security interests or liens granted under any Collateral Document.

“Collateral Accounts” means, collectively, the Disbursement Account, the Loss Proceeds Account, the Proceeds Account, the Monetization Event Account and the ITC Reserve Account, each of which shall be a “securities account” within the meaning of Section 8-501 of the UCC in effect in the State of New York and which shall be established and, subject to Section 5.31, maintained in accordance herewith and with the Account Control Agreement.
“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.
“Collateral Documents” has the meaning assigned to such term in Section 2.9(a).
“Commitment” has the meaning assigned to such term in Section 2.2(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 11.24.
“Concentration Limits” has the meaning assigned to such term in Section 3.3(f).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent to Assignment” means a consent to assignment, substantially in the form of Exhibit C, to be entered into in respect of any Project Company Document where the Administrative Agent determines (acting reasonably) that such consent is necessary or desirable to protect or preserve the Secured Parties’ rights or interests under the Financing Documents.
“Controlled Group” means any group of corporations, trades, or businesses (whether or not incorporated) under common control with Borrower Entity, treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended, or Section 4001(a)(14) of ERISA.
“Covered Entity” has the meaning assigned to such term in Section 11.22(b).
“Covered Party” has the meaning assigned to such term in Section 11.22(a).
“Current Interest Rate” means 10.0% per annum.
“Custodian File” means the files made available on the electronic data room provided by the Borrower to the Lenders pertaining to each Project containing, to the extent applicable, Electronic Copies of (a) the Project Company Documents, (b)

governing documents, as amended, modified, or supplemented, of the Pledgor, the Borrower and each Subsidiary thereof, and (c) any other documents reasonably required by the Lender from any Borrower Entity, from time to time, to be kept on file.
“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default.
“Default Rate” means, with respect to Loans and all other Obligations under the Financing Documents, the interest rate per annum equal to the rate otherwise applicable to Loans plus 2.00% per annum.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Administrative Agent any other amount required to be paid by it hereunder, absent a good faith dispute, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit or (c) has become the subject of a Bankruptcy Event, provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Deferred Interest Rate” means 7.0% per annum.
“Deferred Payment Amount” means (a) the A&R Effective Date Payment plus (b) all accrued interest due and payable on the First Interest Payment Date on the unpaid principal amount of any outstanding Loans plus (c) any outstanding fees that are due and payable on the First Interest Payment Date.
“Depositary” means Comerica Bank, as account bank under the Account Control Agreement (or its successors or assigns).

“Discharge Date” means the date on which this Agreement shall have terminated (other than those provisions that expressly survive such termination), the Commitments shall have been terminated, cancelled or fully utilized, the principal of, and interest on, each Loan and all fees and all other expenses or amounts payable under this Agreement (other than unasserted contingent payment obligations that by their nature expressly survive termination of this Agreement) shall have been paid in full in cash.
“Disposition” or “Dispose” means the sale, transfer, license, lease, or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer, or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
“Dollars” and “$” means the lawful currency of the United States of America.
“Draft Notice of Borrowing” shall have the meaning assigned to such term in Section 2.1(a)(ii).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority, or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” means the electronic form into which the Borrower, in the ordinary course of its business and in compliance with its document storage policy, originates in an electronic form or converts into an electronic form any document reasonably required by the Borrower, from time to time to be kept on file, relating to a Project.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means any bank or other financial institution; provided that no natural person, no Borrower Entity, no Affiliate or subsidiary of any Borrower Entity and no Defaulting Lender or any of its subsidiaries shall be an Eligible Assignee; provided further that no Eligible Assignee shall be a “specified foreign entity” within the meaning of Section 7701(a)(51)(B) of the Code.
“Eligible Project” means a Project satisfying the criteria set forth on Schedule IB.
“Environmental Claim” means any actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, or removal or remedial actions or orders, in each case, relating to any Environmental Law or any Permit issued under any such Environmental Law, including (a) any and all claims or actions by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, or (b) claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief, in each case, resulting from Hazardous Substances or arising under Environmental Law from alleged injury or threat of injury to health, safety or the environment.
“Environmental Consultant” means Burns & McDonnell, ICF, ECT or another environmental consulting company mutually agreed to between the Borrower and the Administrative Agent, or its successors appointed pursuant to Section 10.1.
“Environmental Law” means any of (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), (b) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) (“Clean Water Act” or “CWA”), (c) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”), (d) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et. Seq.) (“AEA”), (e) the Clean Air Act (42 U.S.C. Section 7401 et seq.) (“CAA”), (f) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) (“EPCRA”), (g) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) (“FIFRA”), (h) the National Environmental Policy Act of 1968 (42 U.S.C. Section 4321 to 4307(f)) (“NEPA”), (i) the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), (j) the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.) (“SDWA”), (k) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 et seq.) (“SMCRA”), (l) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) (“TSCA”), (m) the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.) (“HMTA”), (n) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) (“UMTRCA”), (o) the Occupational Safety and Health Act (29 U.S.C. Section 651

et seq.) (“OSHA”) (the extent related to Hazardous Substances), (p) Endangered Species Act (16 U.S.C. Sections 1531 et seq.), (q) Migratory Bird Treaty Act (16 U.S.C. Sections 703-712), (r) Bald and Golden Eagle Protection Act (16 U.S.C. Sections 668 et seq.), (s) Rivers and Harbors Act of 1899 (33 U.S.C. § 403), (t) Natural Historic Preservation Act (16 U.S.C. 470 et seq.), (u) all other foreign, federal, tribal, state or local Governmental Rules now or hereafter in effect that relate to pollution control, protection of human health and safety, historic, cultural or archaeological resources, or wildlife or protected species, or management, preservation, protection or cleanup of the environment, including any Governmental Rules that relate to any Release or the presence, use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances or that otherwise govern Hazardous Substances and (v) the regulations adopted pursuant to all such foregoing laws, each as amended from time to time.
“EPC Contract” means any engineering, procurement, and construction agreement (or similar agreement) for a Project between the applicable Project Company and applicable EPC Contractor, between the applicable EPC Contractor and any other EPC Contractor, and between such other EPC Contractor and any Borrower Entity, providing such services with respect to such Project.
“EPC Contractor” means (a) EVI or any controlled Affiliate of EVI or (b) any other contractor party to an EPC Contract, which contractor party has been approved by the Administrative Agent.
“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any Person, trade, or business that, together with any Borrower Entity, is or was treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan for which the thirty (30) day notice period has not been waived; (ii) the failure to meet the minimum funding standard of Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA with respect to any Pension Plan, the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any ERISA Plan or the failure to make any required contribution to a Multiemployer Plan, or a determination that any Pension Plan or Multiemployer Plan is, or reasonably could be expected to be, an at-risk plan or a plan in endangered or critical status within the meaning of Section 430, 431 or 432 of the Code or Section 303, 304 or 305 of ERISA; (iii) the provision by the administrator of any ERISA Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Borrower Entity or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in, or that could reasonably be expected to result in, liability to any Borrower Entity pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Borrower Entity pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Borrower Entity or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Borrower Entity or any ERISA Affiliate from any Multiemployer Plan that it is in insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan (including any Multiemployer Plan) or the assets thereof, or against any Borrower Entity in connection with any Employee Benefit Plan; (ix) receipt from the IRS of notice of the failure of any Pension Plan of any Borrower Entity (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (x) the occurrence of a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that is not otherwise exempt for which any Borrower Entity is reasonably expected to have any liability; (xi) the imposition of a lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; (xii) any other event or condition with respect to a Pension Plan or Multiemployer Plan that could reasonably be expected to result in liability of any Borrower Entity; or (xiii) any event with respect to any Foreign Plan which is similar to any event described in any of subsections (i) through (xii) hereof.

“ERISA Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA.
“Erroneous Payment” has the meaning assigned to such term in Section 9.20(a).
“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 9.20(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” and “Events of Default” have the meanings assigned to such terms in Section 8.1.
“Event of Eminent Domain” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral or any Project by any agency, department, authority, commission, board, instrumentality or political subdivision of the applicable State, the United States or another Governmental Authority having jurisdiction, over any Project or any Project Company.
“Event of Loss” means a single insured event or a related series of events causing any loss of, destruction of, or damage to, or any condemnation or other taking of (including an Event of Eminent Domain), of all or any portion of the property or assets relating to the Projects.
“EVI” has the meaning assigned to such term in the Recitals.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Governmental Rule in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment under Section 9.12) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.4(d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.4(e) and (d) any withholding Taxes imposed under FATCA.
“Exit Event” means the reduction or termination of the Commitments for any reason, including in connection with a Bankruptcy Event (whether as a result of an Event of Default, by operation of law or otherwise) and including the occurrence of any satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any bankruptcy, insolvency proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any bankruptcy or insolvency proceeding to the Administrative Agent or any Lender in full or partial satisfaction of the Obligations; provided that an “Exit Event” shall not include any termination of the Commitments that solely results from (i) a breach of this Agreement by a Lender, or (ii) a Change in Tax Law.
“Exit Fee” means, with respect to any Exit Event, a fee equal to (a) the product of (i) the MOIC Coefficient applicable to the period during which such Exit Event occurs multiplied by (ii) the amount of Commitments subject to such Exit Event, minus (b) the sum of (i) the amount of PIK Interest repaid in connection with such Exit Event plus (ii) the amount of interest and fees paid in cash to the Administrative Agent (for the ratable benefit of the Lenders) from the Closing Date through the date of the applicable Exit Event. The Exit Fee shall be calculated by the Administrative Agent and such calculation shall be conclusive absent manifest error.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with Sections 1471 through 1474 of the Code.
“FCPA” has the meaning assigned to such term in Section 4.1(z)(iv).
“FDIC” means the Federal Deposit Insurance Corporation and its successors.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3)

Federal funds brokers of recognized standing selected by it; provided that in no event shall the Federal Funds Effective Rate be less than zero.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“Fee Letter” means that certain amended and restated fee letter agreement, dated as of the date hereof, between the Borrower and the Administrative Agent.
“FERC” means the Federal Energy Regulatory Commission and its successors.
“Financing Documents” means, collectively, this Agreement, the Notes, the Fee Letter, the Collateral Documents, the Assignment Agreement, and any other documents, agreements or instruments entered into in connection with any of the foregoing.
“First Interest Payment Date” means September 30, 2026.
“Flow of Funds Memorandum” means, with respect to each Borrowing Date, the flow of funds memorandum dated as of such Borrowing Date, setting forth the exact amounts to be paid, and the Persons to whom such amounts are to be paid, including account information therefor, on such date in accordance with this Agreement.
“Foreign Plan” means any employee benefit plan that (i) is or was within the six (6) year period immediately preceding the A&R Effective Date maintained or contributed to, or required to be contributed to, by any Borrower Entity for the benefit of any employee located outside of the United States, or (ii) is otherwise subject to the laws of any country (or political subdivision thereof) other than the United States.
“Forward-Looking Information” has the meaning assigned to such term in Section 4.1(j)(i).
“FPA” means the Federal Power Act, as amended, and FERC’s regulations thereunder.
“GAAP” means generally accepted accounting principles in the United States of America consistently applied.
“Governmental Authority” means any national, tribal, State or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi- governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, FERC, NERC, the FDIC, any applicable regional transmission organization or independent system operator, PUCT, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, guideline or policy or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing, to the extent that any of the foregoing has the force and effect of law by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.
“Guaranty and Security Agreement” means the Amended and Restated Guaranty and Security Agreement, dated as of the date hereof, among the Collateral Agent, Administrative Agent, the Borrower, and each Subsidiary of Borrower that is party thereto from time to time.
“Hazardous Substance” means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “acutely hazardous waste,” “restricted hazardous waste,” “radioactive waste,” “infectious waste,” “biohazardous waste,” “toxic substance,” “pollutant,” “toxic pollutant,” “contaminant” or any other formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP toxicity” or “TCLP toxicity”; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances listed or characterized as regulated hazardous wastes, or explosives; (d) any radioactive materials; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls; (h) radon; (i) per- and polyfluoroalkyl substances, perfluorooctanoic acid, or perfluorooctane sulfonate and (j) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any Governmental Authority.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, currency options, spot contracts, collar transactions, commodity price protection agreement, rate swap transactions, basis swaps, forward rate transactions, or other interest rate, currency exchange rate, or commodity price hedging arrangement, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), designed to provide protection against fluctuations in interest rates, currency exchange rates, or commodity prices, whether or not any such transaction is governed by or subject to any master agreement.
“Incremental Amendment” has the meaning given to such term in Section 2.8(h).
“Incremental Increase” has the meaning given to such term in Section 2.8.
“Incremental Lender” means a Lender that provides an Incremental Increase.
“Indebtedness” of any Person at any date means, without duplication, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (d) direct or contingent obligations under any letter of credit (including standby and commercial), currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device (other than in connection with this Agreement); (e) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (f) obligations of such Person to pay the deferred purchase price of property or services; (g) all Capital Lease Obligations; (h) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and whether structured as a borrowing, sale and leaseback or a sale of assets for accounting purposes; (i) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (j) any guaranty or endorsement of, or responsibility for, any Indebtedness of the types described in this definition; (k) liabilities secured by any Lien on property owned or acquired by such Person, whether or not such a liability shall have been assumed (other than any Permitted Liens); (l) unvested pension obligations; (m) net obligations of such Person in respect of Hedging Agreements; or (n) construction or permanent financing (whether in the form of debt, preferred equity, tax credit transfer or tax equity) with respect to a Project.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Financing Documents and (b) to the extent not otherwise described in paragraph (a), Other Taxes.
“Indemnitees” has the meaning assigned to such term in Section 5.19(a).

“Independent Consultants” means, collectively, the Environmental Consultant, the Insurance Consultant, and the Independent Engineer.
“Insurance Consultant” means Mandy McNeil International Limited, Moore McNeil, LLC or other independent insurance consulting company mutually agreed to between the Borrower and the Administrative Agent, or its successors appointed pursuant to Section 9.1.
“Independent Engineer” means Enertis, E3 Consulting, Sargent and Lundy, DNV or other independent engineering consulting company mutually agreed to between the Borrower and the Administrative Agent, or its successors appointed pursuant to Section 10.1.
“Interest Payment Date” has the meaning assigned to such term in Section 2.1(b)(ii).
“Intermediate Holdco” means any Subsidiary of the Borrower that (i) is a Delaware limited liability company, (ii) has been formed for the sole purpose of directly or indirectly holding equity interests in one or more Project Companies, (iii) conducts no business other than holding such equity interests and activities incidental thereto, and (iv) has a governing document consisting of a Project Company Operating Agreement. Tax equity partnerships or preferred equity partnerships relating to a Project Company are Intermediate Holdcos, provided that customary partnership arrangements shall constitute permitted incidental activities for purposes of clause (iii) above, and provided, further, that operating agreements that (x) set forth customary partnership arrangements that comply with the Required Senior Financing Conditions and (y) have received prior written consent of the Lenders shall satisfy clause (iv) above.
“IRS” means the Internal Revenue Service.
“ITC” shall mean the investment tax credit within the meaning of Section 48(a) of the Code or the clean electricity investment credit within the meaning of Section 48E of the Code, as applicable, and any ITC Adder.
“ITC Adder” shall mean with respect to any Project, the applicable credit rate increase pursuant to the “domestic content adder” within the meaning of Section 48(a)(12) or Section 48E(a)(3)(B) of the Code, and/or the “energy community adder” within the meaning of Section 48(a)(14) or Section 48E(a)(3)(A) of the Code.
“ITC Minimum Reserve” means, as of any date of determination, an amount equal to 0% of the outstanding principal balance of the Loans.
“ITC Reserve Account” means the account established pursuant to Section 7.6(a) and maintained by the Depositary for the purpose of holding reserves in connection with any Change in Tax Law affecting the ITC or ITC Adder in respect of any Project.

“Legal Requirements” means, collectively, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation, including any Governmental Rule, any requirement under a Permit, in each case applicable to and binding upon such Person or any of its properties or to which such Person or any of its property is subject.
“Lender” means each Person identified on the signature pages to this Agreement as a “Lender” and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption with a Lender, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lending Office” means, for each Lender and the Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated in Schedule 2.7(b) or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which the Loans, as applicable, are to be made and maintained.
“Lien” on any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Governmental Rule, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Loan” has the meaning assigned to such term in Section 2.1(a)(i).
“Loss Proceeds” means, collectively, net available insurance proceeds, condemnation awards or other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance and business interruption insurance and other payments for interruption of operations) with respect to any Event of Loss.
“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Material Adverse Effect” means (a) any event, condition or occurrence of whatever nature that would result in a material adverse change in the status of the business, results of operations or business, or financial condition of the Borrower Entities (taken as a whole) or the ability of the Borrower Entities to perform their respective material obligations under the Financing Documents to which they are a party; (b)  any material adverse effect on the validity, legality, binding effect or enforceability of this Agreement or any of the other Financing Documents; (c) any event or circumstance having a material adverse effect on the ability of the Project Companies to obtain funds pursuant to any Senior Financing Document when anticipated in connection with any applicable Project; or (d) a material adverse effect on the validity or priority of the Collateral Agent’s security interests in, and Liens on, the Collateral and the continued effectiveness and enforceability of the Collateral Documents.
“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more hedging agreements, of any one or more of the Borrower Entities in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of a Borrower Entity in respect of any hedging agreement, on any date of determination, shall be the maximum aggregate amount (giving effect to any netting agreements) that the applicable Borrower Entity would be required to pay if such hedging agreement were terminated on such date.
“Maturity Date” means the date that is five (5) years following the Closing Date; provided that, if the Borrower and the Administrative Agent so agree in writing, the Maturity Date shall be the date that is six (6) years following the Closing Date.
“MIPA” has the meaning assigned to such term in the Recitals.
“MOIC Coefficient” means, with respect to any Exit Event, the applicable coefficient set forth below under the caption “MOIC Coefficient” based upon the date of the applicable Exit Event:

Period in which the Exit Event occurs	MOIC Coefficient
Closing Date to the First Anniversary of the Closing Date	0.25
The First Anniversary of the Closing Date to the Second Anniversary of the Closing Date	0.45
The Second Anniversary of the Closing Date to the Third Anniversary of the Closing Date	0.60
The Third Anniversary of the Closing Date to the Fourth Anniversary of the Closing Date	0.75
The Fourth Anniversary of the Closing Date through the Maturity Date	1.00

“Monetization Event” means, with respect to any Acquired Project, (a) any Disposition of such Project or all or substantially all related Collateral (either directly or through the sale, assignment or other transfer of Equity Interests in a Project Company, but excluding the transfer of ownership interests in connection with a tax equity transaction that constitutes a Senior Financing) by the Borrower or any Project Company to any of its Affiliates or to a third party, in each case, in an arms’ length transaction, (b) the 45th day after such Project achieves COD, (c) the conversion of construction debt to term debt or incurrence of permanent financing, in each case, in respect of such Project Company (for the avoidance of doubt, including a Senior Financing, whether entered into by such Project Company or any Intermediate Holdco in respect of such Project Company), (d) the funding by a tax equity investor under a tax equity transaction that constitutes a Senior Financing, in each case, in respect of such Project, to the extent such funding occurs in connection with the date such Project achieves COD or “Substantial Completion” (as defined in the applicable EPC Contract), or (e) the occurrence of (i) any Bankruptcy Event with respect to any Borrower Entity or (ii) any Disposition of a Project, or any Borrower Entity that directly or indirectly owns such Project, in either case which is then the subject of a Bankruptcy Event.
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“Multiemployer Plan” means any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Borrower Entity or any ERISA Affiliate is making, or has an obligation to make, contributions, or has made, or has been obligated to make, contributions within the six (6) year period immediately preceding the A&R Effective Date.
“Nationally Recognized Accounting Firm” means PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLC, Deloitte LLP, BDO, and any successors to any such firm and any other public accounting firm designated by the Borrower and approved by the Administrative Agent, such approval not to be unreasonably withheld, delayed or conditioned.
“NERC” means the North American Electric Reliability Corporation Inc. and any applicable regional reliability entity thereunder, or their respective successors, that propose and enforce reliability regulations for the bulk power transmission system under authority from FERC.
“Net Cash Proceeds” shall mean with respect to any Monetization Event or any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes and customary fees, commissions, costs and other expenses incurred in connection therewith, including any reserves (subject to the Administrative Agent’s prior written approval of such reserve amounts, acting reasonably) expressly required by the terms of the definitive documentation, entered into in good faith at arms-length, giving rise to such Monetization Event (provided that such reserves shall not exceed such required amounts therefor unless the Administrative Agent shall have provided its prior written consent).
“Notes” has the meaning assigned to such term in Section 2.1(e).

“Notice of Borrowing” has the meaning assigned to such term in Section 2.1(a)(ii).
“Notice of Exclusive Control” has the meaning assigned to such term (or similar term) in the Account Control Agreement and shall be delivered in accordance with the provisions of the Account Control Agreement.
“NTP” means the date on which a Project Company issues a full notice to proceed under the applicable construction contract related to the Project owned by such Project Company.
“Obligations” means, collectively, and includes, with respect to any Person (only to the extent of such Person’s obligations under any Financing Document to which such Person is a party), all loans, advances, debts and liabilities howsoever arising (and whether arising or incurred before or after any Bankruptcy Event with respect to a Borrower Entity), owed by such Person to the Administrative Agent, the Collateral Agent, the Lenders, or any other Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of this Agreement or any of the other Financing Documents, including all principal, interest, indemnity or reimbursement obligations, fees (including the Exit Fee), charges, expenses, attorneys’ fees and accountants fees chargeable to such Person in connection with its dealings with such Person and payable by such Person under this Agreement or any of the other Financing Documents.
“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.
“OFAC Laws” means any laws, regulations, executive orders and other legal requirements relating to the economic sanctions programs administered by OFAC, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 U.S.C. §§ 4301-4341; the Executive Order No. 13224 on Terrorist Financing of September 23, 2001, and the OFAC regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).
“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.
“OFAC Violation” has the meaning assigned to such term in Section 5.22(f).
“Operative Documents” means, collectively, the Financing Documents and the Project Company Documents.

“Original Borrower” has the meaning assigned to such term in the introductory paragraph.
“Original Financing Agreement” has the meaning assigned to such term in the introductory paragraph.
“Original Pledgor” has the meaning assigned to such term in the Recitals.
“Organizational Documents” means, collectively, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation or articles of incorporation and by-laws (or similar constitutive documents) of such Person, (b) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constitutive documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person (and, where applicable, the equity holders or shareholders registry of such Person), (d) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 9.12).
“Participant Register” has the meaning assigned to such term in Section 9.13.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), Pub. L. 107¬56.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.

“Pension Plan” means any ERISA Plan, other than a Multiemployer Plan, which is, or was within the six (6) year period immediately preceding the A&R Effective Date, sponsored, maintained, or contributed to by, or required to be contributed by, any Borrower Entity, or any ERISA Affiliate and which is subject the provisions of Title IV of ERISA or to Section 412 of the Code or Section 302 of ERISA.
“Permits” means any permit, approval, consent, waiver, variance, order, certification, registration, authorization, exemption, determination or notification issued by or obtained from or filed with any Governmental Authority (including pursuant to any Environmental Law).
“Permitted Debt” means (a) the Loans and the other Obligations; (b) trade or other similar indebtedness incurred in the ordinary course of business; (c) any guarantees by any Affiliates of the Pledgor permitted under Section 6.1 with respect to any obligations under any of the Project Company Documents; (d) Indebtedness incurred in the ordinary course of business under surety bonds, performance bonds, bid bonds, decommissioning bonds and related indemnity obligations; (e) Senior Financing; and (f) Indebtedness set forth on Schedule ID.
“Permitted Liens” means, collectively, with respect to the Collateral, (a) the Liens granted in favor of the Secured Parties under the Collateral Documents, (b) the rights and interests of the Secured Parties as provided in the Financing Documents, as applicable, (c) Liens imposed by any Governmental Authority for any taxes applicable to any Borrower Entity, that are not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any asset of such Borrower Entity, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of any asset of such Borrower Entity, or (ii) such bond or other security has been posted or provided in such manner and amount as to reasonably assure that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined; (d) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security and other Governmental Rules and that do not in the aggregate materially impair the use of the property or assets of any Borrower Entity; (e) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves have been made in accordance with GAAP or bonds or other acceptable security have been provided or are fully covered by insurance; (f) with respect to any Project, Liens in connection with Permitted Debt of the type described in clause (e) of the definition thereof; (g) mechanics’, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business or incident to the restoration of a Project in respect of obligations (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (x)

such proceedings shall not involve any material risk of forfeiture, sale or loss of any part of such Project and shall not interfere with the use or disposition of any Project, and (y) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security reasonably acceptable to the Administrative Agent; (h) imperfections or irregularities of title and other easements, zoning, planning or similar limitations or restrictions, rights of way or similar Liens (including, without limitation, agricultural Liens on crops, but not any conservation reserve program) that would not, in the aggregate, reasonably be expected to materially detract from the value of the affected Project Site or interfere with the development or operation of the applicable Project; (i) Liens incurred in connection with Permitted Debt, provided that (v) such Liens are incurred in the ordinary course of business, (w) no such Lien shall extend to or cover any Collateral other than the specific assets being financed, (x) the Borrower shall provide prior written notice to the Administrative Agent of the creation of any such Lien together with a description of the assets to be encumbered thereby, and (y) such Liens shall not materially impair the value or use of the assets subject to such Lien, and (j) Liens arising from good faith deposits in connection with or to secure performance of utilities, bids, tenders, government contracts, leases, performance and return-of-money bonds, decommissioning bonds and other similar obligations (other than obligations in respect of the repayment of borrowed money), in each case incurred in the ordinary course of business, including decommissioning and development security.
“Permitted Tax Distribution” means (a) for any taxable year (or portion thereof) with respect to which any Borrower Entity is (i) a partnership, disregarded entity or other flow-through entity for U.S. federal, state and/or local income tax purposes, distributions by such Borrower Entity to such Borrower Entity’s direct or indirect owner(s) in an amount equal to the product of (A) the maximum marginal combined U.S. federal, state and local income tax rate (including any tax imposed under Section 1411 of the Code on net investment income, self-employment tax and similar Taxes) that would be applicable to an individual or corporate resident (whichever is higher) who is domiciled in New York City in respect of income recognized by such Borrower Entity and its flow-through subsidiaries in respect of such taxable year (or other period) (taking into account the character of the applicable income and the alternative minimum tax) and (B) the net taxable income of such Borrower Entity and its flow-through subsidiaries for such taxable year (or other period), reduced by any net taxable losses of such Borrower Entity and its flow-through subsidiaries in any prior taxable year (or portion thereof) beginning after the A&R Effective Date, and not previously taken into account in determining the amount of any prior distributions hereunder (taking into account any applicable limitations on the utilization of such losses) and determined without regard to any deduction under Section 199A of the Code or any similar state or local law and without regard to the deductibility of state and local taxes, or (ii) a member of any consolidated, combined, unitary or similar group for purposes of any income, franchise or similar Tax, distributions by such Borrower Entity directly or indirectly to the parent of such group to pay all or a portion of such Tax of such group for such taxable year (or other period);

provided that the calculation of distributions hereunder shall be modified to take into account any adjustments to income, gain, loss, deduction and credit made pursuant to a tax audit or other proceeding, and (b) any distributions by any Borrower Entity to directly or indirectly enable (i) a Borrower Entity to make a distribution described in clause (a) or (ii) any Borrower Entity to pay any Taxes (including payroll Taxes and income, franchise or similar Taxes) payable by such Borrower Entity.
“Person” means any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority, or any other entity, whether acting in an individual, fiduciary, or other capacity.
“PIK Interest” has the meaning assigned to such term in Section 2.1(b)(iv).
“Platform” has the meaning assigned to such term in Section 11.24.
“Pledge Agreement” means the Pledge Agreement, dated as of the A&R Effective Date, entered into between the Collateral Agent and the Pledgor.
“Pledgor” has the meaning assigned to such term in the Recitals.
“Project” means a battery energy storage system asset that (a) meets the criteria set forth on Schedule IB or (b) is otherwise approved by the Administrative Agent and the Lenders. The Projects set forth on Part I of Schedule IA are deemed to be “Projects” as of the A&R Effective Date.
“Project Company” means a Delaware limited liability company that (i) has been formed for the sole purpose of developing, constructing, owning and/or operating a Project, including any Delaware limited liability company formed for the sole purpose of owning the Project Site, (ii) is directly or indirectly owned by the Borrower (and may be directly or indirectly owned by an Intermediate Holdco), (iii) is qualified to do business in the state in which its Project is located, and (iv) has a governing document consisting of a Project Company Operating Agreement.
“Project Company Operating Agreement” means a limited liability company operating agreement in substantially the form of attached hereto as Exhibit D-1 or Exhibit D-2.
“Project Company Documents” means, with respect to any Project, collectively, (a) any interconnection agreement, (b) any Site Control Agreement, (c) any offtake contract, (d) any easement or right of way agreements necessary for the development, construction, operation, routine maintenance of a Project, (e) any EPC Contract, (f) any battery, PCS, or other material original equipment manufacturer or material supply agreement and any corresponding warranties related thereto, (g) any Senior Financing Document, (h) any common facilities agreement, shared facilities agreement or similar agreement, (i) any operation and maintenance agreement or asset management agreement, (j) any Additional Project Company Document and (k) any other agreement which is necessary for the development, construction, operation, routine maintenance of such Project; provided however that any Project Company Document shall cease to be a Project Company Document when all material obligations thereunder have been performed and paid in full.
“Project Costs” means, with respect to any Project, and in each case as set forth in the then-effective Base Sizing Model and Schedule, for such Project, (a) the cost of developing (including site and project acquisition and lease, easement, right of way and other real estate interest costs), designing, engineering, equipping, procuring, constructing, starting up, commissioning and testing such Project, including the cost and fees of all labor, services, materials, supplies, equipment, tools, transportation, supervision, storage, training, demolition site preparation, civil works, and remediation in connection therewith, (b) the cost of constructing or procuring the construction of the interconnection facilities necessary for such Project and interconnecting and synchronizing such Project, (c) the cost of acquiring any lease, easement, right of way and any other necessary interest in the Project Site, (d) real and personal property taxes, ad valorem taxes, sales, use and excise taxes and insurance (including title insurance) premiums payable with respect to such Project, (e) interest and financing-related fees and costs, (f) the costs of acquiring and maintaining Permits for such Project, (g) without limiting the foregoing, costs and fees payable by any Borrower Entity pursuant to the terms of the relevant EPC Contracts, (h) all documented general and administrative costs, collectively, of the Project attributable to such Project, (i) the cost of establishing a spare parts inventory for such Project (if any), and (j) other fees and expenses relating to the development, construction and closing of financing of such Project, including the financial, legal and consulting fees, costs and expenses of the Independent Consultants, together with a contingency allowance.
“Project Site” means the real property on which a Project is located or planned to be located.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible.
“Proportionate Share” means the percentages set forth opposite each Lender’s name on Schedule 2.1(a), as such Schedule 2.1(a) may be amended from time to time, as such percentages may be modified from time to time as a result of transfers of Commitments or Loans by a Lender in accordance with this Agreement.
“Proposed Terms” has the meaning given to such term in Section 2.8(a).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PUCT” means the Public Utility Commission of Texas, and its successors.
“PUHCA” means the Public Utility Holding Company Act of 2005 and all implementing rules of FERC.
“PURA” means the Public Utility Regulatory Act, Tex. Util. Code Ann. §§ 11.001-43.151 and the regulations of the PUCT thereunder.
“QFC” has the meaning assigned to the term in Section 11.22(b).
“QFC Credit Support” has the meaning assigned to such term in Section 11.22.
“Quarterly Date” means the last day of each March, June, September, and December.
“Recipient” means a Lender or Agent.
“Register” has the meaning assigned to such term in Section 9.14.
“Regulation D” means Regulation D of the Federal Reserve Board as in effect from time to time.
“Regulatory Change” means any change after the A&R Effective Date in federal, State, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Permits, or the adoption or making after such date of any binding interpretations, directives, or requests of or under any federal, State, local or foreign laws, regulations, Legal Requirements by any Governmental Authority charged with the interpretation or administration thereof.
“Release” means release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing of Hazardous Substances into or upon or through any land or water (including groundwater) or air (indoors or outdoors).
“Release Confirmation” means, as the context may require, (a) a confirmation of release from this Agreement in form and substance satisfactory to the parties, and (b) a Subsidiary Guarantor Release Confirmation in the form of Exhibit B to the Guaranty and Security Agreement.
“Required Lenders” means Lenders holding more than fifty percent (50%) of the Aggregate Outstanding Exposure. The Commitments and Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Required Senior Financing Conditions” means the conditions set forth on Schedule IC.

“Reserve Amount” means, (a) at any time when less than 20% of the Commitments are funded, an amount equal to 20% of the outstanding principal of the funded Loan at such time and (b) at all other times, an amount equal to 20% of the Commitments; provided that, in either case, the Reserve Amount shall be no less than $5,000,000 at any time; provided, further, that, at any time, the Reserve Amount shall be reduced dollar-for-dollar by the amount of any equity contributed by Sponsor following the A&R Effective Date to any Borrower Entity (as demonstrated to Administrative Agent to its reasonable satisfaction), to an amount not less than zero dollars ($0).
“Reserve Requirement” means, with respect to any Lender, the maximum rate (expressed as a percentage) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained under Regulation D by such Lender. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Lender by reason of any Regulatory Change against (a) any category of liabilities or extensions of credit or other assets which include Loans or (b) any category of liabilities or extensions of credit which are considered irrevocable commitments to lend, unless such Loans are exempt from this foregoing list.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, its president, chief executive officer, treasurer, or secretary (or assistant secretary), any of its vice presidents, or any managing general partner or managing member of such Person that is a natural person (or any of the preceding with regard to any managing general partner or managing member of such Person that is not a natural person).
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sanctioned Country” means any country or territory, that is the subject of comprehensive territorial Sanctions (currently, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).
“Sanctioned Person” has the meaning assigned to such term in Section 4.1(z)(i).
“Sanctions” has the meaning assigned to such term in Section 4.1(z)(i).
“Secured Parties” or “Secured Party” means the Agents and the Lenders.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Seller” means each seller party to an Acquisition Agreement.
“Senior Financing” means construction or permanent financing or Indebtedness (whether in the form of debt (including bridge loans), preferred equity, tax credit transfers or tax equity) with respect to a Project so long as such financing complies with the Required Senior Financing Conditions.
“Senior Financing Documents” means, collectively, each credit agreement, financing agreement, indenture, note, Hedging Agreement or other document or agreement evidencing Indebtedness of a Project Company together with each security agreement, mortgage and each other “Financing Document” (howsoever denominated) entered into in connection therewith, and each tax equity document, preferred equity document entered into in lieu of tax equity documents, and tax credit sale agreement evidencing such financing of a Project Company.
“Senior Financing Event” means the incurrence of any Senior Financing (other than any Tax Credit Transfer, Tax Credit Transfer Agreement or LC Facility (as defined in Schedule IC) that is not entered into in connection with a Construction/Term Financing (as defined in Schedule IC) or Back Leverage Financing (as defined in Schedule IC)).
“Site Control Agreement” means, with respect to any Project, (a) any option agreement granting the applicable Project Company an option to purchase or lease the real property necessary for the respective Project, or (b) any lease agreement granting the Project Company a lease for the real property necessary for the respective Project.
“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature (taking into account reasonably anticipated prepayments and refinancings) and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Sponsor” means Energy Vault Holdings, Inc., a Delaware corporation, or its successor or permitted assignee.
“Sponsor Equity” has the meaning given such term in Section 2.1(a)(iii).

“State” means (a) any state of the United States of America or (b) the District of Columbia.
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the equity interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means each Intermediate Holdco and each Project Company that is party to the Guaranty and Security Agreement from time to time.
“Substitutable Lender” has the meaning assigned to such term in Section 9.12.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Credit Transfer” means with respect to a Project, a transfer of all or a portion of the ITCs with respect to such Project to a Tax Credit Transferee pursuant to Section 6418 of the Code.
“Tax Credit Transfer Agreement” means an agreement entered into between a Tax Credit Transferor and a Tax Credit Transferee setting forth the terms of a Tax Credit Transfer.
“Tax Credit Transferee” means a “transferee taxpayer” (as such term is used in Section 6418 of the Code) which is not related (within the meaning of Code Section 267(b) or 707(b)(1)) to the Tax Credit Transferor.
“Tax Credit Transferor” means an “eligible taxpayer” (as such term is used in Section 6418 of the Code) which is not related (within the meaning of Code Section 267(b) or 707(b)(1)) to the Tax Credit Transferee. The Tax Credit Transferor will be the Project Company or Intermediate Holdco (or an Affiliate thereof).
“Two Brothers Project” means, collectively, the approximately 150 MWac battery energy storage project located in Victoria County, Texas.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used, or which governs the creation or perfection of the Liens granted thereunder.
“UK Bribery Act” has the meaning assigned to such term in Section 4.1(z)(iv).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unused Fee” has the meaning assigned to such term in Section 2.3(b).
“U.S. Person” means any Person (or, if such Person is disregarded as an entity separate from another Person for U.S. federal income tax purposes, such other Person) that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in the Section 2.4(e)(ii)(B)(III).
“Withdrawal Certificate” means an executed written request for the Administrative Agent to provide its prior written consent for the Borrower to make a Borrowing, which shall be substantially in the form of Exhibit F.
“Withholding Agent” means the Borrower and any Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2    Rules of Interpretation.
(a)    The singular includes the plural, and the plural includes the singular.
(b)    The word “or” is not exclusive.
(c)    A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.
(d)    A reference to a Person includes its successors and permitted assigns.
(e)    Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.
(f)    The words “include,” “includes” and “including” are not limiting.
(g)    A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.
(h)    References to any document, instrument, or agreement (i) shall include all exhibits, schedules, and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified, and supplemented from time to time, and in effect at any given time.
(i)    The words “hereof,” “herein,” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.
(j)    References to “days” shall mean calendar days unless the term “Business Days” or “U.S. Government Securities Business Day” shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.
(k)    The Financing Documents are the result of negotiations between, and have been reviewed by the Borrower, Pledgor, the Administrative Agent, the Collateral Agent, each Lender, and their respective counsel. Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Borrower, the Pledgor, the Administrative Agent, the Collateral Agent or any Lender.
(l)    The words “will” and “shall” shall be construed to have the same meaning and effect.

(m)    In the computation of periods of time from a specified date to a later specified date, the word “from” shall be deemed to mean “from and including”, the words “to” and “until” each shall be deemed to mean “to but excluding”, and the word “through” shall be deemed to mean “to and including”.
(n)    For all purposes under the Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE 2
GENERAL PROVISIONS RELATING TO FACILITIES
2.1    The Facilities.
(a)    Loans.
(i)    Availability. Subject to the terms and conditions set forth in this Agreement, each Lender severally and not jointly agrees to make such loans to the Borrower from time to time during the Availability Period as the Borrower may request under this Section 2.1(a) (individually, a “Loan” and collectively, the “Loans”) up to such Lender’s Proportionate Share of the aggregate Commitments. Notwithstanding anything to the contrary set forth herein, the total principal amount of Loans outstanding at any time shall not, in the aggregate, exceed the aggregate Commitments.
(ii)    Notice of Borrowing. The Borrower may request Loans by delivering to the Administrative Agent no more than once per calendar month, (A) with respect to any Borrowing, a draft notice in the form of Exhibit E, appropriately completed (the “Draft Notice of Borrowing”) at least fourteen (14) Business Days prior to the proposed Borrowing Date, with a fully executed, irrevocable written copy of such notice, appropriately completed (the “Notice of Borrowing”), to follow at least twelve (12) Business Days prior to the proposed Borrowing Date, unless a shorter period is agreed to by the Administrative Agent and provided that the Draft Notice of Borrowing and the Notice of Borrowing with respect to the A&R Effective Date shall be delivered at least three (3) Business Days prior to the A&R Effective Date, which specifies or attaches, as applicable, among other things:

(A)    the amount of the requested Borrowing, which shall be in a minimum amount of $1,000,000 and an integer multiple of $100,000 in excess thereof or such other amount agreed to by the Required Lenders;
(B)    the date of the requested Loans, which shall be a Business Day; and
(C)    the name of each Project to be funded by such Loans and the amount of the requested Loans to be allocated to each such Project.
The Administrative Agent shall promptly notify each applicable Lender of the contents of such Notice of Borrowing.
(iii)    Right of First Refusal to Provide Sponsor Equity. No Borrower Entity, or Affiliate thereof, shall obtain any additional capital required with respect of any Acquired Project, other than a Senior Financing entered into in accordance herewith, from any third party (“Sponsor Equity”) unless the Borrower shall have first submitted a Notice of Borrowing with respect to such Sponsor Equity (or, in the event that the Commitments are not sufficient to provide such Advance, requested incremental Commitments from the Lenders with respect thereto in accordance with Section 2.8(a)). Lenders in their sole discretion may, but shall not be obligated to, make an Advance to fund such Sponsor Equity, subject to satisfaction of the requirements of Section 3.3 and such other conditions as Lenders may in their sole discretion require. For the avoidance of doubt, the provisions of this Section 2.1(a)(iii) shall not restrict EVI or the Sponsor from contributing additional equity funding to the Borrower or any Affiliate thereof with respect to any Acquired Project at any time.
(b)    Interest Provisions Relating to Loans.
(i)    Interest Rate. The Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of any Loan from the initial Borrowing Date for such Loan until the Maturity Date thereof at the Applicable Rate.
(ii)    Interest Payment Dates. Accrued interest on the unpaid principal amount of any Loan shall be payable as set forth in clause (iv) below on (A) with respect to interest due under clause (a) of the definition of A&R Effective Date Payment, on the A&R Effective Date, (B) on the First Interest Payment Date and each Quarterly Date thereafter, (C) with respect to any principal amount repaid or prepaid, the date of such repayment or prepayment and (D) the Maturity Date (each of the foregoing dates, an “Interest Payment Date”); provided, that any Default Rate interest provided for hereunder shall be payable on demand.

(iii)    Interest Computations. All computations of interest on any Loan hereunder shall include the first day but exclude the last day of the applicable period and shall be based upon a year of, three hundred and sixty (360) days and the number of actual days elapsed.
(iv)    Payment of Interest. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, accrued interest in arrears, at a rate equal (A) the Current Interest Rate, which shall be paid in cash, plus (B) for interest accruing during the period from May 31, 2026 through September 30, 2026, the Default Rate, which shall be paid in cash plus (C) the Deferred Interest Rate, which shall be paid by adding such amount to the principal balance of the Loans (any accrued interest added to the balance of the Loans, the “PIK Interest”); provided that, in lieu of paying interest at the Deferred Interest Rate, the Borrower may, by written notice to the Administrative Agent at least three Business Days prior to the applicable Interest Payment Date, elect to pay interest in cash at a rate of 5.00% per annum. For the avoidance of doubt, all amounts of accrued PIK Interest as of each Interest Payment Date are no longer deemed to be accrued and unpaid interest on the outstanding principal of the Loan, but are considered a portion of the outstanding principal amount of the Loans until paid.
(v)    Interest Account and Interest Computations. The Borrower authorizes the Administrative Agent to record in an account or accounts maintained by the Administrative Agent on its books (A) the interest rates applicable to the Loans and the effective dates of all changes thereto; (B) the date and amount of each principal and interest payment on each Loan; and (C) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by the Borrower hereunder consistent with the terms hereof. The Borrower agrees that all computations by the Administrative Agent of interest shall be deemed prima facie to be correct in the absence of manifest error. The Administrative Agent shall deliver to the Borrower a statement detailing such computations of interest.
(c)    Principal Payments of Loans.
(i)    On the Maturity Date, the Borrower shall repay to the Administrative Agent, for the ratable benefit of the Lenders, all unpaid principal, interest, fees, and costs with respect to the Loans then outstanding.
(ii)    Loans prepaid or repaid may be re-borrowed during the applicable Availability Period.
(d)    Use of Loan Proceeds. The Borrower shall use the proceeds of the Loans solely for the purposes specified in Section 5.11.

(e)    Promissory Notes. Upon the written request of a Lender made through the Administrative Agent, the Borrower shall prepare, execute and deliver to such Lender a promissory note of the Borrower in the form of Exhibit A (individually, a “Note” and, collectively, the “Notes”) payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns), which shall evidence such Lender’s Proportionate Share of all outstanding Loans.
(f)    Prepayments.
(i)    Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment or a mandatory prepayment), the Borrower shall pay to the Administrative Agent for the account of each Lender owed such Loan, as applicable, (A) all accrued interest to the date of such prepayment on the amount prepaid and (B) all accrued fees, if any, to the date of such prepayment corresponding to the amount being prepaid.
(ii)    Optional Prepayment of Loans. Subject to Section 2.1(f)(i), the Borrower may, at its option, upon a five (5) Business Days’ irrevocable notice to the Administrative Agent, prepay (without any premium or penalty) any Loans, in whole or in part, in a minimum aggregate amount of Two Hundred and Fifty Thousand Dollars ($250,000) or such lesser amount as shall be remaining outstanding under the Loans to which such prepayment relates. Each such notice of optional prepayment hereunder shall specify the prepayment date, the aggregate principal amount of the Loans to be prepaid on such date and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.
(iii)    Mandatory Prepayments. Subject to Section 2.1(f)(i), the Borrower shall prepay, without penalty or premium, the Loans as follows:
(A)    within three (3) Business Days following any Monetization Event, the Borrower shall prepay the Loans in an amount equal to the lesser of (1) 100% of the Net Cash Proceeds in respect of such Monetization Event and (2) the outstanding principal amount of Loans borrowed with respect to the applicable Project, provided that, so long as no Event of Default is continuing, upon the Borrower's written request, the Administrative Agent may, in its sole discretion by written notice to the Borrower, reduce the percentage of Net Cash Proceeds required to be prepaid under Section 2.1(f)(iii)(A)(1) above;
(B)    following receipt of any Loss Proceeds by the Borrower, Borrower shall prepay the Loans (1) promptly (but subject to any requirements to apply such Loss Proceeds to restoration or rebuilding under applicable Senior Financing Documents) in an amount equal to

100% of such Loss Proceeds if such Loss Proceeds in respect of a single loss exceed $1,500,000 in the aggregate, and (2) with respect to any other Loss Proceeds, within ninety (90) days following receipt thereof, in an amount equal to 100% of such Loss Proceeds, unless Borrower confirms in writing to the Administrative Agent within such ninety (90) days that such Loss Proceeds will be reinvested in productive assets of a kind then used or usable in the business of the applicable Project and such proceeds are so reinvested within one hundred twenty (120) days after receipt thereof, provided that (x) such periods shall be without duplication of any periods available for reinvestment of Loss Proceeds under Senior Financing Documents for the applicable Project, (y) Borrower shall cause the Project Company with respect to which such Loss Proceeds were received to distribute promptly to the Borrower (to the extent permitted or not prohibited by any applicable Senior Financing Documents) all such Loss Proceeds, to the extent not used to prepay any applicable Senior Financing and not reinvested in accordance with any applicable Senior Financing Documents, and (z) notwithstanding the foregoing, all such Loss Proceeds shall promptly be applied to prepay the Loans if an Event of Default has occurred and is continuing;
(C)    substantially simultaneously with the incurrence or issuance by any Borrower Entity of any Indebtedness for borrowed money (other than in respect of Indebtedness for money borrowed permitted pursuant to Section 6.3), the Borrower shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds received by the applicable Borrower Entity in respect of such Indebtedness;
(D)    in the event of any voluntary reduction or termination of the Commitments by the Borrower, the Borrower shall, on the date of such reduction or termination, repay or prepay the Loans in an amount equal to the excess, if any, of the aggregate outstanding principal amount of Loans over the Commitments as so reduced (or in the case of a termination in full, 100% of its outstanding Loans); and
(E)    to the extent provided by the terms of Section 2.6(a).
(iv)    Application of Prepayments. All payments received by the Administrative Agent shall be applied, first, to the payment of any accrued but unpaid interest and fees and, second, to repay the principal amount of the Loans.
2.2    Commitments; Decrease of Commitment.
(a)    Commitments. The sum of the aggregate principal amount of all Loans outstanding shall not at any time exceed twenty-five million Dollars ($25,000,000), or, if such amount is increased pursuant to the terms of this Agreement, such other amount (such amount, as so increased from time to time, the “Commitments”).
(b)    Decrease of Commitment. Subject to Section 2.3(d), the Borrower may, upon ten (10) Business Days’ written notice to the Administrative Agent, permanently reduce or cancel the Commitments in whole or in part; provided that (i) any partial reduction shall be in a minimum amount of $500,000 and in integral multiples of $250,000 in excess thereof, (ii) after giving effect to any such reduction and any concurrent prepayment, the aggregate outstanding principal amount of Loans shall not exceed the Commitments as so reduced, (iii) the Borrower shall prepay the Loans to the extent necessary to comply with clause (ii), and (iv) the Borrower shall pay to the Lenders all Unused Fees then due as of the date of any such reduction or cancellation. Once reduced or canceled, the Commitments may not be reinstated.
2.3    Fees.
(a)    Fee Letter Fees. The Borrower shall pay to the Administrative Agent such fees and expenses set forth in the Fee Letter, in the amounts, at the times, and in the manner provided for, in the Fee Letter.
(b)    Unused Fee. On each Quarterly Date, the Borrower shall pay to the Administrative Agent a fee equal to 2.50% per annum on the average daily unutilized portion of the Commitments during the fiscal quarter ending on such Quarterly Date (such fee, the “Unused Fee”); provided that (i) the Unused Fees for the time period between the Closing Date through June 30, 2026 shall be paid as part of the A&R Effective Date Payment, and (ii) all Unused Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days, as prorated for any partial quarter, as applicable.
(c)    Exit Fee. If any Exit Event occurs, the Borrower shall, in each case, pay to the Administrative Agent, for the benefit of the Lenders, on the date of such Exit Event, the applicable Exit Fee. The Exit Fee shall constitute an Obligation and shall be due and payable by the Borrower immediately prior to and notwithstanding any acceleration of the outstanding principal of the Loans and all other accrued liabilities contemplated hereunder and under the other Financing Documents.
(d)    Notwithstanding anything to the contrary in this Agreement or any other Financing Document, it is understood and agreed that if any Loans are accelerated (whether as a result of the occurrence and continuance of any Event of Default, by operation of law or otherwise), any Exit Fee, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Commitments in respect of such Loans were terminated as of such date and shall constitute part of the Obligations for all purposes herein. Any Exit Fee shall also be payable in the event the Obligations, the Loans and this Agreement are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means. The Borrower Entities expressly waive the provisions of any present or future statute or law that prohibits or may prohibit the collection of the applicable premium in connection with any such acceleration. The parties hereto further acknowledge and agree that any Exit Fee is not intended to act as a penalty or to punish the Borrower Entities for any repayment or redemption of the Loans or cancellation of the Commitments. The Borrower Entities expressly agree that (i) any Exit Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) any Exit Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Borrower Entities giving specific consideration in this transaction for such agreement to pay any Exit Fee, (iv) the Borrower Entities shall be estopped hereafter from claiming differently than as agreed to in this Section, (v) the agreement of the Borrower Entities to pay any Exit Fee, is a material inducement to the Lenders to extend the Loans, and (vi) any Exit Fee represents a good-faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to any Lender or profits lost by such Lender as a result of any Exit Event.
2.4    Other Payment Terms.
(a)    Place and Manner. The Borrower shall make all payments due to the Administrative Agent, the Collateral Agent, the Depositary and each Lender hereunder to the Administrative Agent at its account in the United States identified in Annex 1 from time to time, in Dollars and in immediately available funds not later than 12:00 p.m., New York time, on the date on which such payment is due (subject to the provisions of this Agreement). Any payment made after such time on any day shall be deemed received on the next Business Day after such payment is received.
(b)    Date. Unless otherwise specified in this Agreement, whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall instead be due on the next succeeding Business Day unless that day falls in the next calendar month in which case such payment shall instead be due on the immediately preceding Business Day and such extension or reduction of time shall be included in the computation of interest or fees, as the case may be.
(c)    Late Payments. If any amounts required to be paid by the Borrower under this Agreement or the other Financing Documents (including principal or interest payable on any Loan, and any fees or other amounts otherwise payable to the Administrative Agent or any Lender) remain unpaid after such amounts are due, the Borrower shall pay interest on the aggregate, outstanding balance of such overdue amounts from the due date until those amounts are paid in full at a per annum rate equal to the Default Rate. Such Default Rate shall be in addition to the Applicable Rate and apply automatically without the need for any notice from the Administrative Agent or any Lender, provided that the foregoing shall not be intended to modify any other notice obligation hereunder including the notice provisions applicable to Events of Default.
(d)    Net of Taxes, Etc.
(i)    Taxes. Any and all payments by or on account of any obligation of the Borrower under any Financing Document shall be made without deduction or withholding for any Taxes, except as required by Governmental Rule. If any Governmental Rule (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Governmental Rule and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Governmental Rule, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. For purposes of Section 2.4(d) and (e), the term “Governmental Rule” includes FATCA.
(ii)    Indemnity. Each Borrower Entity shall jointly and severally indemnify each Recipient, within ten (10) days after demand thereof, for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.4(d)), payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Collateral Agent (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Payments by Borrower pursuant to this Section 2.4(d)(ii) shall be made within ten (10) days from the date such Lender makes written demand therefor as described above (submitted through the Administrative Agent). Each Lender shall severally indemnify the Agents, within ten (10) days after demand therefor, for (A) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Borrower Entities to do so), and (B) any Taxes attributable to such Lender’s failure to comply with the provisions of

Section 9.13 relating to the maintenance of a Participant Register and (C) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by an Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agents as applicable, to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by such Agent to the Lender from any other source against any amount due to such Agent under this clause (ii).
(iii)    Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.4(d) (including by the payment of additional amounts pursuant to this Section 2.4(d)), such Recipient shall repay to the indemnifying party any refund (but only to the extent of indemnity payments made under this Section with respect to Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such Lender or Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of any Lender, shall repay to the Lender the amount paid over pursuant to this Section 2.4(d)(iii) (including penalties, interest, and other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to any Governmental Authority. Notwithstanding anything to the contrary in this Section 2.4(d)(iii), in no event will the Lender be required to pay any amount to the indemnifying party pursuant to this Section 2.4(d)(iii), the payment of which would place the Lender in a less favorable net after-tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.4(d)(iii) shall not be construed to oblige any Recipient, to make available to the indemnifying party or any other Person its tax returns or other information relating to its Taxes it reasonably considers to be confidential.
(iv)    Notice. As soon as practicable after the date of any payment of Indemnified Taxes by the Borrower to any Governmental Authority pursuant to this Section 2.4(d), the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof or a copy of the return reporting such payment (or if such receipt or return is not available, any other proof of payment reasonably satisfactory to the Administrative Agent). The Administrative Agent shall promptly provide a copy of such receipt to each Lender. The Borrower shall compensate the Administrative Agent and each Lender for all reasonable losses and expenses sustained by the Administrative Agent or such Lender, as the case may be, as a result of any failure by the Borrower to so furnish the original or certified copy of such receipt or such other proof.
(v)    Survival of Obligations. The obligations of the parties hereto under Section 2.4(d) and (e) shall survive the Discharge Date, any resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, a termination of the Commitments, and the repayment, satisfaction, or discharge of all obligations under any Financing Document.
(e)    Withholding Exemption Certificates.
(i)    On or before the A&R Effective Date, any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Financing Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Governmental Rule or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.4(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person will deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), in such number of copies as shall be requested by such recipient, executed originals of IRS Form W-9 (or any applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Lender that is not a U.S. Person will, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
I.    in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, two (2) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Financing Document, two (2) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
II.    two (2) executed originals of IRS Form W-8 ECI (or any applicable successor form);
III.    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two (2) executed originals of a certificate substantially in the form of Exhibit I-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881 (c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any applicable successor form); or
IV.    to the extent a Lender is not the beneficial owner, two (2) executed originals of IRS Form W-8IMY (or any applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W- 8BEN-E,

and/or IRS Form W-9 (or, in each case, any applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3 and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Lender that is not a U.S. Person will, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by such recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Governmental Rule as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by Governmental Rule to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(D)    If a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed or required by Governmental Rule (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.4(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
2.5    Pro Rata Treatment.
(a)    Borrowing, Etc. Except as otherwise provided herein, each Borrowing of Loans shall be made or allocated among the Lenders pro rata according to their respective Proportionate Shares of the Commitments. Each payment of the principal of and interest on the Loans shall be made to or shared among the Lenders pro rata according to the respective unpaid principal amounts of such Loans held by such Lenders.
(b)    Sharing of Payments, Etc. If any Lender (a “Benefited Lender”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans (or interest thereon) owed to it, other than pursuant to Section 2.6(a) or Section 2.6(b) in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; and if after taking into account such participations, the Benefited Lender continues to have access to additional funds of the Borrower for application on account of its debt, then the Benefited Lender shall use such funds to reduce indebtedness of the Borrower held by it and share such payments with the other Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of the amount of such other Lender’s required repayment to the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation; provided, however, that the Borrower shall have no liability to the Lenders hereunder to the extent that it has made all payments to the Administrative Agent required to be made by it hereunder.
2.6    Change of Circumstances.
(a)    Illegality. If any Lender shall determine in good faith that a Change of Law shall make it unlawful or impossible for any Lender to make or maintain any Loan, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (i) the Borrower’s right to request the making of, and the Lenders’ obligations to make or continue to make Loans shall be suspended for so long as such condition shall exist; and (ii) the Borrower shall, immediately following the date of such illegality, repay such Loans. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid, together with any additional amounts required pursuant to Section 2.6(b). Thereafter, the Borrower may replace any such Lender so affected pursuant to Section 9.12.
(b)    Increased Costs. If, after the A&R Effective Date, any Change of Law shall:
(i)    impose, modify or hold applicable any reserve, special deposit or similar requirement (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender; or
(ii)    impose on any Lender any other condition, cost, or expense (other than related to Taxes) affecting this Agreement or Loans made by such Lender; or
(iii)    subject the Lender to any tax with respect to any Obligation or Commitment (except for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes);
and the effect of any of the foregoing is to increase the cost to such Lender of making, issuing, creating, renewing, participating in or maintaining any such Loan or to reduce any amount receivable by such Lender hereunder or under the Notes; then the Borrower shall from time to time, upon three (3) Business Days’ advance demand by the Administrative Agent (accompanied by a certificate from such Lender setting forth and reasonably accounting for the incurred costs), pay to the Administrative Agent on behalf of such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts, to the extent actually incurred by or suffered by such Lender. Thereafter, the Borrower may replace any such Lender affected pursuant to Section 9.12.
(c)    Capital Requirements. If any Lender determines in good faith that (i) any Change of Law increases the amount of capital required or expected to be maintained by such Lender or the Lending Office of such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Lending Office which is attributable to or based upon the Loans or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s policies with respect to capital adequacy), the Borrower shall pay to the Administrative Agent on behalf of such Lender, upon demand of the Administrative Agent on behalf of such Lender (accompanied by a certificate from such Lender setting forth and reasonably accounting for the incurred costs), such amounts as such Lender shall reasonably determine are necessary to compensate such Lender for such reasonably increased costs to such Lender of such increased capital. Thereafter, the Borrower may replace any such Lender so affected pursuant to Section 9.12.
(d)    Notice. Each Lender will notify the Administrative Agent of any event occurring after the A&R Effective Date that will entitle such Lender to compensation pursuant to this Section 2.6, as promptly as is practicable and in no event later than one hundred and eighty (180) days after the principal officer or other representative of such Lender responsible for administering this Agreement obtains knowledge thereof, and the Administrative Agent shall promptly notify the Borrower of such event; provided, however, that any Lender’s failure to notify the Administrative Agent within such one hundred and eighty (180)-day period shall not relieve the Borrower of its obligations under this Section 2.6 with respect to claims arising prior to such time as the Borrower receives notice as provided herein but shall relieve the Borrower of its obligations under this Section 2.6(d) with respect to interest and penalties between the end of such 180-day period and such time as the Borrower receives notice from such Lender as provided herein. No Person purchasing from a Lender a participation in any Loan shall be entitled to any payment from or on behalf of the Borrower pursuant to Section 2.6 which would be in excess of the applicable proportionate amount (based on the portion of the Loan in which such Person is participating) which would then be payable to such Lender if such Lender had not sold a participation in that portion of the Loan.
2.7    Alternate Office; Minimization of Costs.
(a)    To the extent reasonably possible, each Lender shall designate an alternative Lending Office with respect to its Loans and otherwise take any reasonable actions to reduce any liability of the Borrower to such Lender under Section 2.4(d) or Section 2.6, so long as such Lender, in its sole discretion, does not determine that such designation is materially disadvantageous to such Lender.
(b)    Any Lender may designate a Lending Office other than that set forth on Schedule 2.7(b) and may assign all of its interests under the Financing Documents, and its Notes, to such Lending Office, provided that (x) such designation and assignment does not at the time of such designation and assignment increase the reasonably foreseeable liability of the Borrower under Section 2.4(d) or Section 2.6 and (y) such

Lender shall, and shall cause its Affiliates to, comply with Section 2.4(d) and Section 2.4(e) with respect to such Lending Office.
(c)    Each Lender shall use reasonable efforts to avoid or minimize any additional costs, Taxes, expense or obligation which might otherwise be imposed on the Borrower pursuant to Section 2.4(d) or Section 2.6 or as a result of such Lender being subject to a Reserve Requirement or to avoid the unavailability of Loans or a repayment under Section 2.6; provided that such efforts shall not cause the imposition on any Lender of any material additional costs or legal or regulatory burdens unless the Borrower shall provide such Lender with an indemnification for such additional costs in form and substance reasonably satisfactory to such Lender.
2.8    Incremental Commitments. The Borrower may, from time to time during the term of this Agreement, request an upsizing of the Commitments, by giving notice to the Administrative Agent at least forty (40) Business Days in advance (which includes the ten (10) Business Days’ notice period referred to in Section 2.8(a)), specifying the requested dollar amount of such incremental Commitments (an “Incremental Increase”), which such Incremental Increase shall be subject to the Lenders sole discretion; provided, that:
(a)    with respect to a request for any Incremental Increase, within (10) Business Days following such request, Lenders shall either decline such request or agree to provide such Incremental Increase of the Commitments on the same terms and conditions as the Commitments. If the Lenders have declined, or not responded to the request within the period for such election set forth in the immediately preceding sentence, the Borrower may negotiate and accept third-party capital commitments for Sponsor Equity in the amount of the requested Incremental Increase;
(b)    other than as set forth in the immediately preceding clause (a), any Incremental Increase shall be on the same terms and conditions as the existing Commitments;
(c)    no Lender shall be required to increase its Commitments;
(d)    no Default or Event of Default has occurred and is continuing both before and after giving effect to such Incremental Increase;
(e)    all of the representations and warranties of each Borrower Entity contained in this Agreement and each other Financing Document to which such Borrower Entity is a party shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects) as of the Borrowing Date (or such earlier date or period specifically stated in such representation or warranty);

(f)    no Material Adverse Effect shall have occurred since the A&R Effective Date;
(g)    all amounts required to be paid to or deposited with the Administrative Agent, the Collateral Agent, the Depositary, or any Lender, or any of their consultants or advisors, and all taxes, fees, and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed in connection with the Incremental Increase, shall have been paid in full or provided for;
(h)    each such Incremental Increase shall be effected pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Financing Documents, executed by the Borrower, the Lenders, the Administrative Agent and the applicable Incremental Lenders, which amendment may, with the consent of the Required Lenders (or such other number of Lenders as may be required pursuant to the terms of Section 9.9, effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.8); and
(i)    the Administrative Agent shall have received all other items reasonably requested by it or by any Lender, which may include an intercreditor agreement in form and substance satisfactory to the Lenders and Administrative Agent.
2.9    Security Agreements.
(a)    Security for the Loan Obligations. All Obligations of the Borrower under the Financing Documents shall be secured by, and the Borrower shall deliver or cause to be delivered to the Collateral Agent the following documents duly executed by each party thereto (such documents, and all other security documents, financing statements and other documentation filed or recorded in connection with such documents, the “Collateral Documents”):
(i)    the Pledge Agreement;
(ii)    the Guaranty and Security Agreement;
(iii)    the Consents to Assignment; and
(iv)    the Account Control Agreement.
(b)    Security. The obligations of the Borrower under the Loans shall be secured by the Collateral Documents.
(c)    Further Assurances. The Borrower shall, and shall cause each Project Company and Intermediate Holdco to, deliver to the Collateral Agent each of the foregoing and such other instruments, agreements, certificates, opinions, and documents

(including UCC financing statements) as the Collateral Agent may reasonably request to perfect and maintain the Liens granted to the Collateral Agent by the foregoing prior to the Liens or other interests of any Person other than Collateral Agent (other than Permitted Liens). The Borrower shall, and shall cause each Project Company and Intermediate Holdco to, fully cooperate with the Administrative Agent and perform all additional acts necessary or reasonably requested by the Administrative Agent to effect the purposes of the foregoing.
2.10    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Fees. Fees accruing on the Commitment of such Defaulting Lender pursuant to Section 2.3(b) shall be paid to the Administrative Agent for application in accordance with Section 2.10(c).
(b)    Voting. The Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder; provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(c)    Application of Withheld Amounts. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender or received by the Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Collateral Agent hereunder; second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting

Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the applicable conditions set forth in Article 3 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Lenders that are not Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders in accordance with their respective shares of the Commitment. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.10 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(d)    Participations. In the event that the Administrative Agent (acting at the direction of the Required Lenders) and the Borrower each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent (acting at the direction of the Required Lenders) shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Proportionate Share.
ARTICLE 3
CONDITIONS PRECEDENT
3.1    Conditions Precedent to the A&R Effective Date. The following conditions shall be satisfied on or before the A&R Effective Date (unless waived in writing by the Administrative Agent with the consent of all the Lenders):
(a)    A&R Effective Date Documents. The Administrative Agent shall have received each of the following documents, in form and substance satisfactory to the Administrative Agent, duly executed, and each such document shall be in full force and effect, and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained:
(i)    the MIPA;
(ii)    the Assignment Agreement;
(iii)    that certain Release and Fee Agreement, by and among Original Borrower, Original Pledgor, certain other parties thereto, Administrative Agent, Collateral Agent, Lenders, and S2G Builders Special Opportunity Fund I LP, a Delaware limited partnership, in its capacity as a limited liability company member of Original Pledgor;
(iv)    this Agreement;
(v)    the A&R Guaranty and Security Agreement;

(vi)    the Pledge Agreement; and
(vii)    the A&R Fee Letter.
(b)    Secretary’s Certificates. The Agents shall have received: (i) a certificate from a Responsible Officer of each of the Pledgor, Borrower, and each Subsidiary Guarantor attaching (a) resolutions or consent of the member or manager of such Person authorizing its execution, delivery, and performance of this Agreement and the other Financing Documents to which it is a party, and (b) attesting to the incumbency and signatures of specific officers; (ii) copies of governing documents, as amended, modified, or supplemented prior to the A&R Effective Date of the Pledgor and the Borrower and each Subsidiary thereof, in each case certified by a Responsible Officer of such person, and each of which is in form and substance satisfactory to the Lenders; (iii) with respect to Subsidiaries contributed by Original Borrower to Borrower prior to the A&R Effective Date, copies all documents related to such contribution, as amended, modified, or supplemented prior to the A&R Effective Date of the Pledgor and the Borrower and each Subsidiary thereof, in each case certified by a Responsible Officer of such person, and each of which is in form and substance satisfactory to the Lenders; and (iv) a certificate of status with respect to each of the Pledgor, Borrower, and each Subsidiary Guarantor, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such entity, which certificate shall indicate that such entity is in good standing in such jurisdiction.
(c)    Legal Opinions. The Agents shall have received customary legal opinions from counsel to the Pledgor, Borrower and each Subsidiary Guarantor, in form and substance satisfactory to the Agents addressing, as applicable, (i) authorization and enforceability of the Financing Documents and other corporate matters, (ii) security interest and UCC matters.
(d)    Know Your Customer Information. The Administrative Agent shall have received all documentation and information requested by the Lenders that are necessary (including the names and addresses of each Borrower Entity) for the Lenders to identify each Borrower Entity in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder). At least five (5) days prior to the A&R Effective Date, to the extent Pledgor or the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each shall deliver a Beneficial Ownership Certification. As of the A&R Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
(e)    Payment of Fees. All amounts required to be paid to or deposited with the Administrative Agent, the Collateral Agent, the Depositary, or any Lender, or any of their consultants or advisors, and all taxes, fees, and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed under this Section 3.1, shall have been paid in full or provided for.

(f)    No Default or Event of Default. No Default or Event of Default has occurred and is continuing as of the A&R Effective Date or would result from this Agreement becoming effective in accordance with its terms.
(g)    Borrower Certification. A Responsible Officer of the Borrower (in his or her capacity as such) shall have certified to the Administrative Agent, in form satisfactory to the Administrative Agent, that its representations and warranties set forth in the Financing Documents to which it is a party are true and correct in all material respects as of the A&R Effective Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(h)    Lien Search Results. The Administrative Agent shall have received the results of a recent search of all liens, judgements, and litigation, including all effective UCC financing statements (or equivalent filings) made with respect to the Pledgor, Borrower and the Subsidiary Guarantors (and other entities requested by the Lender) in all appropriate jurisdictions together with copies of all such filings disclosed by such search.
(i)    UCC Financing Statements. Proper financing statements under the UCC (or the equivalent thereof in any applicable foreign jurisdiction, as applicable), shall have been filed, registered or recorded on the A&R Effective Date or shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation, in each case with the Delaware Secretary of State and any other applicable filing office in any applicable jurisdiction that the Collateral Agent deems necessary or reasonably desirable in order to perfect the Collateral other than any real property. The Borrower shall have filed proper financing statement amendments (or the equivalent thereof in any applicable foreign jurisdiction, as applicable), if any, necessary to release all security interests and other rights of any person in the Collateral previously granted by the Borrower or any of its applicable Affiliates.
(j)    Accounts. (i) The Administrative Agent shall have received evidence reasonably satisfactory to it that all required Collateral Accounts in the name of the Borrower have been established and shall be subject to the Lien of the Collateral Agent under the Collateral Documents for the benefit of the Secured Parties, and (ii) the Borrower shall have executed and delivered all relevant documentation to be entered into with regard to the establishment of the Collateral Accounts.
(k)    Financial Statements. The Administrative Agent shall have received the most recent (i) audited financial statement of the Sponsor for the fiscal year ending December 31, 2025; (ii) unaudited financial statement of the Sponsor for the reporting period ending June 30, 2026, that in each case includes the consolidated balance sheet of the Sponsor and its consolidated subsidiaries as of the end of such reporting period, the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case, setting forth comparative figures for the preceding fiscal year, and (iii) an unaudited balance sheet of Borrower as of the A&R Effective Date.
(l)    Ownership Diagram. The Administrative Agent shall have received an ownership diagram that shows each level of ownership from the Sponsor, the Pledgor, each Intermediate Holdco and each Project Company, including all of the Borrower’s wholly-owned subsidiaries, and, as of the A&R Effective Date, such ownership diagram shall be true and correct in all material respects.
(m)    No Material Adverse Effect. As of the A&R Effective Date, since the date of delivery of the latest unaudited financial statements for the reporting period ended June 30, 2026 pursuant to Section 3.1(k), there has been no Material Adverse Effect.
(n)    Representations and Warranties. All of the representations and warranties of each Borrower Entity contained in this Agreement and each other Financing Document to which such Borrower Entity is a party shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects) as of the Borrowing Date (or such earlier date or period specifically stated in such representation or warranty).
(o)    A&R Effective Date Payment. Borrower shall have (i) made the A&R Effective Date Payment and (ii) paid all amounts due under the Fee Letter, in each case to Administrative Agent for the benefit of the Lenders.
(p)    Insurance. Insurance complying with this Agreement and the Project Company Documents shall be in full force and effect, and the Administrative Agent shall have received true and correct copies of such policies.
(q)    Employment Agreements. The Borrower (or an Affiliate thereof) shall have entered into employment agreements with key operating executives of the Goshe team, in form and substance reasonably satisfactory to the Administrative Agent.
3.2    Conditions Precedent to Advances in respect of Acquired Projects. The obligation of each Lender to make or participate in any Advance the proceeds of which shall be used to pay a portion of the purchase price with respect to an Acquired Project shall be subject, at the time thereof, to the satisfaction of the following conditions (unless waived in writing by the Administrative Agent with the consent of the Required Lenders):
(a)    Eligible Project. The Acquired Project shall be an Eligible Project.
(b)    Custodian File. The Administrative Agent shall have received access to the Custodian File in respect of the Acquired Project.

(c)    Collateral Matters:
(i)    Accession to the Guaranty and Security Agreement. The relevant Project Company and any applicable Intermediate Holdco (unless waived by the Administrative Agent in writing in its sole discretion) (1) shall have executed an Accession Agreement to the Guaranty and Security Agreement and (2) proper financing statements under the UCC (or the equivalent thereof in any applicable foreign jurisdiction, as applicable) shall have been filed registered or recorded on the date of such Advance or shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation, in each case, with the Delaware Secretary of State and any other applicable filing office in any applicable jurisdiction that the Administrative Agent deems necessary or reasonably desirable in order to perfect the Collateral Agent’s security interests in the related Collateral.
(ii)    Consents, Waivers and Approvals. The Administrative Agent shall have received all necessary consents, waivers, and approvals under any Project Company Document that prohibits the grant of a Lien to the Collateral Agent or the Secured Parties in respect of such agreement or would prohibit the Collateral Agent or the Secured Parties from foreclosing on such Lien, consenting thereto.
(iii)    UCC Search Results. The Administrative Agent shall have received the results of a recent search of all liens, judgements, and litigation, including all effective UCC financing statements (or equivalent filings) made with respect to the Borrower, the applicable Project Company and any Intermediate Holdco.
(iv)    Updated Schedules. The Borrower shall have provided with updated Schedules to this Agreement, in each case, in form and substance satisfactory to the Administrative Agent and the Lenders to reflect the addition of the Acquired Project on such Borrowing Date.
(v)    Intermediate Holdco. The Borrower shall ensure that there is an Intermediate Holdco included in the ownership chain of the relevant Project Company that can pledge its indirect ownership interests in such Project Company subject to a first priority lien.
(d)    Acquisition Agreement. The Administrative Agent shall have received each of the following documents, in form and substance satisfactory to the Administrative Agent, duly executed, and each such document shall be in full force and effect, and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained:

(i)    Acquisition Agreement. The Administrative Agent shall have received a copy of the Acquisition Agreement (in form and substance reasonably acceptable to the Administrative Agent) pursuant to which the Acquired Project is to be acquired.
(ii)    Officer’s Certification. A Responsible Officer of the Borrower (in his or her capacity as such) shall have certified to the Administrative Agent that all conditions set forth in the applicable Acquisition Agreement that are required to be satisfied as of or prior to the “A&R Effective Date” (or other applicable defined term) under the Acquisition Agreement have been satisfied.
(e)    Legal Opinions. The Administrative Agent shall have received customary opinions from (a) counsel to the Borrower addressing, as applicable, (i) authorization and enforceability of the Financing Documents (including the applicable Accession Agreement to the Guaranty and Security Agreement) and other corporate matters, (ii) security interest and UCC matters and (b) counsel to the Borrower, or the general counsel (or other chief legal officer) of the Borrower, addressing no conflicts with the applicable Project Company Documents.
(f)    Diligence Matters.
(i)    Project Company Documents. With respect to an Acquired Project, the Administrative Agent shall have completed a due diligence review of the Project Company Documents to the reasonable satisfaction of the Administrative Agent.
(ii)    Base Sizing Model and Schedule. The Borrower shall have provided the Administrative Agent and the Lenders with an updated Base Sizing Model and Schedule in form and substance reasonably acceptable to the Administrative Agent.
(iii)    Consultant Reports. The Administrative Agent shall have been provided with a copy of each report prepared by an Independent Consultant (including a Phase I Environmental Site Assessment report prepared pursuant to ASTM E1527-21) with respect to the Acquired Project together with a letter from each applicable Independent Consultant granting reliance to Administrative Agent and Lenders, in each case, in form and substance reasonably satisfactory to Administrative Agent and the Lenders.
(iv)    Ownership Diagram. The Administrative Agent shall have received an updated ownership diagram delivered pursuant to Section 3.1(l) reflecting the addition of the applicable Project Company, and, as of such Borrowing Date, such ownership diagram shall be true and correct in all material respects.

(v)    IE Report and Reliance Letter. Delivery of an executed reliance letter with respect to the report of the Independent Engineer, together with the final report of the Independent Engineer, with respect to the Acquired Project, in form and substance satisfactory to the Administrative Agent and the Lenders.
(vi)    Diligence. The Administrative Agent and the Lenders shall have completed to their reasonable satisfaction their due diligence investigation of the Borrower, the Project Companies, the Acquired Project and all other matters relating thereto (including, without limitation, with respect to business; financial; insurance; technology; tax; real estate; environmental, social and governance; worker health and safety; and legal matters) and the results of such investigations shall be satisfactory to the Administrative Agent and the Lenders in their sole discretion.
(g)    Insurance. Insurance complying with this Agreement and the Project Company Documents in respect of the Acquired Project shall be in full force and effect, and the Administrative Agent shall have received (i) a certificate from the Borrower’s placing insurance broker stating that the insurance policies required under Section 5.13 are in full force and effect and that all premiums then due thereon have been paid and that, in the opinion of such Person, such insurance complies with Section 5.13, (ii) copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer) with the designation, where applicable, of the Collateral Agent as an additional insured/loss payee thereunder, or other evidence satisfactory to the Administrative Agent and the Lenders, (iii) a final report of the Insurance Consultant, including a review of the adequacy of insurance policies for the Acquired Project and confirming that all insurance policies required by the Insurance Consultant’s report are in full force and effect, are not subject to cancellation without thirty (30) days’ prior notice (ten (10) days for non-payment of premiums) and otherwise conform with the insurance requirements set forth herein and in the Project Company Documents in respect of the Acquired Project and (iv) a compliance and reliance certificate from the Insurance Consultant addressed to the Administrative Agent. All such evidence, certificates and report shall be in form and substance satisfactory to the Administrative Agent and the Lenders.
(h)    Tax Credit Insurance. The Administrative Agent shall have received a tax credit insurance policy (or, if such policy has not yet been executed, a term sheet or non-binding indication letter from an insurer with respect to such tax credit insurance), in each case with respect to the Acquired Project, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
3.3    Conditions Precedent to All Advances. Except as otherwise expressly provided below, the obligation of each Lender to make or participate in any Advance shall be subject, at the time thereof, to the satisfaction of the following conditions (unless waived in writing by the Administrative Agent with the consent of the Required Lenders):
(a)    Notice of Borrowing. The Administrative Agent shall have received a completed Notice of Borrowing in form and substance reasonably satisfactory to the Administrative Agent including any attachments thereto.
(b)    Representations and Warranties. All of the representations and warranties of each Borrower Entity contained in this Agreement and each other Financing Document to which such Borrower Entity is a party shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects) as of the Borrowing Date (or such earlier date or period specifically stated in such representation or warranty).
(c)    Solvency. The Administrative Agent shall have received a certification from a Responsible Officer of the Borrower that, after giving effect to such Advance and the application of the proceeds thereof, each Borrower Entity will be Solvent.
(d)    Commitments. After giving effect to such Advance, the aggregate outstanding principal amount of the Loans (including, for the avoidance of doubt, all PIK Interest) shall not exceed the aggregate Commitments.
(e)    No Material Adverse Effect. Since the A&R Effective Date, there has been no Material Adverse Effect.
(f)    Borrower Certificate. The Administrative Agent shall have received a certification from a Responsible Officer of the Borrower in the form of Exhibit B, certifying that: (i) each Project owned, directly or indirectly, by the Borrower (A) has not been Abandoned, (B) has not been subject to a Bankruptcy Event, (C) is not in breach of any covenant or representation and warranty applicable to such Project hereunder or under the other Operative Documents pertaining to such Project or its applicable Project Company and (D) is not in breach of any covenant or representation and warranty applicable to such Project or its applicable Project Company or Intermediate Holdco under any Senior Financing Document; (ii) no Event of Default or Default has occurred and is continuing or would result from any Advance or from the application of the proceeds thereof; (iii) its representations and warranties set forth in the Financing Documents to which it is a party are true and correct in all material respects as of the A&R Effective Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (iv) either (x) after giving effect to such Advance and the application of the proceeds thereof, except for any Advance in respect of the Two Brothers Project, the aggregate proceeds from Advances received by the Borrower in respect of any Project shall not exceed 75% of the aggregate Commitments; or (y) the aggregate principal amount of all outstanding

Loans does not exceed 15% of the total cost of construction for all Eligible Projects included in the Collateral (this clause (iv), the “Concentration Limit”).
(g)    Fees and Expenses. All amounts required to be paid to or deposited with the Administrative Agent, the Collateral Agent, or any Lender, or any of their consultants or advisors, and all taxes, fees, and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed hereunder, shall have been paid in full or provided for.
(h)    Funds Flow. The Administrative Agent shall have received at least three (3) Business Days prior to the Borrowing Date, a funds flow memorandum, in form and substance reasonably satisfactory to it.
(i)    Notes. To the extent requested by a Lender, delivery to the Administrative Agent of a Note executed by the Borrower with respect to such Lender’s Proportionate Share of the Loans.
(j)    Other Information and Documents. The Administrative Agent shall have received such other information, certificates, forms and documents related to the Borrower, the Project Companies and the Projects as the Administrative Agent may reasonably request, including, without limitation, with respect to worker health and safety and environmental, social and governance matters.
(k)    Change in Tax Law. No Change in Tax Law shall have occurred since the A&R Effective Date.
3.4    No Approval of Work. The making of any Loan hereunder shall not be deemed an approval or acceptance by the Administrative Agent, the Collateral Agent or the Lenders of any work, labor, supplies, materials, or equipment furnished or supplied.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
4.1    Representations and Warranties of Borrower. The Borrower makes the following representations and warranties to, and in favor of, the Administrative Agent and the Lenders as of the A&R Effective Date, as of each Borrowing Date (except that any representation or warranty in this Article 4 which relates expressly to an earlier date, by direct reference or by reference to a document dated a certain date, shall be deemed made only as of such date) and as of each date it delivers a certificate pursuant to Section 5.1(a)(iv).
(a)    Organization; Corporate Powers. Each Borrower Entity (i) is a duly organized and validly existing limited liability company, in good standing under the laws of the State of Delaware, (ii) has the limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized, except where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
(b)    Authority and Enforceability. Each Borrower Entity has the limited liability company or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Financing Documents to which it is party and has taken all necessary company or other organizational action to authorize the execution, delivery and performance of the Financing Documents to which it is party. Each Borrower Entity has duly executed and delivered each Financing Document to which it is party and each Financing Document to which it is party constitutes the legal, valid and binding agreement and obligation of the respective Borrower Entity enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
(c)    Government Approvals. No order, consent, authorization, approval, license, or validation of, or filing recording, registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to: (i) the execution, delivery, and performance by a Borrower Entity of any Financing Document or (ii) the legality, validity of any Financing Document to which such Borrower Entity is a party.
(d)    Litigation. There are no actions, suits, or proceedings, pending or threatened in writing with respect to any Borrower Entity, that, in each case, if adversely determined to or against any Borrower Entity, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(e)    Applicable Law, Contractual Obligations and Organizational Documents. Neither the execution, delivery and performance by any Borrower Entity of the Financing Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene in any material respect any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Borrower Entity or its properties and assets, (ii) will conflict with or result in any material breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the property or assets of such Borrower Entity pursuant to the terms of any contract, except for any such conflict, breach or default that would not reasonably be expected to result in a Material Adverse Effect or (iii) will breach in any material respect any provision of the certificate of formation or the operating agreement of such Borrower Entity, except for any such contravention that would not reasonably be expected to result in a Material Adverse Effect.

(f)    Use of Proceeds. Proceeds of the Advances have been used only as permitted under Section 5.11. No part of the proceeds of the Advances will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.
(g)    No Other Bank Accounts. The Borrower does not have any “account” with a “bank” (within the meaning of Section 4-104(a)(1) and 4-105(1) of the UCC, respectively) other than accounts established in accordance with this Agreement.
(h)    ERISA. No Borrower Entity has or has had any employees or individual independent contractors. Either (i) there are no ERISA Plans for any Borrower Entity or any member of the Controlled Group, or (ii)  the Borrower Entities and each member of the Controlled Group with an ERISA Plan have fulfilled their obligations under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code for each such ERISA Plan and have not incurred any liability to the PBGC or to an ERISA Plan under Title IV of ERISA, other than for premiums required by Section 4006 of ERISA that were timely paid. The present value of all benefit liabilities under each Pension Plan or Multiemployer Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Pension Plan or Multiemployer Plan. So long as the source of funds for the Loans are not considered “plan assets” under U.S. Department of Labor Regulations Section 2510.3-101, as modified by Section 3(42) of ERISA, neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will involve any Borrower Entity in a material “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code which is not exempt under Section 408 of ERISA or under Section 4975(d) of the Code.
(i)    Taxes. Each Borrower Entity has timely filed (or had filed on its behalf) all material Tax returns and reports required to be filed by it under Governmental Rule. All such Tax returns and reports were true, complete, and correct in all material respects at the time of such filing and at all times thereafter. Each Borrower Entity has timely paid (or had paid on its behalf) all material Taxes required to be paid by it, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP. As of the A&R Effective Date, there are no Taxes being contested in accordance with the previous sentence. Other than as set forth in Schedule 4.1(i), there are no Tax audits, examination or investigations pending against any Borrower Entity, and no adjustments to the Tax liability of any Borrower Entity have been proposed in writing or, to any Borrower Entity’s knowledge, otherwise by any Governmental Authority in connection with any

Tax Return of such Borrower Entity. No Borrower Entity (i) has executed or granted any waiver or agreed to any extension with respect to any statute of limitations on the assessment or collection of any material Tax or with respect to the filing of any Tax Return or (ii) has any power of attorney with respect to Taxes in effect. No claim has been made by a Governmental Authority in a jurisdiction where a Borrower Entity does not file Tax returns that such Borrower Entity (including any of its assets) is or may be subject to taxation by that jurisdiction. No Lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax due from any Borrower Entity or with respect to any Projects. No Borrower Entity is a party to any Tax sharing, Tax allocation, Tax indemnification or similar agreement, other than agreements entered into in the ordinary course of business the principal purpose of which does not relate to Taxes. All Taxes that are required to be withheld or collected by each Borrower Entity have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Authority or properly deposited as required by applicable law. No Borrower Entity has any liability for Taxes of any other Person (other than another Borrower Entity) as a result of joint and/or several liability, as a transferee or successor, by contract or otherwise except as contemplated by any Project Company Document. No affirmative elections have been filed with the IRS or any state or local taxing authority to treat any Borrower Entity (other than GES Portfolio 3, LLC and GES Portfolio 4, LLC) as an association taxable as a corporation for U.S. federal, state, or local income tax purposes. As of the A&R Effective Date, each Borrower Entity (other than the Project Companies, Intermediate Holdcos, and Pledgor) is, and has since its formation been, treated as a disregarded entity for U.S. federal income tax purposes. As of the A&R Effective Date, the Pledgor is, and since its formation has been treated as, a disregarded entity or partnership for U.S. federal income tax purposes. Each Borrower Entity has, since its formation, been a U.S. Person not subject to withholding under section 1445 or section 1446 of the Code. No Borrower Entity has applied to the IRS or any state tax authority for any Tax ruling with respect to a Borrower Entity or a Project, including any application for a private letter ruling that has been withdrawn. No Borrower Entity has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(j)    Prohibited Foreign Entity Status. No Borrower Entity is a “specified foreign entity” (as defined in Section 7701(a)(51)(B) of the Code), or a “foreign-influenced entity” (as defined in Section 7701(a)(51)(D) of the Code). With respect to each Project, the construction of which began after December 31, 2025, such Project satisfies the requirements under Section 48E(c)(3). No Borrower Entity has made a payment in the taxable year preceding the taxable year in which the ITC for a Project is claimed to a “specified foreign entity” (as defined in Section 7701(a)(51)(B) of the Code) pursuant to a contract, agreement or other arrangement related to such Project which entitles such specified foreign entity (or an entity related to such specified foreign entity) to exercise effective control over such Project within the meaning of Section 7701(a)(51)(D)(ii) of the Code.

(k)    Accuracy of Information.
(i)    The written information (other than financial projections, forward looking statements, estimates, budgets, pro forma financial information, or other expressions of view as to future circumstances (collectively, “Forward-Looking Information”), and information of a general economic or industry specific nature) that has been made available to the Administrative Agent or any Lender by or on behalf of the Borrower or any Affiliate thereof (in connection with the transactions hereunder including any written statement or certificate of factual information), when taken as a whole, does not, when furnished, to the Borrower’s knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto). For clarity, it is expressly understood that any Forward-Looking Information or information of a general economic or industry specific nature are subject to significant uncertainties and contingencies and the Borrower is not making any representations or warranties with respect to such information.
(ii)    All Forward-Looking Information that is part of such information (including that set forth in any Base Sizing Model and Schedule) is based upon good faith estimates and assumptions that are believed by the Borrower or its Affiliates to be reasonable at the time made and, as of such time, reflect good faith estimates of the information projected for the periods set forth therein (it being understood and acknowledged that such Forward-Looking Information is based upon a number of material estimates and assumptions and are subject to business, economic and competitive and other uncertainties and contingencies, that actual results during the period or periods covered by any such Forward-Looking Information may differ materially and significantly from the projected results and that, accordingly, no assurances are given and no representations, warranties or covenants are made that any of the assumptions are correct, that such projections will be achieved or that the forward-looking statements expressed in such Forward-Looking Information will correspond to actual results).
(l)    No Material Adverse Effect. As of the initial Borrowing Date, since the date of delivery of the latest audited financial statements for a fiscal year of the Sponsor pursuant to Section 3.1(k), there has been no Material Adverse Effect. As of any other Borrowing Date, since the A&R Effective Date, there has been no Material Adverse Effect.
(m)    Investment Company Act. No Borrower Entity is an “investment company” or an “affiliated person” of or “promoter” or “principal underwriter” for an “investment company” as such terms are defined in the 1940 Act, nor is any Borrower

Entity otherwise subject to regulation thereunder and no Borrower Entity relies solely on the exemption from the definition of “investment company” in Section 3(c)(1) and/or 3(c)(7) of the 1940 Act (although such exemptions may be available).
(n)    Covered Fund. No Borrower Entity is a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.
(o)    Subsidiaries. Other than the Intermediate Holdcos and the Project Companies, the Borrower does not have any direct or indirect Subsidiaries and does not own or hold, directly or indirectly, any Equity Interest of any other Person.
(p)    Beneficial Ownership Certification. The information included in any Beneficial Ownership Certification or update thereto delivered pursuant to Section 3.1(d) is true and correct in all respects.
(q)    FERC Filings and Status.
Prior to the date on which it first delivers or sells electric energy, including test energy from a Project, each Project Company shall file a notice of self-certification of EWG status, which shall be in full force and effect.
(r)    Energy Regulatory Status.
(i)    No Project Company is or is subject to regulation as: (1) a “public utility” as defined in Section 201(e) of the FPA, (2) a “public-utility company” or “holding company” as defined under PUHCA, or (3) a “public utility”, “electric utility”, “transmission and distribution utility”, “retail electric provider” or similar designation under PURA or the applicable utility law of another state. Commencing on the date that a Project Company sells energy (including test energy), the Project Company will be a “public-utility company” as defined in PUHCA that is entitled, pursuant to 18 C.F.R. § 366.3(a), to the exemptions and waivers of FERC’s accounting, record-retention, and reporting requirements.
(ii)    Neither the Administrative Agent nor the Lenders, or any Affiliate of any of them will, solely as a result of the ownership, leasing or operation of the Projects, the sale of electricity therefrom or the entering into of any Operative Document or any transaction contemplated hereby or thereby, will be subject to, or not exempt from, regulation under the FPA or PUHCA or financial, organizational or rate regulation as a “public utility” or similar designation under applicable state law, unless the Administrative Agent, the other Lenders or any Affiliate of them is otherwise a “holding company” as that term is defined under PUHCA or is otherwise subject to any such PUHCA or FPA regulation; provided, however, that the exercise of any remedy provided for in any such Operative Document that would result in a direct or indirect change in ownership of or control over the Borrower, or the Projects may result in certain regulation under the FPA and/or PUHCA, unless the Administrative Agent or the Lenders otherwise qualify for an exemption or exclusion from such regulation; and
(iii)    None of the Borrower Entities will, solely as a result of the construction, ownership, leasing or operation of the Projects, the sale of electricity therefrom or the entering into any Operative Document or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation as a “holding company” within the meaning of Section 1262(8) of PUHCA except for regulation under Section 1265 of PUHCA or such regulations that would not result in a Material Adverse Effect or other than solely with respect to their direct or indirect ownership of one or more EWGs (unless such regulation does not cause a Material Adverse Effect). None of Borrower or Pledgor is subject to regulation under any Governmental Rule as to securities, rates or financial or organizational matters that would preclude the incurrence or repayment of the principal of or interest on any Loans, or the incurrence by Borrower or Pledgor of any of the Obligations or the execution, delivery and performance by Borrower, or Pledgor of the Operative Documents to which it is party. None of the Borrower Entities will be deemed by a Governmental Authority to be subject to financial, organizational or rate regulation as a “public utility” or similar designation under applicable state law, unless any such regulation would not result in a Material Adverse Effect.
(s)    Title and Collateral.
(i)    Other than as set forth in Schedule 4.1(r)(i), each of the Project Companies has (a) valid and marketable title to, or a valid leasehold interest in, the applicable Project Site, free and clear of all Liens, except for Permitted Liens and (b) valid and marketable title to, or a valid leasehold, easement or other interest in, all personal property and assets comprising the applicable Project owned by such Project Company, free and clear of all Liens, except for Permitted Liens. Each of the Project Sites is sufficient to enable each relevant Project Company to conduct its operations with respect to each Project in accordance with all Governmental Rules.
(ii)    The security interests granted to the Collateral Agent pursuant to the relevant Collateral Documents in the Collateral that may be perfected by filing (i) constitute as to personal property included in such Collateral and, with respect to subsequently acquired personal property included in such Collateral, will constitute, a first-priority perfected security interest and Lien under each applicable UCC subject to no other Liens except Permitted Liens; and (ii) are, and, with respect to such subsequently acquired property, will be superior and prior to the rights of all third-party Persons, as to such Collateral perfected under each applicable UCC and subject to no other Liens except Permitted Liens. The Collateral Documents relating to such Collateral and the financing statements relating thereto have been, or will be deemed to have been, duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interests described above. The Pledgor has properly delivered or caused to be delivered to the Collateral Agent any and all such Collateral that requires perfection of the Lien and security interest described above by possession or control in the Borrower owned by the Pledgor. The Borrower has properly delivered or caused to be delivered to the Collateral Agent any and all such Collateral that requires perfection of the Lien and security interest described above by possession or control in the Project Companies and Intermediate Holdcos owned by the Borrower.
(iii)    No filing, recording, re-filing, or rerecording other than those listed on Schedule 4.1(r)(iii) is necessary to perfect and maintain the perfection and priority of the interest, title or Liens referred to in Section 4.1(r)(ii) with respect to Collateral that can be perfected by filing.
(t)    Financial Statements. The financial statements and the balance sheets of the Borrower Entities delivered pursuant to the terms of this Agreement have been prepared in accordance with GAAP as properly applied, subject to normal year-end adjustments and lack of footnotes, and present fairly in all material respects the financial position of the Borrower Entity as of such date and the results of operations for the period then ended.
(u)    No Default. No Default or Event of Default has occurred and is continuing.
(v)    Eligible Projects. Each Acquired Project is, as of the date of its applicable Acquisition Agreement, an Eligible Project.
(w)    Compliance with Law. Each Borrower Entity is and, to Borrower’s knowledge, has been in compliance in all material respects with all applicable Governmental Rules (including Environmental Laws and ERISA matters).
(x)    Permits. All material Applicable Permits necessary or otherwise required for the development, construction, operation, routine maintenance and ownership of the Projects that are Applicable Permits, in each case, that are necessary as of the date of the applicable Borrowing have been obtained and are, in each case, in full force and effect, and, are not subject to any appeals or further proceedings and are not subject to any unsatisfied condition that was required to be satisfied as of the applicable Borrowing Date that have not been satisfied and that may allow adverse modification or revocation. No such Permits have been materially modified, amended, or supplemented. No Borrower Entity is in material violation of any Applicable Permit. Each material

Applicable Permit relating to the development, construction, ownership, operation, routine maintenance and the sale of electric energy and capacity is held in the name of or for the benefit of the applicable Project Company or the EPC Contractor.
(y)    Environmental Matters.
(i)    Other than as set forth in Schedule 4.1(x), none of the Borrower Entities is or to Borrower’s knowledge has been in violation of any Environmental Law or Permit with respect to the Projects or the applicable Project Site, in any material respect.
(ii)    None of the Borrower Entities nor, to the Borrower’s knowledge, any other Person has used, Released, generated, manufactured, produced, treated, handled or stored, Hazardous Substances in, on, under, from, or about any Project Site with respect to any Project, or transported, arranged or permitted the disposal thereto or therefrom, of any Hazardous Substances that could subject the Administrative Agent or the Lenders to a material liability under any Environmental Law or that could subject any of the Borrower Entities to material liability under any Environmental Law or Permit issued pursuant to Environmental Law.
(iii)    There are no surface impoundments or aboveground or, to any Borrower Entity’s knowledge, underground tanks, whether operative or temporarily or permanently closed, located on any Project Site or the improvements with respect to the Projects, the presence of which would reasonably be expected to subject any of the Borrower Entities to material liability under any Environmental Law.
(iv)    To the knowledge of the Borrower, there is no fact, circumstance, occurrence, or condition at the Project Site that would reasonably form the basis of any material liability of any of the Borrower Entities under any Environmental Law or constitute a material violation of Environmental Law or Applicable Permit.
(v)    There is no material Environmental Claim pending or, to the Borrower’s knowledge, threatened in writing with respect to the Project or Project Site or the improvements with respect to any Project or any of the Borrower Entities with respect to any Project.
(z)    Insurance. All insurance policies required to be maintained with respect to the Projects under Section 5.13 are in full force and effect and the Borrower has not received any notice of cancellation from the relevant insurers.
(aa)    OFAC Sanctions/Anti-Corruption Representations.

(i)    None of any Borrower Entity, any of their Subsidiaries, any director, officer or, to the Borrower’s knowledge, employee, agent, or controlled Affiliate of any Borrower Entity or any of their Subsidiaries (A) is an individual or entity that is, or is owned or controlled by Persons that are: (1) the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Netherlands (collectively, “Sanctions”), or (2) located, organized or resident in any Sanctioned Country (each such Person, a “Sanctioned Person”); or (B) has materially violated any Anti-Terrorism Law.
(ii)    No Borrower Entity conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Laws, or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Sanctions.
(iii)    The Borrower, its Subsidiaries and controlled Affiliates and their respective directors, officers, and employees and, to the Borrower’s knowledge, the agents of the Borrower, its Subsidiaries, and controlled Affiliates, are in compliance with all applicable Sanctions. The Borrower and its Subsidiaries have instituted and maintain or are otherwise subject to policies and procedures reasonably designed to ensure compliance with applicable Sanctions.
(iv)    None of the Borrower or any of its Subsidiaries or controlled Affiliates, any director, officer, or to the knowledge of the Borrower, agent, employee, or other person acting on behalf of the Borrower or any of its Subsidiaries or controlled Affiliates is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) to the extent applicable, and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), in each case as amended. The Borrower has instituted and maintains policies and procedures designed to ensure compliance with, in each case to the extent applicable, the FCPA, the UK Bribery Act and any other applicable anti-corruption laws.
(ab)    Brokers. No broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereunder, based upon arrangements made by or on behalf of any Borrower Entity for which the Borrower, any Administrative Agent or the Lenders will be responsible.

(ac)    Solvency. Each Borrower Entity, both immediately before and immediately after giving effect to the applicable Advance, is Solvent.
(ad)    Acquisition Agreements. The Borrower has delivered to the Administrative Agent correct copies of each Acquisition Agreement to which a Borrower Entity is party and of all exhibits and schedules thereto.
(ae)    Bankruptcy Event. No Bankruptcy Event has occurred and is continuing with respect to any Borrower Entity or, to the knowledge of any Borrower Entity, with respect to any Seller.
(af)    Project Company Documents. Schedule II attached hereto sets forth each of the Project Company Documents.
4.2    Representations, Warranties and Covenants of Lenders.     Each Lender (a) solely as to itself represents and warrants to, and in favor of, the Borrower as of the A&R Effective Date, or as of any other date that such Lender becomes a party to this Agreement as a result of an assignment, as applicable, that such Lender to its actual knowledge is not a “specified foreign entity” within the meaning of Section 7701(a)(51)(B) of the Code and (b) without limiting the foregoing, covenants that it shall use commercially reasonable efforts to promptly notify the Borrower if to its actual knowledge, it has or will become a “specified foreign entity” within the meaning of Section 7701(a)(51)(B) of the Code. Upon the reasonable request of the Borrower, but no more often than once annually for a Lender (unless such request relates to a tax return filing or SEC reporting deadline), each Lender shall provide confirmation that it is not, to its actual knowledge, a “specified foreign entity” within the meaning of and for purposes of Section 7701(a)(51)(B) of the Code. The Lender shall use commercially reasonable efforts to provide confirmation or denial of such status to the Borrower and the Administrative Agent within the earlier of (i) sixty (60) days after the receipt of such request from the Borrower or (ii) in the event of a tax return filing or SEC reporting deadline, thirty (30) days after the receipt of such request from the Borrower; provided that, if published guidance from the United States Treasury states that debt issued for purposes of Section 7701(a)(51)(D)(i)(I)(dd) of the Code applies only with respect to the original issuance of such debt, such confirmation shall no longer be required for such debt that is not within the meaning of “original issuance” under such published guidance. Following receipt of any such notice from a Lender described in clause (a) of the prior sentence above or otherwise upon Borrower’s knowledge that a Lender is or will be a “specified foreign entity” within the meaning of Section 7701(a)(51)(B) of the Code, Borrower may, as its sole and exclusive remedy, substitute such Lender with an Eligible Assignee in accordance with the provisions of Section 9.12.

ARTICLE 5
AFFIRMATIVE COVENANTS
So long as any Commitments are available or any Obligations are outstanding, each of the Pledgor and the Borrower covenants and agrees, and agrees to cause each of its respective Subsidiaries, to comply with each of the provisions of this Article 5:
5.1    Financial Statements; Reporting. The Borrower shall furnish to the Administrative Agent for delivery to each Lender:
(a)    Financial Statements.
(i)    within 120 days after the end of each fiscal year, its consolidated and consolidating balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by a Nationally Recognized Accounting Firm and accompanied by an opinion of such accountants (which opinion shall not include (A) an explanatory paragraph expressing substantial doubt about the ability of the Borrower and or any of its Subsidiaries to continue as a going concern or (B) any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision;
(ii)    within 60 days after each fiscal quarter of each fiscal year, its consolidated and consolidating balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Responsible Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” provision;
(iii)    within 30 days after the end of each fiscal month, its consolidated and consolidating balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Responsible Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; and
(iv)    each time the financial statements described above are delivered under this Section 5.1(a)(i)-(iii), a certificate signed by a Responsible Officer of the Person whose financial statements are being delivered shall be delivered along with such financial statements, certifying that (a) such Responsible Officer has made or caused to be made a review of the transactions and financial condition of the applicable Person during the relevant fiscal period in accordance with GAAP and (b)(i) no Default or Event of Default exists (or if any such event or condition existed or exists, the nature thereof and the corrective actions that the applicable Borrower Entity has taken or proposes to take with respect thereto) and (ii) all of the representations and warranties of each Borrower Entity contained in this Agreement and each other Financing Document to which such Borrower Entity is a party are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects) as of the date of such certificate (or such earlier date or period specifically stated in such representation or warranty). With respect to each such certificate delivered in connection with financial statements required to be delivered pursuant to Section 5.1(a)(ii), such certificate shall also attach and certify as true an updated capitalization table.
Notwithstanding anything to the contrary contained in this clause (a), the financial statements required to be delivered by the Borrower hereunder need not include any Project Company that has not yet achieved COD.
(b)    Budget. At least 60 days prior to the beginning of each fiscal year of the Borrower, a detailed consolidated and consolidating budget of the Borrower for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget.
(c)    on a quarterly basis, an updated report in the form attached hereto as Exhibit G (each, a “Pipeline Report”);
(d)    as soon as possible, and in any event within five (5) Business Days, after the Borrower or any of its ERISA Affiliates knows or has reason to know that an ERISA Event has occurred, deliver to the Lenders a certificate of a responsible officer of the Borrower setting forth the details of such ERISA Event, the action that the Borrower or the ERISA Affiliate propose to take with respect thereto, and, when known, any action taken or threatened by the IRS, Department of Labor or the Pension Benefit Guaranty Corporation;
(e)    promptly, and in any event within five (5) Business Days, after the Borrower’s knowledge thereof, notice of: (i) the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any other development concerning any litigation, action or proceeding pending or threatened in writing against the Borrower, an Intermediate Holdco or a Project Company (x) involving claims in excess of $50,000 against it or any Project, or (y) seeking any material injunctive, declaratory or other equitable relief that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect on the Borrower Entities;
(f)    promptly after receipt thereof by any Borrower Entity, copies of all notices, requests, and other documents (excluding regular periodic reports), each of which would reasonably be expected to be material to the interests of the Lenders and delivered or received by any Borrower Entity under the Project Company Documents;
(g)    promptly, and in any event within five (5) Business Days, after receipt thereof by any Borrower Entity, copies of all notices and other documents delivered or received by any Borrower Entity with respect to any material tax Liens on any Project (either individually or in the aggregate);
(h)    on each Borrowing Date, each Interest Payment Date and on each other day on which the Borrower, or any Project Company acquires an Acquired Project, updated Schedules to this Agreement, to reflect the current status of the Project on such date;
(i)    promptly after the execution thereof, any Additional Project Company Document and any amendment, supplement or other modification of any Project Company Document; provided, however that it shall deliver a copy of such Additional Project Company Document and use commercially reasonable efforts to obtain and deliver a related Consent to Assignment, if applicable, promptly upon receipt of a copy of such Additional Project Company Document, but in no event later than ten (10) Business Days after it has received a copy thereof;
(j)    promptly, upon acquiring written notice or giving written notice, as the case may be, or upon any Borrower Entity, Intermediate Holdco or Project Company obtaining knowledge thereof, give written notice to the Administrative Agent of its adoption of or participation in any ERISA Plan, or intention to adopt or participate in any ERISA Plan, its incurrence of any direct or contingent liability under any Pension Plan or Multiemployer Plan of any ERISA Affiliate or the occurrence of any ERISA Event; and

(k)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Financing Document, as the Administrative Agent or any Lender may reasonably request.
Documents required to be delivered pursuant to Section 5.01(a)(i) or (ii) shall be deemed to have been delivered on the date on which the Sponsor posts such documents on the SEC’s EDGAR system (or any successor system).
Notwithstanding the foregoing, the Borrower shall not be required to disclose to the Administrative Agent or any Lender, or any agents, advisors or other representatives thereof, any written material which is the subject of attorney-client privilege or attorney’s work product privilege asserted in good faith by the applicable Person to prevent the loss of such privilege in connection with such information.
5.2    Construction Progress and Operations Reports and Notices. The Borrower shall promptly provide to the Administrative Agent the construction progress reports, operational status reports and notices as set forth on Schedule 5.2, at the times set forth in such Schedule and in any event within five (5) Business Days following any request by the Administrative Agent or any Lender therefor.
5.3    Project Company Documents. The Borrower shall promptly deliver to the Administrative Agent a copy of each material notice received under each Project Company Document.
5.4    UCC Matters; Protection and Perfection of Security Interests. The Borrower shall, and the Borrower shall cause each applicable Project Company and Intermediate Holdco to, promptly execute and deliver all further instruments and documents, and take all further action necessary or reasonably required by the Administrative Agent (i) to perfect, protect or more fully evidence the Collateral Agent’s security interest in the Borrower, the Intermediate Holdcos the Project Companies and other Collateral, or (ii) to enable the Agent to exercise or enforce any of its rights hereunder, under the Guaranty and Security Agreement, the Pledge Agreement or under any other Financing Document. Without limiting each of the Borrower’s obligation to do so, the Borrower, on behalf of itself and on behalf of each Project Company and each Intermediate Holdco, hereby irrevocably authorizes the filing of such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or reasonably required by the Administrative Agent. The Borrower, on behalf of itself and on behalf of each Project Company and each Intermediate Holdco hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, naming the Borrower or the applicable Project Company or Intermediate Holdco (as applicable) as debtor, relative to all or any of the Collateral now existing or hereafter arising without the signature of the Borrower, the applicable Project Company or applicable Intermediate Holdco where permitted by law. A carbon, photographic or other reproduction of the Guaranty and Security Agreement and the

Pledge Agreement or any financing statement covering the Collateral, or any part thereof shall be sufficient as a financing statement.
5.5    Access to Certain Documentation and Information Regarding a Project. The Borrower shall, and the Borrower shall cause each applicable Borrower Entity to, permit, as applicable, the Administrative Agent or its duly authorized representatives or independent contractors, upon reasonable advance notice to the Borrower Entity, as applicable, (i) access to documentation that each Borrower Entity may possess regarding the Projects, (ii) to visit any Borrower Entity, and to discuss their respective affairs, finances and accounts (as they relate to their respective obligations under this Agreement and the other Financing Documents) with such Borrower Entity, their respective officers, and independent accountants (subject to such accountants’ customary policies and procedures), and (iii) to examine the books of account and records of any Borrower Entity as they relate to the Projects, to make copies thereof or extracts therefrom, in each case of clauses (i) to (iii), at such reasonable times and during regular business hours of such Borrower Entity.
5.6    Existence and Rights; Compliance with Laws. The Borrower shall, and the Borrower shall cause each applicable Borrower Entity to, preserve and keep in full force and effect each Borrower Entity’s limited liability company existence. The Borrower shall permit, and the Borrower shall cause each applicable Borrower Entity to, comply with all Applicable Laws and with the provisions of their respective limited liability company agreements or operating agreements and maintain in place all permits, licenses, approvals and qualifications required for each of them to conduct its business activities, except such non-compliance as would not be reasonably expected to have a Material Adverse Effect.
5.7    Books and Records; Board Materials. The Borrower shall, and the Borrower shall cause each applicable Intermediate Holdco and Project Company to maintain, proper and complete financial and accounting books and records. The Borrower shall maintain or shall cause to be maintained accounts and records as to each Project that are proper, complete, accurate and sufficiently detailed so as to permit the reader thereof to know as of the most recently ended calendar month the status of each Project including payments made and payments owing (and whether or not such payments are past due). The Borrower shall provide the Administrative Agent final copies of all material reports that it provides to the Pledgor’s board of managers in respect of the Borrower (it being understood that the Borrower may withhold any information, including notices, minutes, consents and other materials or any portion thereof, solely to the extent that the Pledgor’s board of managers determines in good faith that there would be (a) a conflict of interest, (b) an adverse effect on the attorney-client privilege, (c) a breach of confidentiality obligations to third parties, (d) a breach of any applicable law, rule or regulation or (e) that are not directly related to the Project Companies, the Projects or the Borrower Entities’ ability to perform their obligations under the Operative Documents.
5.8    Taxes.
(a)    Each Borrower Entity shall file, and shall cause each other Borrower Entity to file, as and when due, all federal, state and other material Tax returns and reports. Each Borrower Entity shall pay when due all federal, state and other material Taxes imposed upon any Borrower Entity or any of its properties or which they are required to withhold and pay over; provided, that no Borrower Entity shall be required to pay any such Tax that is being contested in good faith by proper actions diligently conducted if (i) they have maintained adequate reserves with respect thereto in accordance with GAAP, (ii) enforcement of the contested Tax, assessment or other charge is effectively stayed for the entire duration of such contest; and (iii) any Tax, assessment or other charge determined to be due, together with any interest, additions to Tax or penalties thereon, is paid when due after resolution of such contest by final non-appealable judgment.
(b)    Each Borrower Entity shall remain a U.S. Person.
5.9    Maintenance of Properties. The Borrower shall, and shall cause each applicable Project Company and Intermediate Holdco to, ensure that each Borrower Entity’s material properties and equipment used in each of their business in whomsoever’s possession they may be, are kept in reasonably good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, in each case, to the extent and in the manner customary for companies in similar businesses.
5.10    ERISA. The Borrower shall deliver to the Administrative Agent such certifications or other evidence from time to time prior to the repayment of all Obligations and the termination of all Commitments, as requested by the Administrative Agent in its reasonable discretion from time to time, that (i) no Borrower Entity is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan within the meaning of Section 4975 of the Internal Revenue Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA, (ii) no Borrower Entity is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (iii) assets of the Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.
5.11    Use of Proceeds. The Borrower shall, subject to the terms and conditions of this Agreement, utilize the proceeds of the Loans solely for the purpose of funding the following expenditures:
(a)    transaction costs and expenses in connection with this Agreement;
(b)    to pay a portion of the consideration under any Acquisition Agreement in respect of an Acquired Project;
(c)    for Sponsor Equity; and
(d)    to pay expenses related to the Projects, including, but not limited to, site control, developer fees, contractor fees, interconnection deposits, third party consultants and deposits on equipment; provided that no proceeds used pursuant to this clause (c) shall be paid to any Affiliate of the Borrower.

5.12    Change of State of Organization; Names, Etc. The Borrower shall, and shall cause each applicable Project Company and Intermediate Holdco to, notify the Administrative Agent in writing of any change in such entity’s (a) legal name, (b) identity or type of organization or corporate structure, (c) jurisdiction of organization, or (d) fiscal year, in each case, at least thirty (30) days prior to such change.
5.13    Insurance.
(a)    The Borrower shall cause to be maintained, at its own expense throughout the term of this Agreement, insurance coverage by such insurers and in such forms and amounts and against such risks as are (i) contemplated in the report of the Insurance Consultant or (ii) without duplication, customary, reasonable and prudent in light of the size and nature of the Projects after the A&R Effective Date. The Borrower shall be deemed to have complied with this provision if one of its Affiliates has such policy coverage and, by the terms of any such policies, the coverage afforded thereunder extends to the Borrower and each Project Company and Intermediate Holdco, as applicable.
(b)    Promptly, and in any event within fifteen (15) Business Days after the renewal or issuance of each insurance policy required to be maintained pursuant to this Section 5.13, the Borrower shall deliver to the Administrative Agent certificates of insurance (or such other evidence of insurance reasonably requested by the Administrative Agent in the form of applicable policy forms, exclusions and endorsements applicable only to the subject transaction, or detailed policy summaries) executed by the insurer or its duly authorized representative indicating the types, amounts, deductibles and terms and conditions required herein and that such insurance includes a customary lender’s loss payable endorsement and names the Administrative Agent as additional insured or lender’s loss payee, as applicable, accompanied by a letter from the Borrower’s authorized insurance representative certifying to the Administrative Agent that the insurance policy (or policies) have been placed in accordance with the requirements of this Section 5.13, coverage is in full force and effect and all premiums then due have been paid or are not in arrears. Detailed summaries of any policies or copies of policies required pursuant to this Section 5.13 shall be furnished to the Administrative Agent upon reasonable request (to the extent available at that time).
5.14    Enforcement of Contracts
(a)    The Borrower shall, and shall cause each applicable Project Company to:
(i)    perform and observe all of its respective material covenants and material obligations contained in the Project Company Documents to which such Person is a party; and
(ii)    take such action as it determines in its reasonable commercial judgment to be appropriate to enforce against the relevant counterparty to each Project Company Document to which such Person is a party its material rights and material obligations thereunder and the material covenants thereof in accordance with its terms (and to not exercise any of such rights or obligations in any manner that would reasonably be expected to result in a Material Adverse Effect) (including the use of commercially reasonable efforts to enforce any contractual provision requiring any fee mortgagee to enter into a subordinated non-disturbance agreement for the benefit of the relevant Project Company in accordance with such Project Company’s rights under its Site Control Agreements (other than licenses)).
5.15    Maintenance of Separate Existence. Except as required to comply with the Project Company Documents, the Borrower shall, and shall cause each Borrower Entity to: (a) not commingle its assets with those of any other Person; (b) conduct its own business and hold its assets in its own name; and (c) obtain proper authorization from member(s), officers(s) and manager(s), as required by such Person’s limited liability company agreement (or comparable organizational documents) for all of its limited liability company (or other applicable) actions that require authorizations.
5.16    Government Approvals. The Borrower shall, and shall cause the Project Companies to, obtain all material orders, consents, authorizations, approvals, licenses and validations of, or file recordings, register with, or obtain exemption from, any Governmental Authority required as a condition to the performance of its obligations under any Financing Document, and the Borrower shall, and shall cause the Project Companies to, to maintain all material Applicable Permits required to carry on their respective businesses in accordance with the provisions of the Financing Documents, the Project Company Documents.
5.17    Title. The Borrower shall cause the Project Companies to maintain (a) valid title to, or a valid leasehold, easement or other interest in, the Project Sites; and (b) valid title to, or a valid leasehold, easement or other interest in, all of their other respective properties and assets (other than properties and assets disposed of in the ordinary course of business). Borrower shall cause the Project Companies to provide a copy of an owner’s policy of title insurance, in a form reasonably acceptable to Administrative Agent, to Collateral Agent no later than thirty (30) days after the acquisition of the fee or leasehold interest in a Project Site.
5.18    Indemnification.
(a)    Without duplication of its obligations under Section 2.4(d) or Section 2.6 (and excluding any items or events specifically excluded from the Borrower’s obligations thereunder), the Borrower shall indemnify, defend and hold harmless each Agent and each Lender and in their capacities as such, their respective officers, directors, shareholders, controlling persons, employees and agents (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for:
(i)    any and all claims, obligations, liabilities, losses, damages, injuries (to person, property or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including reasonable attorney’s fees) of whatever kind or nature, demanded, asserted or claimed against any such

Indemnitee in any way relating to, or arising out of or in connection with the Financing Documents, or any Project (collectively, “Claims”);
(ii)    any and all Claims (including Environmental Claims) asserted against any Indemnitee and arising in connection with Environmental Laws or the Release or presence of any Hazardous Substances at or in any way related to any Project Site, Project or Project Company, whether foreseeable or unforeseeable, including all costs of removal, remediation, and disposal of Hazardous Substances; all reasonable costs required by Governmental Authorities or under any Environmental Law or Governmental Rule to be incurred in (A) determining compliance; and (B) causing compliance, with all applicable Legal Requirements; all reasonable costs associated with claims for damages to persons or property or the environment, and reasonable attorneys’ and consultants’ fees and court costs, but excluding any such Claims to the extent such Claims are attributable to willful misconduct or the negligent acts or omissions of the Lenders or their Administrative Agent or arising based on facts that first exist or events that first occur after foreclosure by the Administrative Agent under the Financing Documents; and
(iii)    all liabilities in any way relating to or arising out of or in connection with any Project that arise prior to the date a Loan is borrowed with respect to such Project.
(b)    The foregoing indemnities shall not apply with respect to an Indemnitee or its officers, directors, shareholders, controlling persons, employees, Administrative Agents or servants (collectively, its “Affiliated Indemnitees”), to the extent arising as a result of the gross negligence or willful misconduct of such Indemnitee or its Affiliated Indemnitees as determined by a final non-appealable judgment of a court of competent jurisdiction, but shall continue to apply to other Indemnitees.
(c)    The provisions of this Section 5.19 shall survive the Discharge Date. The provisions of this Section 5.19 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax Claim.
(d)    In case any action, suit or proceeding subject to the indemnity of this Section 5.19 shall be brought against any Indemnitee, such Indemnitee shall notify the Borrower of the commencement thereof, and the Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that the Borrower desires, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by the Borrower. Notwithstanding the foregoing, the Borrower shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a potential or actual conflict of interest between such Indemnitee and the Borrower (unless such conflict of interest is waived in writing by such Indemnitee), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) the Borrower shall pay the reasonable expenses of such Indemnitee in such defense.
(e)    It shall deliver to such Indemnitee a copy of each material document filed or served on any party in such action, suit or proceeding, and each material document which it possesses relating to such action, suit or proceeding.
(f)    Notwithstanding the Borrower’s rights hereunder to control certain actions, suits or proceedings, unless the Borrower has provided Indemnitee such security as is adequate, in such Indemnitee’s reasonable judgment (taking into account the cover available under the insurance maintained by or on behalf of the Borrower), to cover any potential unfavorable determination of any such action, suit or proceeding, any Indemnitee against whom any Claim is made shall be entitled to compromise or settle any such Claim if such Indemnitee determines in its reasonable judgment that failure to compromise or settle such Claim is reasonably likely to have a Material Adverse Effect on such Indemnitee, or such Indemnitee’s interest in the Project. Any such compromise or settlement shall be binding upon the Borrower for purposes of this Section 5.19.
(g)    Upon payment of any Claim by the Borrower pursuant to this Section 5.19, the Borrower, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with it and give such further assurances as are necessary or reasonably advisable to enable it vigorously to pursue such claims.
(h)    Any amounts payable by it pursuant to this Section 5.19 shall be payable on the date such amount is required to be paid by the applicable Indemnitee and in no event later than thirty (30) days after it receives an invoice for such amounts from any applicable Indemnitee. If such amounts are not paid within such thirty (30) day period, then such amounts shall bear interest at the Default Rate.
5.19    Subsidiary Guarantors. The Borrower will, and will cause each Project Company and Intermediate Holdco to, be or become a Subsidiary Guarantor by executing an Accession Agreement (unless waived by the Administrative Agent in its sole discretion) and take such other action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.
5.20    Environmental Matters. The Borrower shall cause the Project to be operated in material compliance with all Environmental Laws and Applicable Permits required pursuant to Environmental Laws, keep all Applicable Permits required under Environmental Laws in effect, handle all Hazardous Substances in material compliance with all applicable Environmental Laws, and promptly, and in any event within ten (10) Business Days after receipt thereof, notify Lenders of any material Environmental Claims.

5.21    Compliance with Anti-Money Laundering Laws; Anti-Corruption Laws; OFAC Laws.
(a)    The Borrower shall, and shall cause the Borrower Entities to, comply at all times with the requirements of all applicable Anti-Money Laundering Laws.
(b)    The Borrower will maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents (to the extent that such directors, officers, employees, and agents are acting on behalf of the Borrower or a Subsidiary) with applicable Sanctions.
(c)    The Borrower shall provide the Administrative Agent (on behalf of the Lenders) with any information regarding the Borrower Entities necessary for the Lenders to comply with all applicable Anti-Money Laundering Laws.
(d)    The Borrower shall, and shall cause the Borrower Entities to, comply at all times with the requirements of all applicable OFAC Laws.
(e)    The Borrower shall not, and shall cause the Borrower Entities not to, conduct business with or engage in any transaction with any Sanctioned Person.
(f)    Upon the Borrower’s knowledge that any Borrower Entity or any Person holding any material legal or beneficial interest therein (whether directly or indirectly) is named on the OFAC SDN List (such occurrence, an “OFAC Violation”), the Borrower shall immediately (i) give written notice to the Administrative Agent of such OFAC Violation, and (ii) comply with all Governmental Rules with respect to such OFAC Violation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Laws, and the Borrower hereby authorizes and consents to the Administrative Agent taking any and all steps the Administrative Agent deems necessary, in its sole discretion, to comply with all Governmental Rules with respect to any such OFAC Violation, including the requirements of the OFAC Laws (including the “freezing” and/or “blocking” of assets and reporting such action to OFAC).
(g)    Upon the Administrative Agent’s request from time to time, the Borrower shall deliver a certification confirming its compliance with the covenants set forth in this Section 5.22.
5.22    Energy Regulatory Matters.
(a)    Prior to the date on which it first delivers or sells electric energy, including test energy from a Project, each Project Company shall file a notice of self-certification of EWG status, which shall be in full force and effect.

(b)    Once obtained and unless exempt, each Project Company shall maintain its status as an EWG.
(c)    Each Project Company shall comply in all material respects with any FERC, NERC, or state utility commission rule, regulation or other requirement applicable to the Project Company or its Project.
5.23    Event of Eminent Domain. If an Event of Eminent Domain shall be threatened in writing or occur in each case with respect to any material portion of the Collateral, the Borrower shall, and shall cause the applicable Project Company or Intermediate Holdco to, diligently pursue all of its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain.
5.24    Real Estate. The Borrower shall, within ten (10) Business Days of such request, deliver the following with respect to each Project Company that holds a fee simple or leasehold estate for the relevant Project Site a copy of all executed, recorded if applicable, and final Project Company Documents with respect to such Project Site, including deeds, owner’s title policies, leases, and easements.
5.25    Lender Calls. The Borrower shall make its senior management available during normal business hours for a teleconference or meeting with the Administrative Agent and the Lenders at least once per calendar month upon at least two (2) Business Days’ request of Lender (which request may be made by electronic calendar appointment) to discuss the status and financial condition of the Borrower, the Project Companies and the Projects.
5.26    Change in Tax Law. Following the occurrence of any Change in Tax Law, (a) upon the request of the Administrative Agent and to the extent permitted under the applicable Organizational Documents, on the corresponding distribution date (or similar date) in which cash is available to be transferred, the Borrower shall cause each Project Company and each Intermediate Holdco to distribute to the Borrower all such cash available for distribution in accordance with the applicable Organizational Documents and (b) the Borrower shall deliver to the Administrative Agent, within five (5) Business Days following such occurrence, an updated Base Sizing Model and Schedule (in form and substance reasonably acceptable to the Administrative Agent) reflecting the effects of such Change in Tax Law.
5.27    Acquisitions. The Borrower and its Affiliates shall, subject to the Concentration Limit, utilize the Commitments to the fullest extent permitted hereunder to pay the applicable portion of the purchase price of each Project acquired by the Borrower or any of its Affiliates.
5.28    Monetization Event. Upon the occurrence of any Monetization Event, to the extent permitted under the applicable organizational documents, the Borrower shall cause the Project Company and any other applicable Borrower Entity subject to such Monetization Event to distribute to the Borrower the Net Cash Proceeds of such Monetization Event.
5.29    ESG & Impact Provisions.
(a)    Annual Impact Survey. The Borrower shall deliver to the Administrative Agent, concurrently with the delivery of financial statements pursuant to Section 5.1(a),

an impact survey in the form of Exhibit H, which includes a set of environmental, social and governance (“ESG”) and impact metrics.
(b)    Information Rights. The Borrower shall provide the Administrative Agent with such information, data and analysis and access to the books and records of the Borrower and the Borrower’s employees, agents and contractors as reasonably requested by the Administrative Agent or any Lender, in such form and manner as reasonably requested by the Administrative Agent or such Lender (e.g., templates, questionnaires, surveys, or other data-collection tools sent to the Borrower by the Administrative Agent or such Lender), for the purposes of enabling the Administrative Agent or such Lender to monitor the ESG performance of the Borrower and meet its internal fund requirements. The Borrower acknowledges that the Administrative Agent and the Lenders may be subject to certain regulatory requirements and reporting obligations (which may change from time to time), including obligations imposed by the Administrative Agent’s or such Lender’s limited partners, and agrees to collaborate with the Administrative Agent or such Lender as reasonably requested to meet such requirements and obligations.
(c)    Controversies. The Borrower shall give written notice to the Administrative Agent, as soon as practicable and in any event no later than three days after becoming aware of any event, incident, controversy or complaint which is or may: (i) be a breach of any of the laws referred to in Section 5.30(d); (ii) have a material adverse impact on the ESG-related performance of the Borrower; and (iii) materially violate good governance practices, in particular with respect to considerations of sound management structures, employee relations, remuneration of staff and tax compliance. For each such event, the Borrower shall provide to the Administrative Agent, on a continuing basis, material information in relation to any corrective action(s) taken, or plans to be taken, to address any such event, incident, controversy or complaint and prevent any future similar event, and keep the Administrative Agent informed of the ongoing corrective action(s) until resolved.
(d)    Compliance with Laws. The Borrower shall, and shall procure that its employees, agents and contractors, ascertain and comply with all applicable laws in relation to: (i) corporate governance and disclosure; (ii) employment and industrial relations; (iii) environment; (iv) anti-bribery and corruption; (v) consumer protection; (vi) anti-trust and competition; (vii) privacy and data protection; (viii) taxation; and (ix) whistleblower protection.
(e)    Prohibitions. The Borrower shall not, and shall procure that its employees, contractors and agents do not: (i) infringe the internationally recognized human rights of any person, including by procuring, suborning or otherwise supporting child labor, modern slavery, forced labor or human trafficking; or (ii) offer, promise or give undue pecuniary or other advantage to public officials.

(f)    ESG Risk Mitigation. The Borrower shall work with the Administrative Agent to develop an action plan within a reasonable amount of time after the A&R Effective Date in order to mitigate any identified ESG risks.
5.30    Post-Closing Obligations. The Borrower shall deliver to the Administrative Agent each item specified below within the period specified with respect to each such item (or such later time as Administrative Agent (acting at the direction of the Required Lenders) may agree), in each case, in form and substance satisfactory to the Required Lenders:
(a)    KYC; W-9s. Within 30 days following the A&R Effective Date, delivery of all documentation and information requested by the Lenders that are necessary for the Lenders to identify each Borrower Entity in accordance with the requirements of the Patriot Act, together with a Beneficial Ownership Certification (if applicable) and executed originals of IRS Form W-9 (or applicable successor form) certifying that each Borrower Entity is exempt from U.S. federal backup withholding tax.
(b)    Account Control Agreement. Within 30 days following the A&R Effective Date, delivery of (i) an executed Account Control Agreement in respect of the Collateral Accounts and (ii) a customary legal opinion from counsel to the Borrower, addressing the enforceability of the Account Control Agreement and the perfection of the security interest of the Administrative Agent (for the benefit of the Lenders) in the rights of Borrower in the Collateral Account as security for the Loans.
(c)    Insurance. Within 5 Business Days following the A&R Effective Date, delivery of evidence reasonably satisfactory to Administrative Agent of the inclusion of the Borrower Entities in Sponsor’s insurance policies.
ARTICLE 6
NEGATIVE COVENANTS
So long as any Commitments are available or any Obligations are outstanding, each of the Pledgor and the Borrower covenants and agrees, and agrees to cause each of their respective Subsidiaries, to comply with the provisions of this Article 6:
6.1    Business Activities; Subsidiaries. None of the Borrower Entities shall change the nature of its business or expand its respective business beyond the business conducted on the date hereof and contemplated in the Operative Documents as in effect on the date hereof. Neither the Borrower shall, nor shall any Borrower Entity, convey or otherwise dispose of any Collateral or interests therein, other than as permitted under this Agreement, or establish, acquire or otherwise permit to exist any Subsidiaries other than, in the case of the Borrower and each Intermediate Holdco, a Project Company or Intermediate Holdco.
6.2    Sales, Liens, Etc. Except as permitted under this Agreement, none of the Borrower Entities shall sell, assign (by operation of law or otherwise) or otherwise Dispose of, or create or suffer to exist any Lien upon or with respect to any Collateral (other than inventory, damaged, obsolete or worn out assets and scrap, in each case disposed of in the ordinary course of business) or any Project Site; provided that notwithstanding anything to the contrary herein, this Section 6.2 shall not prohibit any Lien that constitutes a Permitted Lien.
6.3    Indebtedness. None of the Borrower Entities shall incur, create, assume, or permit to exist any Indebtedness, except for Permitted Debt.
6.4    Loans and Advances. None of the Borrower Entities shall make or permit any loans or advances to any Person.
6.5    Dividends, Etc. None of the Borrower Entities shall, directly or indirectly, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any interest in such Borrower Entity, or purchase, redeem or otherwise acquire for value any interest in such Borrower Entity or any rights or options to acquire any such interest, except for (i) Permitted Tax Distributions and, (ii) with respect to the Borrower, any portion of Net Cash Proceeds of any Monetization Event remaining after making the prepayments and fulfilling the reserve requirements required by this Agreement in respect thereof; provided that any Borrower Entity that is owned directly or indirectly by the Borrower shall only make any such distributions to the Borrower (which may be made by way of distributions on account of Equity Interests to other Borrower Entities wholly-owned directly or indirectly by the Borrower), and Borrower or such Borrower entity may (if and to the extent permitted under Article 7) make distributions to its direct or indirect owner with net proceeds of operating revenue available for distributions; provided, further, that no such dividend payments or other distributions (including Permitted Tax Distributions and otherwise distributable Net Cash Proceeds of any Monetization Event) shall be permitted (i) if an Event of Default is then existing or would result therefrom, or (ii) until the Deferred Payment Amount has been paid in full.
6.6    Mergers, Etc. Except with the written consent of the Administrative Agent, none of the Borrower Entities shall merge or consolidate with or into, or convey, transfer, lease, liquidate or dissolve, divide its existence as a Delaware limited liability company or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person); provided that the Administrative Agent shall not unreasonably withhold, deny or delay its consent with respect to the acquisition of an Acquired Project.
6.7    Investments. None of the Borrower Entities shall make any investment of capital in any Person other than a Project Company or any Intermediate Holdco either by purchase of stock or securities, contributions to capital, property transfer or otherwise or acquire or agree to acquire by any manner any business of any Person other than a Project Company or Intermediate Holdco.
6.8    Change in Organizational Documents. None of the Borrower Entities shall amend, modify, or otherwise change, any of the terms or provisions in its organizational documents as in effect on the date hereof in any manner that is materially adverse to the Lenders without the consent of the Administrative Agent.
6.9    Transactions With Affiliates. None of the Borrower Entities shall enter into, or be a party to any transaction with any of its Affiliates, except (a) the transactions contemplated by the Financing Documents or the Project Company Documents, (b) arrangements entered into with Affiliates of the Borrower Entities pursuant to which such Affiliate provides (i) engineering, procurement and construction services, (ii) management services or (iii) project administration services, in each case under clauses (b)(i)-(iii) above, to a Project Company or Intermediate Holdco pursuant to an agreement that has been approved by Administrative Agent in writing, such approval not to be unreasonably withheld, delayed or conditioned and (c) any other arms’-length transactions (including the lease of office space or computer equipment or software by a Borrower Entity from an Affiliate and the sharing of employees and employee resources and benefits) (i) in the ordinary course of business or as otherwise permitted hereunder and (ii) pursuant to the reasonable requirements and purposes of such Borrower Entity’s business, upon terms (and, to the extent material, pursuant to written agreements) that are no more favorable to the counterparty Affiliate than would be obtainable in an arms’ length transaction.
6.10    Sale and Lease-Back Transactions. No Borrower Entity shall enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
6.11    Project Company Documents.
(a)     The Borrower shall not, and shall not permit any of its Subsidiaries to, do any act under the Project Company Documents to which it is a party, or omit or refrain (to the extent possible by utilizing commercially reasonably efforts and as permitted by the Project Company Documents) from any act under the Project Company Documents to which it is a party, where such act done or permitted to be done, or such omission of or refraining from action, could reasonably be expected to have a Material Adverse Effect; provided that, the Borrower and its Subsidiaries shall not be required to do any such act, or omit or refrain from any such act if doing so could reasonably likely result in a default or event of default under such Project Company Documents.
(b)    The Borrower will not, and will not permit any of its Subsidiaries to, (i) terminate, amend, modify or supplement any provision of any Project Company Documents to which it is a party in any material respect other than (A) any amendment, modification or supplement that the Borrower reasonably deems is necessary for the relevant Project and such amendment, modification or supplement will not materially and adversely affect the financial economics of such Project as determined by the Borrower in good faith, (B) any other amendment, modification or supplement that are favorable to the Project Company, as applicable, or (C) any such termination, amendment, modification or supplement that is in the best interest of the Borrower and is not reasonably expected to result in a Material Adverse Effect, as reasonably determined by the Borrower, or (ii) waive any material default under, or material breach of, or material provision of or the performance of a material obligation by any other Person under, any Project Company Documents to which it is a party, unless such waiver is in the best interest of the Borrower and is not reasonably expected to result in a Material Adverse Effect, as reasonably determined by the Borrower.

6.12    Regulations. No Borrower Entity, Intermediate Holdco or Project Company shall directly or indirectly apply any part of the proceeds of any Loan to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.
6.13    Partnerships. None of the Borrower Entities shall become a general or limited partner in any partnership, a joint venturer in any joint venture or a member in any non-wholly owned limited liability company or other entity or otherwise form, acquire or permit to exist any non-wholly owned Subsidiaries (except, in the case of the Borrower and Pledgor, such Person may be the member (directly or indirectly) of the Project Companies and the Intermediate Holdcos, and in the case of any Intermediate Holdco, such Person may be the sole member (directly or indirectly), or owner (directly or indirectly) of the “Class B” Equity Interests in the case of any tax equity partnership or preferred equity partnership relating to a Project Company), of any other Intermediate Holdco or Project Company.
6.14    Equity Interests. Except with respect to a Project Company or Intermediate Holdco in connection with a tax equity transaction that constitutes a Senior Financing, none of the Borrower Entities shall issue any Equity Interests.
6.15    Environmental Matters. The Borrower shall not allow any Intermediate Holdcos, any Project Companies or any Projects, to Release into the environment any Hazardous Substances or engage in any other action or omission in material violation of any Environmental Law or Applicable Permits required pursuant to Environmental Laws.
6.16    Anti-Money Laundering Laws; Anti-Corruption and Bribery Laws; OFAC Laws.
(a)    The Borrower will not knowingly use any part of the proceeds of the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the UK Bribery Act or the FCPA.
(b)    The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, that at the time of such funding, is a Sanctioned Person or in any country or territory, that, at the time of such funding, is a Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Lender, underwriter, advisor, investor, or otherwise).
6.17    Prohibited Foreign Entity; Effective Control. No Borrower Entity shall become a “specified foreign entity” (as defined in Section 7701(a)(51)(B) of the Code) or a “foreign-influenced entity” (as defined in Section 7701(a)(51)(D) of the Code). No Borrower Entity will make a payment in the taxable year prior to the taxable year for which the ITC for a Project is claimed to a “specified foreign entity” (as defined in Section 7701(a)(51)(B) of the Code) pursuant to a contract, agreement, or other arrangement related to such Project which entitles specified foreign entity to exercise effective control over such Project within the meaning of Section 7701(a)(51)(D)(ii) of the Code.
ARTICLE 7
APPLICATION OF FUNDS
7.1    Establishment of Collateral Accounts
(a)    On or prior to the A&R Effective Date, the Borrower shall cause to be established at the Depositary the Disbursement Account, the Loss Proceeds Account, the Proceeds Account, the Monetization Event Account and the ITC Reserve Account. Each Collateral Account shall be a “securities account” within the meaning of Section 8-501 of the Uniform Commercial Code in effect in the State of New York. In accordance with the terms of the Collateral Documents, Borrower has pledged, assigned and transferred to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and has granted to the Collateral Agent for the equal and ratable benefit of the Secured Parties a first-priority lien on and security interest in, all of its right, title and interest in, to and under the Collateral Accounts, subject to Permitted Liens. Borrower hereby irrevocably confirms the authority of the Collateral Agent and the Administrative Agent, during the existence of an Event of Default, to instruct the Depositary to deposit into and remit funds from such Collateral Accounts in accordance with the terms and conditions of this Agreement and the other Financing Documents. The Secured Parties and the Borrower acknowledge and agree that neither the Collateral Agent nor the Administrative Agent shall be required to instruct the Depositary to transfer, withdraw or otherwise deal with any funds on deposit or credited to any of the Collateral Accounts except upon written instructions (to be provided in the form prescribed for the applicable purpose in the Financing Documents, such as a Withdrawal Certificate) to do so from the Required Lenders, and, if expressly so provided herein, the Borrower.
7.2    Disbursement Account
(a)    Borrower has established with the Depositary an account entitled the “Disbursement Account” with account number to be promptly provided to the Collateral Agent (the “Disbursement Account”). All Loan Proceeds, and any amounts withdrawn from the other Collateral Accounts and transferred to the Disbursement Account pursuant to Section 7.4(a)(iv) or 7.5(a)(v) shall be deposited into the Disbursement Account. Provided that no Event of Default has occurred and is continuing, the funds on deposit in the Disbursement Account shall be withdrawn and disbursed at the direction of the Borrower, as follows:
(i)    in accordance with Section 5.11, to such payees or accounts and at such times as directed by the Borrower pursuant to a Withdrawal Certificate (or if a Notice of Exclusive Control is in effect, as directed by the Collateral Agent);

(ii)    solely with respect to amounts transferred to the Disbursement Account from the Monetization Event Account pursuant to Section 7.5(a)(v) for dividends or distributions permitted under Section 6.5; and
(iii)    for Permitted Tax Distributions permitted under Section 6.5.
7.3    Loss Proceeds Accounts
(a)    Borrower has established with the Depositary an account entitled the “Loss Proceeds Account” with account number to be promptly provided to the Collateral Agent (the “Loss Proceeds Account”). All Loss Proceeds, to the extent received by the Borrower or by the Collateral Agent (as loss payee) in connection with any Project, shall be deposited into the Loss Proceeds Account. The funds on deposit in the Loss Proceeds Account shall be withdrawn and disbursed at the direction of the Borrower as follows:
(i)    with respect to Loss Proceeds paid in respect of any loss, other than a single loss in an amount in excess of one million five hundred thousand Dollars ($1,500,000), for application (in accordance with Section 2.1(f)(iii)(B)) as directed by the Borrower in a Withdrawal Certificate (or, if a Notice of Exclusive Control is then in effect, the Collateral Agent), to such payees or accounts and at such times as directed by the Borrower pursuant to a Withdrawal Certificate (or if a Notice of Exclusive Control is in effect, as directed by the Collateral Agent) for the payment of the costs of repair or restoration of the portion of the Project lost or damaged or replacement of equipment for the Project lost or damaged; provided, that any Loss Proceeds not so applied within one hundred and twenty (120) days after receipt thereof (or at such earlier date required by Section 2.1(f)(iii)(B)(2) or the provisos thereto) shall be subject to the terms of Section 7.3(a)(ii);
(ii)    with respect to Loss Proceeds not otherwise applied in accordance with Section 7.3(a)(i), or after the time periods set forth therein have expired, promptly to the Administrative Agent as directed by the Borrower pursuant to a Withdrawal Certificate (or if a Notice of Exclusive Control is in effect, as directed by the Collateral Agent) for ratable application as a mandatory prepayment of the applicable Loan in accordance with Section 2.1(f)(iii)(B).
7.4    Proceeds Account
(a)    Borrower has established with the Depositary an account entitled the “Proceeds Account” with account number to be promptly provided to the Collateral Agent (the “Proceeds Account”). All proceeds of capital contributions and, except to the extent contemplated to be deposited in another Collateral Account pursuant to the terms of this Agreement (including Loan proceeds and Monetization Event proceeds), all other amounts received by the Borrower, any Intermediate Holdco or any Project Company

(including any unidentified amounts) shall be deposited into the Proceeds Account. The funds on deposit in the Proceeds Account shall be withdrawn and paid, to the following payees or accounts, as applied in the following order of priority as directed by the Borrower in a Withdrawal Certificate (or if a Notice of Exclusive Control is in effect, the Collateral Agent):
(i)    first, to the Administrative Agent, for the account of each Secured Party, an amount equal to all fees, costs, expenses, and indemnification payments due and payable to each such Secured Party;
(ii)    second, to the Administrative Agent, for the account of each Lender, for the payment of amounts due and payable to the Lenders with respect to accrued interest on all outstanding Loans due and payable hereunder;
(iii)    third, except as set forth in Section 7.4(a)(iv) below,
(A)    to such payees or accounts and at such times as directed by the Borrower pursuant to a Withdrawal Certificate (or if a Notice of Exclusive Control is in effect, as directed by the Collateral Agent) for the payment of Project Costs to the extent funds on deposit in the Disbursement Account are not sufficient for payment of such Project Costs; and
(B)    to the Administrative Agent as directed by the Borrower pursuant to a Withdrawal Certificate (or if a Notice of Exclusive Control is in effect, as directed by the Collateral Agent) for ratable application to (x) any then-required mandatory prepayment of the Loans pursuant to Section 2.1(f)(iii) or (y) the voluntary prepayment of the Loans pursuant to Section 2.1(f)(ii); and
(iv)    with respect to any unidentified amounts deposited, to such other Collateral Accounts (for application as contemplated in connection therewith), if applicable, and at such times as directed by the Borrower pursuant to a Withdrawal Certificate (or if a Notice of Exclusive Control is in effect, as directed by the Collateral Agent).
7.5    Monetization Event Account
(a)    Borrower has established with the Depositary an account entitled the “Monetization Event Account” with account number to be promptly provided to the Collateral Agent (the “Monetization Event Account”). All Net Cash Proceeds, shall be deposited into the Monetization Event Account. The funds on deposit in the Monetization Event Account shall be withdrawn and disbursed, on the date on which a mandatory prepayment is required pursuant to Section 2.1(f)(iii)(A) with respect thereto and, in any case, no later than the next Interest Payment Date applicable to the Loans the principal of which is being repaid pursuant to Section 7.5(a)(iii) below, to the following payees or accounts, as applied in the following order of priority as directed by the Borrower in a Withdrawal Certificate (or if a Notice of Exclusive Control is in effect, the Collateral Agent):
(i)    first, ratably to the Depositary and each Agent, an amount equal to all fees, costs, expenses, and indemnification payments due and payable under this Agreement and the other Financing Documents to the Depositary and each Agent (for application thereto);
(ii)    second, to the Administrative Agent:
(A)    for the account of each Secured Party, an amount equal to all fees, costs, expenses, and indemnification payments due and payable to each such Secured Party; and
(B)    ratably for the account of each Secured Party holding Loans, the principal of which is being repaid pursuant to Section 7.5(a)(iii) below, all interest accrued with respect to such Loans;
(iii)    third, to the Administrative Agent ratably for the account of each Lender holding Loans relating to the relevant Project, such amount required to be prepaid pursuant to Section 2.1(f)(iii)(A);
(iv)    fourth, to the ITC Reserve Account, such amount then required to fill the ITC Reserve Account to the ITC Minimum Reserve;
(v)    fifth, to the extent that (A) any Net Cash Proceeds remain on deposit in the Monetization Event Account after making the transfers described in subsections (i) through (iv) above, and (B) after giving effect to such transfers, the amount on deposit in the Monetization Event Account will be greater than the Reserve Amount, to the Disbursement Account in an amount not exceeding such excess, as notified to the Administrative Agent (with a copy to the Collateral Agent) by the Borrower in a Withdrawal Certificate.
7.6    ITC Reserve Account
(a)    If the ITC Minimum Reserve is greater than $0, Borrower has established with the Depositary an account entitled the “ITC Reserve Account” with account number to be promptly provided to the Collateral Agent (the “ITC Reserve Account”). At any time that the amount on deposit in the ITC Reserve Account is less than the ITC Minimum Reserve, the Borrower shall cause 100% of the proceeds received by the Borrower in respect of the Existing Projects (as defined in the Original Financing

Agreement) (subject to, commencing upon occurrence of a Monetization Event for the Existing Project (but not including any proceeds of such Monetization Event, which shall first be deposited in accordance with Section 7.5(a), except to the extent transferred to this ITC Reserve Account pursuant to Section 7.5(a)(iv))), to be deposited into the ITC Reserve Account.
(b)    If the amount on deposit in the ITC Reserve Account exceeds the ITC Minimum Reserve, and no Default or Event of Default shall have occurred and be continuing, such excess may be withdrawn and disbursed to the following payees or accounts, as applied in the following order of priority as directed by the Borrower in a Withdrawal Certificate (or if a Notice of Exclusive Control is in effect, the Collateral Agent):
(i)    first, to the Monetization Event Account an amount sufficient to cause the amount on deposit in the Monetization Event Account to equal the Reserve Amount;
(ii)    second, to the extent that (A) any amount remains on deposit in the ITC Reserve Account after making the transfers described in subsection (i) above, and (B) after giving effect to such transfer, the amount on deposit in the ITC Reserve Account will be greater than the ITC Minimum Reserve, to the Disbursement Account in an amount not exceeding such excess, as notified to the Administrative Agent (with a copy to the Collateral Agent) by the Borrower in a Withdrawal Certificate.
7.7    Interest in Collateral Accounts
(a)    In accordance with the terms of the Collateral Documents, the Borrower has pledged, assigned and transferred to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and has granted to the Collateral Agent for the equal and ratable benefit of the Secured Parties a lien on and security interest in, all of such Borrower’s right, title and interest in, to and under the applicable Collateral Accounts. Until the Discharge Date, each Borrower hereby irrevocably confirms the authority of the Administrative Agent and the Collateral Agent to (and directs and authorizes the Administrative Agent and the Collateral Agent (each at the written direction of the Required Lenders) to) instruct the Depositary to deposit into and remit funds from such Collateral Accounts in which it has an interest in accordance with the terms and conditions of this Agreement and the Collateral Documents. The Borrower shall not have any rights or powers with respect to any Collateral Account except as expressly provided herein and in the Account Control Agreements and to have funds on deposit therein applied in accordance with this Agreement and the Account Control Agreements. The Collateral Agent and the Depositary are hereby authorized to reduce to cash any Permitted Investment (without regard to maturity) in order to make any application required by any Section of this ARTICLE 7 or otherwise pursuant to the Financing

Documents. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have all rights and powers with respect to the applicable Collateral Accounts as it has with respect to any other Collateral and may apply funds on deposit in such Collateral Accounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to the Agents, the Depositary or the Secured Parties with respect to the applicable Loans and the other Obligations in such order as the Required Lenders may elect in their sole discretion.
7.8    Event of Default
(a)    Notwithstanding any provision of this Agreement to the contrary, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent (acting at the written direction of the Required Lenders) shall have the right to instruct the Depositary (i) not to release, withdraw, distribute, transfer or otherwise make available any funds in or from any of the Collateral Accounts except to the Collateral Agent and (ii) to take such action or refrain from taking such action as the Collateral Agent specifies.
(b)    Upon the receipt of notice of occurrence of any Event of Default from the Administrative Agent (acting at the written direction of the Required Lenders), the Depositary shall, upon request from the Administrative Agent or the Collateral Agent (in each case, acting at the written direction of the Required Lenders), render an accounting to the Administrative Agent, the Collateral Agent and each Borrower of all monies in the Collateral Accounts as of the date of such Event of Default (such accounting may be satisfied by delivery to the Administrative Agent and each Borrower of the most recently available bank statements for such Collateral Accounts, including any electronically available statements). Each Agent (acting at the written direction of the Required Lenders) shall have the right to exercise such remedies as are then available to it under the Financing Documents and any applicable law.
(c)    Disbursement to the Borrower. Upon the occurrence of the Discharge Date, the Collateral Agent (at the written direction of the Required Lenders) shall instruct the Depositary to disburse or cause to be disbursed any amounts on deposit in the Collateral Accounts to the Borrower or any other Person lawfully entitled thereto.
ARTICLE 8
EVENTS OF DEFAULT; REMEDIES
8.1    Events of Default. The occurrence of any of the following events shall, except as otherwise provided in Section 8.2, constitute an event of default (but, with respect to any Project or Project Company, only to the extent Loans have been funded and remain outstanding in respect thereof) (individually, an “Event of Default,” and, collectively, the “Events of Default”) hereunder:

(a)    Failure to Make Payments. The Borrower shall fail to pay, in accordance with the terms of this Agreement, (i) any principal with respect to any Loan when such sum is due (including, but not limited to, mandatory prepayments payable hereunder); (ii) any interest on any Loan within three (3) days after the date that such sum is due (including, but not limited to, prepayments payable hereunder); or (iii) any other fee, cost, charge or other sum due under this Agreement or any other Financing Document within ten (10) days after the date the Borrower receives written notice that such sum is due.
(b)    Judgments. There shall remain in force, undischarged, unsatisfied, and unstayed for more than thirty (30) consecutive days any final non-appealable judgment against one or more Borrower Entities (i) in excess of $250,000 (other than a judgment which is fully covered by insurance, bond or other security satisfactory to the Administrative Agent) or (ii) that would reasonably be expected to materially impair the use of any Project for the purpose for which such Project was intended.
(c)    Misstatements. Any (i) representation or warranty made by any Borrower Entity in the Financing Documents, or any financial statement furnished pursuant thereto, or (ii) certificate or any financial statement made or prepared by, under the control of or on behalf of such Borrower Entity and furnished to the Administrative Agent or any Lender pursuant to this Agreement or any other Financing Document shall prove to have been untrue or misleading in any material respect as of the date made and such misstatement shall continue unremedied for a period of thirty (30) days after the earlier of (a) written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender or (b) the date upon the Borrower’s knowledge of such failure; provided, further, that no Event of Default shall occur if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect and the Borrower corrects such misstatement by delivering a written correction of such misstatement to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, within thirty (30) days of the Borrower’s Knowledge of such misstatement.
(d)    Cross-Defaults. Any Borrower Entity shall fail to (i) make any payment beyond the applicable grace period with respect thereto, if any, in respect of any Material Indebtedness or any Senior Financing Documents or (ii) observe or perform any other agreement or condition relating to any Material Indebtedness or a Senior Financing, or any other event occurs, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or a Senior Financing (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness or a Senior Financing to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such

Material Indebtedness or a Senior Financing to be made, prior to its stated maturity, except to the extent and for so long as such holder, trustee or agent have waived such default or are forbearing exercise of remedies (provided the immediately foregoing exception shall not apply if the default could reasonably be expected to result in a Material Adverse Effect).
(e)    Bankruptcy; Insolvency. A Bankruptcy Event shall have occurred with respect to any Borrower Entity.
(f)    ERISA. The occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect on the Borrower.
(g)    Breach of Terms of this Agreement.
(i)    Failure to perform or observe any of the covenants set forth in Section 5.6 (as to the existence of any Borrower Entity), Section 5.11, Section 5.12, Section 5.30(b) or Article 6.
(ii)    Failure to perform or observe any of the covenants set forth in Sections 5.1(a) or 5.26, and such failure shall continue unremedied for a period of fourteen (14) days.
(iii)    Failure to perform or observe any other covenant to be performed or observed hereunder or under any Financing Document and not otherwise specifically provided for elsewhere in this Article 8, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of: (A) the date written notice of such failure shall have been given to the Borrower by any Secured Party or (B) the date the Borrower becomes aware of such failure provided, however, that upon notice from the Borrower to the Administrative Agent, such cure period shall be extended to such longer period of time as is reasonably necessary to effect a cure so long as (x) such default could reasonably be expected to be susceptible of a cure after the already expired thirty (30)-day cure period and (y) the Borrower, is diligently proceeding to cure such default; provided further that such extended cure period shall not exceed sixty (60) days in the aggregate.
(h)    Breach of Project Documents.
(i)    A Borrower Entity is in material breach or default in respect of any Project Company Document and the counterparty thereof has a present right to cease material performance of its obligations thereunder or terminate such Project Company Document and the relevant Borrower Entity shall have failed to cure or obtain a waiver in respect thereof prior to the earlier of (A) the thirtieth (30th) day following such breach or default and (B) the expiration of any available cure period thereunder; provided, however, that upon notice from the Borrower to the Administrative Agent, such cure period shall be extended to such longer period of time as is reasonably necessary to effect a cure so long as (x) such default could reasonably be expected to be susceptible of a cure after the already expired thirty (30)-day cure period and (y) the Borrower, is diligently proceeding to cure such default; provided further that such extended cure period shall not exceed sixty (60) days in the aggregate.
(ii)    Any Project Company Document shall (except in accordance with its terms), in whole or in part, cease to be in full force and effect and (A) such cessation causes a Material Adverse Effect or (B) such Project Company Document is not replaced to the reasonable satisfaction of the Administrative Agent with a replacement Project Company Document which is not materially less favorable to the applicable Borrower Entity, taken as a whole, than the Project Company Document that has ceased to be in full force and effect, within sixty (60) days after such Project Company Document has ceased to be in full force and effect.
(i)    Security. Any of the Collateral Documents, once executed and delivered, shall, except as the result solely of the acts or omissions of the Administrative Agent or the Lenders, fail to provide the Lenders, a first-priority perfected security interest in the Collateral (subject to Permitted Liens), security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby or cease to be in full force and effect, or the validity thereof or the applicability thereof to the Loans, the Notes or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of the Borrower Entities, the Intermediate Holdcos, the Project Companies or any other party thereto.
(j)    Loss of Collateral; Interruption of Construction.
(i)    Any portion of any Borrower Entity’s Collateral (or its property), in each case material to the Project, is seized or appropriated without fair value being paid therefor such as to allow replacement of such property and/or prepayment in full of the Obligations owed and then outstanding and to allow Borrower in the judgment of the Administrative Agent to continue satisfying its obligations hereunder and under the other Operative Documents.
(ii)    All or a material portion of the assets or operations of any Project that has achieved COD is destroyed, or suffers an actual or constructive loss or material damage and thereafter such Project ceases to operate for a period beyond the later of (A) thirty (30) days after the receipt of Loss Proceeds or (B) ninety (90) days after the Event of Loss unless restoration or repair shall have been approved by the Required Lenders. For the avoidance of doubt, any restoration or repair that is required to be undertaken pursuant to applicable Senior Financing

Documents shall be deemed approved by the Required Lenders for purposes of this clause (ii).
(iii)    Construction work on any Project by any EPC Contractor shall cease for a period of more than forty-five (45) consecutive days for any reason (which period (i) shall be measured from the first occurrence of a work stoppage and continuing until work of a substantial nature is resumed and thereafter diligently continued, and (ii) shall not include (A) delays caused by any event of force majeure under any EPC Contract, (B) any scheduled intervals during which subcontractors of the EPC Contractor are not scheduled to be working, and (C) re-sequencing or re-scheduling of subcontractors, trades or construction tasks and such cessation of construction work could reasonably be expected to delay the occurrence of COD.
(k)    Change of Control. A Change of Control shall have occurred.
(l)    Energy Regulation. Any Borrower Entity take or cause to be taken, or fail to take or cause to be taken, any action that could reasonably be expected to result in any Project Company losing its EWG status; provided, however, that an event described in this Section 8.1(l) shall not constitute an Event of Default where (A) (i) such event results solely from a change to FERC’s regulations under the FPA or PUHCA and does not result in a Material Adverse Effect, and (ii) the Project Company has promptly complied with such change to FERC’s implementation of the FPA or PUHCA so that the Project Company is in compliance with Sections 4.1(q) and 5.23 hereof, or (B) such event could not reasonably be expected to have a Material Adverse Effect.
(m)    Applicable Permits. Any Applicable Permit of a Project shall expire, shall be materially adversely modified without the consent of the Administrative Agent, or shall be revoked or cancelled by the issuing agency or other Governmental Authority having jurisdiction if such event would reasonably be expected to have a Material Adverse Effect on the Borrower Entities or any Project, in each case, unless such Applicable Permit shall have been replaced by the Borrower with an analogous or substitute Applicable Permit within sixty (60) days thereafter.
(n)    Termination of any Financing Document. Any Financing Document shall cease to be in full force and effect prior to its stated termination date (other than in accordance with the terms thereof).
(o)    Environmental Liability. The incurrence of any liability under any applicable Environmental Law which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Lenders, Borrower or any Project, in each case, if such liability shall continue unremedied for a period of thirty (30) days after receipt of notice, or actual knowledge, thereof by any Borrower Entity, Intermediate Holdco or Project Company or, if such liability cannot reasonably be remedied within such thirty (30) day period but is capable of being remedied without the occurrence of a Material Adverse Effect up to 120 days, as may be required for such remedy, as long as each such Borrower Entity or Project Company, as applicable, is using diligent efforts to remedy such liability after receipt of notice, or actual knowledge thereof.
(p)    Material Adverse Effect. A Material Adverse Effect shall have occurred.
8.2    Remedies. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, and at the election of the Required Lenders shall, after giving notice to the Borrower, exercise any or all of the following rights and remedies (without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived), in any combination or order that the Administrative Agent or the Required Lenders may elect, in addition to such other rights or remedies as the Lenders may have hereunder, under the Consent to Assignment, under the Collateral Documents or at law or in equity, including the making of a demand for payment of credit support under any Project Company Document:
(a)    No Further Loans. Terminate the Commitments, refuse, and the Lenders shall not be obligated, to make any additional Loans or make any payments from any Collateral Account or any Loss Proceeds or other funds held by the Administrative Agent under the Financing Documents or on behalf of the Borrower.
(b)    Cure by Administrative Agent. Without any obligation to do so, make disbursements or Loans to or on behalf of the Borrower to cure any Event of Default hereunder and to cure any default and render any performance required of the Borrower, the Intermediate Holdcos or the Project Companies under any Project Company Documents to which any of them is a party as the Required Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Lenders’ interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate) shall be repaid by the Borrower to the Administrative Agent on demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate Commitments available hereunder.
(c)    Acceleration. Declare and make all sums of accrued and outstanding principal of the Loans and accrued but unpaid interest remaining under this Agreement together with all unpaid fees, costs, charges, amounts and all other Obligations due hereunder or under any other Financing Document, immediately due and payable, provided that in the event of an Event of Default occurring under Section 8.1(e) all such amounts shall become immediately due and payable and the Commitments shall be canceled in full automatically and without further act of the Administrative Agent, any Lender or any other Person.

(d)    Cash Collateral. Apply or execute upon any moneys of Borrower on deposit with any Secured Party in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral.
(e)    Foreclosure with respect to Equity Interest. Initiate foreclosure proceedings with respect to (i) the Pledgor’s ownership interests in the Borrower and (ii) the Borrower’s Equity Interests in each Project Company and Intermediate Holdco in which it has a security interest, in each case in the manner provided in the UCC and other relevant statutes and decisions thereunder with respect to such Collateral.
(f)    Remedies Under Financing Documents. Exercise any and all rights and remedies available at law or in equity and available to it under any of the Financing Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.
ARTICLE 9
AGENT; SUBSTITUTION
9.1    Appointment, Powers and Immunities; Force Majeure.
(a)    Appointment of Administrative Agent. Each Lender hereby appoints and authorizes the Administrative Agent and each Secured Party (other than the Collateral Agent) hereby appoints and authorizes the Collateral Agent (for purposes of this Article 8, “Administrative Agent” shall include both the Administrative Agent and the Collateral Agent) to act as its agent hereunder and under the other Financing Documents with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Financing Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Financing Document, and shall not be a trustee for, or fiduciary of, any Lender, the Borrower or Secured Party. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Financing Documents or any Legal Requirement or exposes the Administrative Agent to any liability. Each of the Administrative Agent, the Lenders and any of their respective Affiliates shall not be responsible to any other Lender for any recitals, statements, representations or warranties made by the Borrower or any Affiliate of the Borrower contained in this Agreement or any other Financing Document or in any certificate or other document referred to or provided for in, or received by the Administrative Agent, or any Lender under this Agreement or any other Financing Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes, any other Financing Document or any other document referred to or provided for herein or for any failure by the Borrower Entities, any Affiliate of the Borrower, any Lender or any other Agent to perform their respective obligations hereunder or thereunder. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any other Person, including, without limitation, the Borrower or any of its Affiliates. Under no circumstances shall the Administrative Agent have any liability to the Borrower or any of its Affiliates arising out of or related to any act or omission of any Lender.
(b)    Powers and Immunities of Administrative Agent. The Administrative Agent and its respective directors, officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Financing Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form and substance satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender or the Borrower for any statements, warranties or representations made in or in connection with any Operative Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any party thereto or to inspect the property (including the books and records) of the Borrower or any other Person; and (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto or thereto. Except as otherwise provided under this Agreement, the Administrative Agent shall take such action with respect to the Financing Documents as shall be directed by the Required Lenders and shall be fully protected in so acting. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.
(c)    Additional Powers and Immunities of Agents. The Agent shall not have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Agreement or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing any security interest, the maintenance of any such recording or filing or to any re-recording or re-filing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to any of the Collateral, (ii) the acquisition or maintenance of any insurance with respect to the Collateral or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of any of the Collateral. The Collateral Agent shall not be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The permissive rights of a Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, the Collateral Agent shall not be liable other than for its gross negligence or willful misconduct. Notwithstanding anything to the contrary herein, the Collateral Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to any funds held pursuant to this Agreement or any income earned thereon, except for the delivery and filing of tax information reporting forms required to be delivered and filed with the IRS or as otherwise required by Governmental Rule. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Collateral Agent is in doubt as to the action to be taken hereunder, the Collateral Agent may, at its option, after sending written notice of the same to the other Agent and the Borrower, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction or (b) receives a written instruction, executed by the other Agent or by the Required Lenders, in a form reasonably acceptable to the Collateral Agent. The Collateral Agent will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Collateral Agent may file an interpleader action in a state or federal court, and upon the filing thereof, the Collateral Agent will be relieved of all liability and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. Neither the Collateral Agent nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of any other party to the Financing Documents, or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Collateral Agent may assume performance by all such Persons of their respective obligations. The Collateral Agent shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person. The Collateral Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than the Financing Documents to which it is a party, whether or not an original or a copy of such agreement has been provided to the Collateral Agent. The execution or taking of any action by the Collateral Agent in the presence or at the written request of the Administrative Agent shall be conclusive evidence of the authorization of the Administrative Agent to the Collateral Agent to take such action. None of the provisions of this Agreement, any other Financing Document or any other related document shall require any Agent to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. The Collateral Agent shall not have any obligation to invest and reinvest any cash held in any account held hereunder in the absence of a timely and specific written investment direction pursuant to the terms of this Agreement. In no event shall the Collateral Agent be liable for the selection of investments or for investment losses incurred thereon. The Collateral Agent shall not have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of another party to timely provide a written investment direction pursuant to the terms of this Agreement.
(d)    Force Majeure. In no event shall any Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond such Agent’s control, including a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), epidemics, pandemics, civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other similar wire or communication facility.
9.2    Reliance by Agents. Each Agent shall be entitled to conclusively rely upon any certificate, notice or other document (including any e-mail, cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any other matters not expressly provided for by this Agreement, no Agent shall be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon written instructions of the Required Lenders (except that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement, any other Financing Document or any Legal Requirement) and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Financing Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Except as expressly provided herein or in any other Financing Document, the Collateral Agent shall be entitled to refrain from any act or the taking of any act (including the failure to take an action) in connection herewith or any of the other Financing Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder (including, without limitation, any release of Collateral) unless and until the Collateral Agent shall have received written instructions in respect thereof from the Administrative Agent or the Required Lenders and, upon receipt of such instructions from the Administrative Agent or the Required Lenders, the Collateral Agent shall be entitled to act or (where so expressly instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. None of the Administrative Agent, the Lenders or the Borrower (or any of their respective Affiliates) shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so expressly instructed) refraining from acting hereunder or any of the other Financing Documents in accordance with the instructions of the Administrative Agent or the Required Lenders.
9.3    Non-Reliance. Each Lender represents that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and the Project and decision to enter into this Agreement and agrees that it will, independently and without reliance upon any Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. None of the Agents or any Lender shall be required to keep informed as to the performance or observance by the Borrower Entities or any Affiliate of the Borrower under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of the Borrower Entities or any Affiliates of the Borrower.
9.4    Defaults. The Administrative Agent (acting in its capacity as the Administrative Agent and not in any other capacity) shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received a written notice from a Lender or the Borrower, referring to this Agreement, describing such Default or Event of Default and indicating that such notice is a “notice of default.” The Collateral Agent (acting in its capacity as the Collateral Agent and not in any other capacity) shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent has received a written notice from the Administrative Agent (delivered in accordance with Section 11.1) referring to this Agreement, describing such Default or Event of Default and indicating that such notice is a “notice of default.” If any Agent receives such a notice of the occurrence of a Default or Event of Default, such Agent shall deliver a copy thereof to the Lenders. Such Agent shall take such action with respect to such Default or Event of Default as is provided in Article 8 or if not provided for in Article 8, as such Agent shall be reasonably directed in writing by the Required Lenders; provided, however, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.
9.5    Indemnification. Without limiting the obligations (including, but not limited to, the Obligations) of the Borrower hereunder, each Lender agrees to indemnify each of the Agents ratably in accordance with its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such

Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise solely from such Person’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Agents shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that such Agent is not reimbursed promptly for such expenses by the Borrower. The provisions of this Section 9.5 shall survive the termination of this Agreement or any related agreement or the earlier of the resignation or removal of any Agent.
9.6    Successor Agents. Each Agent acknowledges that its current intention is to remain the Administrative Agent, or the Collateral Agent, as applicable, hereunder. Nevertheless, such Agent may resign at any time by giving prior written notice thereof to the Lenders and the Borrower, such resignation to be effective only upon the acceptance of the appointment of a successor for such Agent. Furthermore, with the consent of the Borrower (such consent not to be unreasonably withheld), each Agent may assign its duties and rights as Administrative Agent or Collateral Agent, as applicable, to any Affiliate of such Agent, satisfying the requirements set forth below upon sixty (60) days prior written notice to the Lenders and the Borrower. Upon the occurrence of such assignment, all rights and obligations of the then-current Administrative Agent as the Administrative Agent, or of the then-current Collateral Agent as the Collateral Agent, as applicable, under the Financing Documents shall be transferred to such assignee, and the parties hereto shall execute in conjunction therewith assignment documentation and such other documentation as shall be necessary or desirable to preserve the transactions contemplated hereby and to preserve the Agents’ respective security interests in the Collateral, all as shall be reasonably satisfactory to such assignee. Each Agent may be removed involuntarily only for a material breach of its duties and obligations hereunder or under the other Financing Documents or for gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction in connection with the performance of its duties hereunder or under the other Financing Documents and then only upon the affirmative vote of the Required Lenders (excluding the relevant Agent from such vote and such Agent’s Proportionate Share of the Loans and from the amounts used to determine the portion of the Loans necessary to constitute the required Proportionate Share of the remaining Lenders). Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (unless an Event of Default shall have occurred and be continuing), which consent shall not be unreasonably withheld, conditioned or delayed, and which consent shall be provided with respect to at least one of the Lenders. If no such successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Lenders’ removal of the retiring Administrative Agent, the retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, which (a) shall be a Lender, (or any entity directly owned by a parent entity of a Lender), if any Lender (or such Lender Affiliate) shall be willing to serve, and (b) otherwise shall be a financial institution having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000) and acceptable to the Required Lenders and (unless an Event of Default shall have occurred and be continuing) reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as applicable, under the Financing Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Administrative Agent or the Collateral Agent, as applicable, under the Financing Documents. After any retiring Agent’s resignation or removal hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent, as applicable, under the Operative Documents. The fees payable by the Borrower to any successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. Any entity into which any Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which an Agent shall be a party, or any entity succeeding to all or substantially all of the business of any Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
9.7    Authorization.
(a)     The Administrative Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Financing Documents to which the Administrative Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Administrative Agent contained in the Financing Documents.
(b)     The Collateral Agent is hereby authorized by the Secured Parties (other than the Collateral Agent and the Depositary) to execute, deliver and perform each of the Financing Documents to which the Collateral Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Collateral Agent contained in the Financing Documents.
9.8    Other Rights and Powers of Administrative Agent. With respect to the Loans made by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under the Operative Documents as any other Lender and may exercise the same as though it were not the Administrative Agent. The term “Lender”, or “Lenders”, shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity as a Lender. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower or any other Person, without any duty to account therefor to the Lenders.
9.9    Amendments. Subject to the provisions of this Section 9.9, this Agreement or any other Financing Documents shall not be amended, supplemented or modified, and any provision hereof or thereof shall not be waived without the prior written consent of the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders or, where a provision expressly requires consent from the Administrative Agent or the Collateral Agent, signed by such Person); provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:
(a)    Extend the Maturity Date, the maturity of any of the Notes or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest due on any Loan or any Notes; or
(b)    Modify Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 5.1, Section 5.12, or Section 6.5; or
(c)    Reduce the amount or extend the payment date for any amount due under Article 2; or
(d)    Increase the amount of the Loans of any Lender hereunder; or
(e)    Reduce or change the time or amount of payment of any fee due or payable hereunder or under any Financing Document; or
(f)    Reduce the percentage specified in the definition of Required Lenders; or
(g)    Permit the Borrower to assign its rights under this Agreement, except as provided in Section 11.17; or
(h)    Amend this Section 9.9; or
(i)    Amend or change the definition of “Concentration Limit”, “Project”, “Monetization Event” or any defined terms used in such definitions (to the extent such other defined terms are amended in a manner that causes a substantive modification to the meaning of the above-listed definitions in a manner that is materially adverse to the Lenders); provided, however, that, for the avoidance of doubt, the foregoing shall not limit the ability of the Required Lenders to approve the matters expressly designated to the Required Lenders set forth in such definitions (with the understanding that any such waivers by the Required Lenders shall be narrowly defined and limited in scope and shall not apply on a permanent basis or otherwise functionally amend the specific criteria set forth in such definitions); or

(j)    Release all, substantially all or any material portion of the Collateral from the Lien of the Collateral Documents or release any guarantees or undertakings under any of the Financing Documents or allow release of any funds from any Collateral Account other than in accordance with the terms hereof and thereof.
Notwithstanding anything to the contrary in this Section 9.9, no amendment or waiver of any provision of this Agreement or any other Financing Document relating to or affecting the rights or duties of any Agent shall be effective without the written consent of such Agent in addition to the Borrower and the Lenders required above.
Notwithstanding anything to the contrary in this Section 9.9, upon the occurrence of a Senior Financing Event in respect of any Project Company or Project and compliance with any covenants associated with such Senior Financing Event under this Agreement, including the making of any mandatory prepayment required in connection with such Senior Financing Event, such Project Company and related Collateral, and any such Intermediate Holdco that solely owns (directly or indirectly) the Equity Interests in such Project Company and is expressly prohibited by the terms of such applicable Senior Financing Documents from being subject to the Lien of the Collateral Documents, shall be released from the Lien of the Collateral Documents, and the relevant Project Company and each relevant Intermediate Holdco shall be released from any guarantees and undertakings hereunder and under other Financing Documents. The Collateral Documents shall cease to apply with respect to such Project Company and each such Intermediate Holdco automatically and without further action by any party hereto or thereto, and, without limiting the foregoing, upon the written request of the Borrower in connection with any such Senior Financing Event, the Administrative Agent shall, and shall instruct the Collateral Agent to, execute and deliver to the Borrower a Release Confirmation in connection therewith and execute and deliver such other instruments and make such filings and recordings as may be necessary to evidence such release (including any such written confirmations or evidence as may be reasonably required by the agents or lenders to under the applicable Senior Financing Documents). Upon the occurrence of a Senior Financing Event, the Borrower shall supplement or amend the schedules and exhibits to this Agreement for matters that relate solely to the Project being released upon the occurrence of such Senior Financing Event. Upon or after any Borrower Entity’s entry into a Tax Credit Transfer Agreement, so long as such Tax Credit Transfer Agreement is not entered into in connection with or following such Borrower Entity’s entry into a Construction/Term Financing (as defined in Schedule IC) or Back Leverage Financing (as defined in Schedule IC), the Agents will, if requested in writing by the Tax Credit Transferee pursuant to such Tax Credit Transfer Agreement, negotiate in good faith and enter into a forbearance agreement, in customary form and reasonably acceptable to the Required Lenders, including with the intent to mitigate any risk of a recapture of such ITCs adversely affecting such Tax Credit Transferee.
9.10    Withholding Tax.

(a)    If the forms or other documentation required by Section 2.4(e) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.
(b)    If the IRS or any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify promptly the Administrative Agent and/or the Borrower Entities, as applicable, fully for all amounts paid, directly or indirectly, by such Person as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses.
(c)    If any Lender grants participations in or otherwise transfers its rights under this Agreement, the participant shall comply and be bound by the terms of Section 2.4(d), Section 2.4(e), Section 2.7 and this Section 9.10 as though it were such Lender. Such participant shall represent that on the date it acquires the participation and on each date of Advance, it is not, to its actual knowledge, a “specified foreign entity” within the meaning of Section 7701(a)(51)(B) of the Code; provided, further that if published guidance from the United States Treasury states that debt issued for purposes of Section 7701(a)(51)(D)(i)(I)(dd) of the Code applies only with respect to the original issuance of such debt, then the restriction set forth in this proviso shall no longer be required.
9.11    General Provisions as to Payments. The Administrative Agent shall promptly distribute to each Lender its pro rata share of each payment of principal and interest payable to the Lenders on the Loans and of fees hereunder received by the Administrative Agent for the account of the Lenders and of any other amounts owing under the Loans. The payments made for the account of each Lender shall be made, and distributed to it, for the account of its Lending Office.
9.12    Substitution of Lender. Should any Lender become a Defaulting Lender or fail to make a Loan, or provide the forms or other documentation required by Section 2.4(e) in violation of its obligations under this Agreement, or be unable to make Loans due to an event occurring under Section 2.6(a) or be unable to make Loans due to an event occurring under Section 2.6(b), or claim Indemnified Taxes under Section 2.4(d) or increased costs under Section 2.6(b) or Section 2.6(c) (a “Substitutable Lender”), the Administrative Agent shall (a) in its sole discretion fund the Loan on behalf of the Substitutable Lender or (b) cooperate with the Borrower or any other Lender to find another Person that shall be an Eligible Assignee acceptable to the Administrative Agent and that shall be willing to assume the Substitutable Lender’s obligations under this Agreement (including the obligation to make the Loan which the Substitutable Lender failed to make but without assuming any liability for damages for failing to have made such

Loan or any previously required Loan). Subject to the provisions of the next following sentence, such Person shall be substituted for the Substitutable Lender hereunder upon (1) execution and delivery to the Administrative Agent of an agreement acceptable to the Administrative Agent by such Person assuming the Substitutable Lender’s obligations under this Agreement, (2) acknowledgment that all interest and fees which would otherwise have been payable to the Substitutable Lender shall thereafter be payable to such Person, and (3) delivery of a representation that on the date the Eligible Assignee assumes the Substitutable Lender’s obligations, such Eligible Assignee is not, to its actual knowledge, a “specified foreign entity” within the meaning of Section 7701(a)(51)(B) of the Code; provided, further that if published guidance from the United States Treasury states that debt issued for purposes of Section 7701(a)(51)(D)(i)(I)(dd) of the Code applies only with respect to the original issuance of such debt, then the restriction set forth in this proviso shall no longer be required. Nothing in (and no action taken pursuant to) this Section 9.12 shall relieve the Substitutable Lender from any liability it might have to the Borrower or to the other Lenders as a result of its failure to make such Loan.
9.13    Participations. Nothing herein provided shall prevent any Lender from selling a participation in its Loans without the prior written consent of the Borrower; provided that (a) no such sale of a participation shall (i) alter such Lender’s obligations hereunder or (ii) cause an increase in any expense or cost (including Indemnified Taxes) to the Borrower including pursuant to Section 2.4 or Section 2.6 or otherwise under this Agreement (other than any such increase that results from a change in law that occurs after the participant acquired the applicable participation), (b) the recipient of such participation is a regulated financial institution and (c) any agreement pursuant to which any Lender may grant a participation in its rights with respect to its Loans shall provide that, with respect to such Loans, such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the obligations of the Borrower relating to such Loans, including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document and the right to take action to have the Notes declared due and payable pursuant to Article 8. No recipient of a participation in any Loans of any Lender shall have any rights under this Agreement, including direct rights against the Borrower Entities nor rights to any remedies hereunder and shall not be considered for any purpose to be party to this Agreement. In no event shall the Borrower Entities be responsible for any costs or expenses of any counsel engaged by a recipient of a participation in any Loans of a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each recipient of a participation and the principal amounts (and stated interest) of each such recipient’s interest in the Loans or other obligations under the Financing Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any recipient of a participation or any information relating to such recipient’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5 of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
9.14    Assignments. Notwithstanding anything else herein to the contrary, any Lender may from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of a portion of its Loans made hereunder (including the Lender’s interest in this Agreement and the other Financing Documents) to any Eligible Assignee provided that, so long as no Default or Event of Default exists, such assignment shall require the prior written consent of Borrower, which consent shall not be unreasonably withheld and; provided further that (i) there shall be no assignment of less than One Million Dollars ($1,000,000) (or any lower amount if it represents the remainder of such Lender’s Loans); (ii) there shall be no partial assignments that leaves the assigning Lender with Loans of less than One Million Dollars ($1,000,000) after giving effect to such partial assignment; (iii) no Lender (including any assignee of any Lender) may assign any portion of its Loans to a new lender if such assignment would, or is reasonably foreseeable to result in increased costs, indemnity obligations or expenses assessed to the Borrower in excess of those which could be made by the assigning Lender were it not to make such assignment; and (iv) the assignee, if not a Lender, shall have delivered to the Administrative Agent documentation and other written information requested by the Administrative Agent pursuant to the Patriot Act (including the “know your customer” and similar regulations thereunder). For the avoidance of doubt, each of the conditions in clauses (ii), (iii) and (iv) above shall apply to assignments by a Lender to an Affiliate of such Lender. In the event of any such assignment, (a) the assigning Lender’s Proportionate Share shall be reduced by the amount of the Proportionate Share assigned to the new lender; (b) the parties to such assignment shall execute and deliver to the Administrative Agent an appropriate assignment and assumption agreement (in the form reasonably satisfactory to the Administrative Agent) evidencing such sale, assignment, transfer or other disposition together with a processing and recordation fee of $3,500; and (c) at the assigning Lender’s option, the Borrower shall execute and deliver to such new lender a new Note in the form attached hereto as Exhibit A-1 or A-2, as the case may be, in a principal amount equal to its Proportionate Share of the Loans being assigned, and the Borrower shall execute and exchange with the assigning Lender a replacement note for any Note in an amount equal to the Proportionate Share of the Loans retained by the Lender, if any. Thereafter, such new lender shall be deemed to be a Lender and shall have all of the rights and duties of a Lender (except as otherwise provided in this Article 8), in accordance with its Proportionate Share, under each of the Financing Documents.
The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a copy of each assignment and acceptance agreement referred to in clause (b) above delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, each Lender and the Administrative Agent shall treat each Person whose name is recorded in the Register as a Lender and the owner of its portion of the Loans for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, at any reasonable time during normal business hours and from time to time, upon reasonable prior written notice to the Administrative Agent.
9.15    Laws. Notwithstanding the foregoing provisions of this Article 8, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Financing Documents shall be allowed if it would require registration under the Securities Act of 1933, as amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction.
9.16    Assignability to Federal Reserve Bank. Notwithstanding any other provision contained in this Agreement or any other Financing Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.
9.17    Response to the Borrower Requests. The Administrative Agent and each Lender shall endeavor to act as diligently as practicable in the review of documents, the making of determinations or the consideration of requests for consents, approvals, waivers, or amendments required to be reviewed, made, or considered by the Administrative Agent or the Lenders, as the case may be, as contemplated by and in accordance with the provisions of this Agreement and the other Operative Documents. The Borrower shall provide the Administrative Agent with reasonable advance written notice of the expected occurrence of any such requirements and, at the reasonable request of the Borrower and to the extent required by this Agreement, the Administrative Agent shall so advise the Lenders and the Collateral Agent, as necessary. The Borrower shall provide such documents and information to any Lender (through the Administrative Agent) as the Administrative Agent may reasonably consider necessary or advisable and shall otherwise cooperate with the Administrative Agent and the Lenders to permit the Agents and the Lenders effectively to review such documents, make such determinations or consider such requests for consents, approvals, waivers, or amendments.
9.18    Administrative Agent Delivery to Lenders. The Administrative Agent hereby agrees to deliver promptly to each Lender copies of all documents, reports, notices, and other information (other than documents, reports, notices and information relating solely to the Administrative Agent in its capacity as the Administrative Agent) delivered to the Administrative Agent by the Borrower pursuant to this Agreement and the other Financing Documents.
9.19    Exercise of Discretion.
(a)

The Administrative Agent shall only take discretionary action or exercise discretionary at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that the Administrative Agent shall not be required to take any action that may expose the Administrative Agent to liability or that is contrary to any Financing Document or Governmental Rule, including any action that may be in violation of the automatic stay under any Bankruptcy Event. Notwithstanding anything else to the contrary herein, whenever reference is made in any Financing Document to any approval, election, action, consent, designation, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion to be made (or not to be made) by the Administrative Agent, it is understood that in all cases the Administrative Agent shall be fully justified in failing or refusing to take any such action if it shall not have received such written instruction, advice or concurrence of the Required Lenders (or such other percentage of Lenders as may be expressly required for such matter).
(b)    Notwithstanding anything else to the contrary herein or in any other Financing Documents, whenever reference is made in this Agreement and the other Financing Documents to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement and any other Financing Documents if it shall not have received such written instruction, advice or concurrence of the Administrative Agent (acting in accordance with this Agreement and the other Financing Documents) as it deems appropriate. This clause (b) is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
9.20    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Lender, any other Secured Party, or any Person who has received funds on behalf of a Lender or any other Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.20. and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent ) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to same day funds at the greater of the Federal Funds Rate and a rate determined by in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this (b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this (b) any effect on a Payment Recipient’s obligations pursuant to (a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Collateral Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Financing Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Financing Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Borrower Entity; provided that this Section 9.20 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including payments made by any third party and the application of proceeds from the exercise of remedies under any Financing Document), the Borrower for the purpose of making a payment on with respect to the Obligations.
(e)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 9.20 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document.
ARTICLE 10
INDEPENDENT CONSULTANTS
10.1    Removal and Fees. The Administrative Agent (acting upon the instruction of the Required Lenders) may from time to time appoint one or more Independent Consultant for such limited purposes as the Administrative Agent shall reasonably require, provided that so long as no Event of Default shall have occurred and be continuing, such Independent Consultant, the scope of each of their responsibilities and their individual compensation shall be reasonably acceptable to the Borrower. The Administrative Agent and Required Lenders, in their reasonable discretion, may remove from time to time, any Independent Consultant and appoint a replacement reasonably acceptable to the Borrower. Notice of any replacement Independent Consultant, shall be given by the Administrative Agent to the Borrower, the Lenders and to such Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original Independent Consultants or a replacement thereof) shall be paid by the Borrower; provided, however, that unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall request that the Independent Consultants provide the Borrower with its proposed scope of work prior to the commencement of its work and proposed budget therefor, and the Administrative Agent shall consult with the Borrower with regard to the matters contained therein.
10.2    Duties. Each Independent Consultant shall be contractually obligated to the Administrative Agent to carry out the activities required of it in this Agreement and as otherwise requested by the Administrative Agent and shall be responsible solely to the Administrative Agent. The Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant, respectively, in the due performance in good faith of its duties to the Administrative Agent hereunder, except to the extent arising from the Independent Consultant’s (as applicable) gross negligence or willful misconduct.
10.3    Independent Consultant’s Certificates. The Borrower shall provide such documents and information to any Independent Consultant as such Independent Consultant may reasonably consider necessary in order for such Independent Consultant to deliver such information, certifications, and reports as the Administrative Agent may reasonably require from time to time.

10.4    Certification of Dates. The Administrative Agent shall request that the Independent Consultants act diligently in the issuance of all certificates and reports required to be delivered by any such Independent Consultant hereunder, if their issuance is appropriate. The Borrower shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events that would require certificates of any Independent Consultant hereunder.
ARTICLE 11
MISCELLANEOUS
11.1    Addresses.
(a)    Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

To the Borrower:
DEVELOPMENT VAULT, LLC
c/o Energy Vault, Inc.
4165 East Thousand Oaks Blvd., Suite 100,
Westlake Village, CA 91362
Attention: General Counsel
Email: [***]

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
845 Texas Avenue
Houston, TX 77002
Attention: Caitlin Lawrence
Email: [***]

To the Administrative Agent or Collateral Agent: S2G BUILDERS SPECIAL OPPORTUNITIES FUND I, LP 210 N. Carpenter St., Suite 800 Chicago, IL 60607 Email: [***]
To the Lenders: At such address number as set forth in Schedule 2.7(b) or as each Lender may provide in writing to the Borrower and the Administrative Agent.
Subject to Section 11.1(b) below, all notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given: (a) if delivered in person; (b) if sent by a nationally recognized overnight delivery service; (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested; or (d) if sent by direct written electronic means with a confirmation of receipt. Subject to Section 11.1(b) below, notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, subject to Section 11.1(b) below, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of thirty (30) days’ written notice to the other parties in the manner set forth hereinabove.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes,  notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and  notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
11.2    Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from Lenders by the Borrower and any securities or other property of the Borrower in the possession of the Administrative Agent may at all times be treated as collateral security for the payment of the Loans and the Notes and all other obligations of the Borrower to the Lenders under this Agreement and the other Financing Documents, and the Borrower’s entire right, title and interest in such deposits and other property have been pledged and assigned as collateral security to the Lenders pursuant to the Collateral Documents. Regardless of the adequacy of any other collateral, the Administrative Agent and only the Administrative Agent, may execute or realize on the Lenders’ security interest in any such deposits or other sums credited by or due from the Lenders to the Borrower, and may apply any such deposits or other sums to or set them off against the Borrower’s obligations to Lenders under the Notes and this Agreement at any time after the occurrence and during the continuance of any Event of Default.
11.3    Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to the Administrative Agent or the Lenders upon the occurrence of any Default or Event of Default or any breach or default of the Borrower under this Agreement or any other Financing Document shall impair any such right, power or remedy of the Administrative Agent or the Lenders, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Default or other breach or default be deemed a waiver of any other Event of Default, Default or other breach or default theretofore or thereafter occurring. Any waiver, indulgence, permit, consent or approval of any kind or character on the part of the Administrative Agent and/or the Lenders of any Event of Default, Default or other breach or default under this Agreement or any other Financing Document, or any waiver on the part of the Administrative Agent and/or the Lenders of any provision or condition of this Agreement or any other Financing Document, must be in a writing expressly referencing this Agreement and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to the Administrative Agent and the Lenders, shall be cumulative and not exclusive.
11.4    Costs, Expenses and Attorneys’ Fees; Syndication.
(a)    The Borrower shall, upon the execution of this Agreement and regardless of whether any Borrowing Date occurs, pay to each Agent all of its reasonable costs and expenses in connection with the preparation, negotiation, closing and costs of administering this Agreement and the other Financing Documents contemplated hereby, including the reasonable documented fees, expenses and disbursements of Orrick, Herrington & Sutcliffe LLP and any other attorneys retained by the Agents in connection with conducting due diligence with respect to the Projects, the Project Companies, Intermediate Holdcos, Pledgor and Borrower, the preparation of the Financing Documents and any amendments hereof or thereof, or the negotiation, closing and administration of this Agreement and the other Financing Documents after the A&R Effective Date, and the reasonable documented fees, expenses and disbursements of the Independent Engineer incurred in connection with this Agreement, Financing Documents or the Loans including the reasonable documented travel and out-of-pocket costs and expenses of such Persons. The Borrower shall reimburse the Agents and the Lenders for all costs and expenses, including all reasonable attorneys’ fees, expended or incurred by the Agents and/or any Lender in enforcing this Agreement or the other Financing Documents in connection with a Default or Event of Default, in actions for declaratory relief in any way related to this Agreement, in collecting any sum which becomes due the Agents and/or any Lender on the Notes or under the Financing Documents, or in connection with the participation by the Agents, any Lender and/or the Independent Engineer in any arbitration proceedings under any Project Company

Documents; provided, however, that the Borrower shall not be responsible for the payment of any fees, costs, or other liabilities arising out of any dispute between or among the Administrative Agent, the Lenders and their respective Affiliates to the extent that such dispute does not arise out of any alleged failure of the Borrower or the Pledgor to perform their respective obligations under the Financing Documents.
11.5    Attorney In Fact.
(a)    For the purpose of allowing the Administrative Agent to exercise its rights and remedies provided in Article 7 following the occurrence and during the continuation of an Event of Default, the Borrower hereby constitutes and appoints the Administrative Agent its true and lawful attorney-in-fact, with full power of substitution, with respect to the Collateral, and hereby empowers such attorney or attorneys as follows:
(i)    To pay, settle or compromise all bills and claims which may be or become Liens or security interests against the Projects or the Collateral, or any part thereof, unless a bond or other security satisfactory to the Administrative Agent has been provided;
(ii)    To execute applications and certificates in the name of the Borrower which reasonably may be required by the Financing Documents or any other agreement or instrument executed by or on behalf of the Borrower in connection with the Collateral;
(iii)    To prosecute and defend all actions or proceedings in connection with any or all the Collateral or any part thereof and to take such action and require such performance as such attorney reasonably deems necessary under any performance and payment bond and the Financing Documents;
(iv)    To do any and every act which the Borrower might do on their behalf with respect to the Collateral or any part thereof and to exercise any or all of their rights and remedies under any or all of the Project Company Documents; and
(v)    To use any funds contained in any Collateral Account, to pay interest and principal on the Loans as accrued from time to time.
(b)    This power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable.
11.6    Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this

Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement and the other Financing Documents may only be amended or modified by an instrument in writing signed by the Borrower, the Administrative Agent and any other parties to be charged (to the extent party thereto) and in accordance with the terms of this Agreement.
11.7    Governing Law. THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
11.8    Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.
11.9    Headings. Paragraph headings and a table of contents have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
11.10    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by the Borrower to the Administrative Agent, and (unless otherwise indicated) all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.
11.11    Additional Financing. The parties hereto acknowledge that the Lenders have made no agreement or commitment to provide any financing except as set forth herein.
11.12    No Partnership, Competitors. The Administrative Agent, the Lenders and the Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Financing Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture, or co-ownership by or between or among the Administrative Agent, the Lenders and the Borrower or any other Person. Neither the Administrative Agent nor the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of the Borrower or any other Person with respect to the Projects or otherwise. All obligations to pay real property or other similar taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Projects and to perform all obligations under other agreements and contracts relating to the Projects shall be the sole responsibility of the Borrower. The Borrower hereby agrees and acknowledges that the Lenders and their Affiliates invest in numerous companies, some of which may be deemed competitive with the Borrower’s business. The Borrower hereby agrees that, to the extent permitted under applicable law, the Lenders and their Affiliates shall not be liable to the Borrower for any claim arising out of, or based upon, the investment by any Lender or any Affiliate of a Lender in any entity competitive with the

Borrower; provided that the foregoing shall not relieve any Lender from liability associated with the unauthorized disclosure of the Borrower’s confidential information in violation of Section 11.18. No Lender will be deemed a competitor of the Borrower solely by reason of such Lenders’ (or its Affiliate’s) investment in another company or entity that is a competitor of the Borrower.
11.13    Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
11.14    Waiver of Jury Trial. THE AGENTS, THE LENDERS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENTS, THE LENDERS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS TO ENTER INTO THIS AGREEMENT.
11.15    Consent to Jurisdiction. The Administrative Agent, the Lenders and the Borrower agree that any legal action or proceeding by or against the Borrower or with respect to or arising out of this Agreement, the Notes or any other Financing Document may be brought in or removed to the courts of the State of New York or of the United States of America for the Southern District of New York, in each case sitting in New York City, as the Administrative Agent may elect. By execution and delivery of the Agreement, the Administrative Agent, the Lenders, and the Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Administrative Agent, the Lenders and the Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Administrative Agent, the Lenders or the Borrower, as the case may be, at their respective addresses for notices as specified herein and that such service shall be effective five (5) Business Days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of the Administrative Agent or any Lender to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of any deed of trust. The Administrative Agent, the Lenders and the Borrower further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of the Borrower based upon the assertion that the rate of interest charged by the Administrative Agent or the Lenders on or under this Agreement, the Loans and/or the other Financing Documents is usurious. The Administrative Agent, the Lenders and the Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with the applicable Solar Assets, this Agreement or any other Financing Document brought before the foregoing courts on the basis of forum non conveniens.
11.16    Usury. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender. Notwithstanding Section 9.9(j), in the event that the Administrative Agent determines that the ability of the Secured Parties to realize upon the Obligations has been reduced due to any guarantee of, or security interest securing, the Obligations, the Administrative Agent may release or direct the Collateral Agent to release, such guarantee or security interest.
11.17    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Administrative Agent and the Lenders.
11.18    Confidentiality. The Administrative Agent and the Lenders agree to use commercially reasonable efforts to maintain the confidential nature of, and shall not use or disclose the Borrower’s financial information or confidential information identified in writing by the Borrower as such without first obtaining the Borrower’s prior written consent; provided, that nothing in this Section 11.18 shall require the Administrative Agent or any Lender to obtain any consent of the Borrower in connection with (and the Borrower hereby authorizes the Administrative Agent and each Lender to freely disclose any financial information or confidential information with respect to the Borrower, the Projects, any Project Company Documents or any Financing Document or the parties thereto without any consent of the Borrower, to the extent otherwise required, in connection with): (a) exercising any of their respective rights under the Financing Documents, including those exercisable upon the occurrence of an Event of Default; (b) providing information about the Borrower, the Projects, any Project Company Documents or any Financing Document or the parties thereto to any other Lender or prospective Lender or any Person acquiring, or potentially acquiring, any interest of the Lenders under this Agreement and any such Person’s directors, officers, employees, agents and consultants in connection with their credit evaluation of the Borrower or otherwise (if, in the case of any such Person potentially acquiring such an interest from any Lender, such Person agrees to be bound by the terms of a confidentiality agreement substantially similar to this Section 11.18); (c) any situation in which the Administrative Agent or any Lender (i) is required by law or (ii) required by any Governmental Authority to disclose information (provided that, in each instance under clauses (i) and (ii) above, such Person uses reasonable efforts to maintain confidentiality of the information disclosed); (d) providing information to counsel to the Administrative Agent or any Lender in connection with the transactions contemplated by any of the Financing Documents (if such Lender informs such counsel of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (e) providing information to independent auditors or other expert consultants retained by the Administrative Agent or any Lenders (if such Lender informs such auditors or consultants of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (f) any information that is in or becomes part of the public domain otherwise than through a wrongful act of the Administrative Agent or any Lender or any employees or agents thereof; (g) any information that is in the possession of the Administrative Agent or any Lender prior to receipt thereof from the Borrower or any other Person known to the Administrative Agent or the Lenders to be acting on behalf of the Borrower; (h) any information that is independently developed by the Administrative Agent or any Lender; and (i) any information that is disclosed to the Administrative Agent or any Lender by a third party that has no obligation of confidentiality with respect to the information disclosed. Notwithstanding the foregoing, the parties hereto and their officers, directors, employees and agents are authorized to disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of this transaction (as defined in Treasury Regulation Section 1.6011-4) and all materials of any kind which are related to such tax structure and tax treatment.
11.19    Counterparts
(a)     This Agreement may be executed in one or more duplicate counterparts and by facsimile and when signed by all of the parties listed below shall constitute a single binding agreement.
(b)     Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Financing Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Governmental Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
11.21    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Borrower Entity that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Borrower Entity, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Financing Document or any documents related hereto or thereto).
11.22    Acknowledgement Regarding Any Supported QFCs. To the extent that the Financing Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer

Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
11.23    Patriot Act Notification. Each Lender subject to the Patriot Act hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it may be required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
11.24    Platform. The Borrower and each Lender agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent have any liability to the Borrower or the other Borrower Entities, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Borrower Entity’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower Entity pursuant to any Financing Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender by means of electronic communications pursuant to this Section 11.24, including through the Platform.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

DEVELOPMENT VAULT, LLC, as the Borrower
By: /s/ Cory Magnuson
Name: Cory Magnuson
Title: Executive Vice President
[Goshe – Signature Page to Amended and Restated Financing Agreement]

S2G BUILDERS SPECIAL OPPORTUNITIES FUND I, LP,
as the Administrative Agent for the Lenders and Collateral Agent for the Secured Parties
By: S2G Investments, LLC, its investment manager
By: /s/ Sanjeev Krishnan
Name: Sanjeev Krishnan
Title: Authorized Signatory

S2G BUILDERS SPECIAL OPPORTUNITIES FUND I, LP, as a Lender By: S2G Investments, LLC, its investment manager By: /s/ Sanjeev Krishnan Name: Sanjeev Krishnan Title: Authorized Signatory

[Goshe – Signature Page to Amended and Restated Financing Agreement]